Exhibit 2.1

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take, you are recommended to seek your own professional advice immediately from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser who, if you are in the United Kingdom, should be authorised under the Financial Services and Markets Act 2000 (as amended), or from another appropriately authorised independent financial adviser if you are in a territory outside the United Kingdom.

If you have sold or otherwise transferred all your GAN UK Shares, please forward this document together with the accompanying documents (but excluding any personalised Forms of Proxy) at once to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for delivery to the purchaser or transferee. These documents should not however be forwarded or transmitted in or into any jurisdiction in which such act would constitute a violation of the relevant laws in such jurisdiction. If you have sold or transferred only part of your holding of GAN UK Shares, please retain these documents and consult the bank, stockbroker or other agent through whom the sale or transfer was effected.

The release, publication or distribution of this document and the accompanying documents in or into jurisdictions other than the United Kingdom and Bermuda may be restricted by the laws of those jurisdictions and therefore persons receiving this document and the accompanying documents should inform themselves about, and observe, any such restrictions. Any failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

No GAN Bermuda Shares have been marketed to, nor are any GAN Bermuda Shares available for purchase by, the public in the United Kingdom, Bermuda or elsewhere in connection with the Scheme the cancellation of the GAN UK Shares from admission to trading on AIM and the introduction of the GAN Bermuda Shares to Nasdaq. This document does not constitute an invitation or offer to sell or exchange, or the solicitation of an invitation or offer to buy or exchange, any security or to become a member of GAN Bermuda. None of the securities referred to in this document shall be sold, issued, exchanged or transferred in any jurisdiction in contravention of any applicable law.

GAN PLC

(Incorporated in England and Wales under the Companies Act 1985 with registered number 03883658)

Notice of Court Meeting and General Meeting

and

Recommended proposals for the introduction of a new parent company by means of a scheme of arrangement under sections 895 to 899 of the Companies Act 2006

and

Cancellation of shares from admission to trading on AIM

Shareholders of GAN UK should carefully read the whole of this document. In addition this document should be read in conjunction with the accompanying BLUE and WHITE Forms of Proxy. Your attention is drawn to the letter from the Chairman of GAN UK set out in Part 1 of this document, which contains the unanimous recommendation of the Directors of GAN UK that you vote in favour of the Scheme at the Court Meeting and in favour of the Special Resolution to be proposed at the General Meeting, and the Explanatory Statement set out in Part 2 of this document.

Notices of the Court Meeting and the General Meeting, both of which will be held at the offices of Memery Crystal LLP at 165 Fleet Street, London EC4A 2DY on 31 March 2020, are set out in Part 10 and Part 11 of this document. The Court Meeting will start at 10.00 a.m. and the General Meeting will start at 10.15 a.m. (or as soon thereafter as the Court Meeting shall have been concluded or adjourned).

Whether or not you intend to attend the Meetings in person, please complete and sign the Forms of Proxy in accordance with the instructions printed on them and return them to Link Asset Services, PXS, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, so as to be received as soon as possible and, in any event, by no later than 48 hours (excluding days that are not business days) before the Court Meeting and General Meeting, as the case may be (or, in the case of an adjournment, 48 hours (excluding days that are not business days) before the time fixed for the holding of the adjourned meeting). A reply-paid envelope has been provided for this purpose for use in the United Kingdom only. Forms of Proxy returned by fax or email will not be accepted.

Notwithstanding the above, if the BLUE Form of Proxy for the Court Meeting is not returned by the required time, it may be handed to the Chairman of the Court Meeting before the taking of the poll at the Court Meeting. Late proxies may be accepted or rejected by the Chairman of the Court Meeting at his discretion, and the Chairman is under no obligation to accept or reject any particular late proxy. However, in the case of the General Meeting, unless the WHITE Form of Proxy is returned by 10.15 a.m. on 27 March 2020, it will be invalid. The completion and return of a Form of Proxy will not prevent you from attending and voting in person at either of the Meetings if you so wish and are so entitled.

GAN Bermuda has applied to Nasdaq to list the GAN Bermuda Shares for trading on Nasdaq.

Davy, which is authorised and regulated by the Central Bank of Ireland, is acting exclusively for GAN UK and no one else in connection with the matters referred to in this Scheme Document and will not be responsible to anyone other than GAN UK for providing the protections afforded to clients of Davy, or for providing advice in connection with the matters referred to herein. Neither Davy nor any of its subsidiaries or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Davy in connection with this Scheme Document or any matter referred to herein.

You should read this document in its entirety and, if you are in any doubt as to the action you should take, consult an independent financial adviser. In making any investment decision, Shareholders must rely on their own examination of the terms of the Scheme, including the merits and risks involved. If you have any questions relating to this document, any of the Meetings or the completion and return of any of the Forms of Proxy, please contact Link Asset Services, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU.

Capitalised words and phrases used in this document have the meanings given to them in Part 9 of this document.

2

3

IMPORTANT NOTICE

The distribution of this document and/or the accompanying documents in jurisdictions other than the United Kingdom and Bermuda may be restricted by law and therefore persons receiving this document and the accompanying documents should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities laws of any such jurisdiction. Neither this document nor the accompanying documents constitute an offer or an invitation to purchase any securities or a solicitation of an offer to sell any securities pursuant to these documents or otherwise in any jurisdiction in which such offer or solicitation is unlawful. This document and the accompanying documents have been prepared in connection with a proposal in relation to a scheme of arrangement pursuant to and for the purpose of complying with the laws of England and Wales and information disclosed in this document and the accompanying documents may not be the same as that which would have been prepared in accordance with laws of jurisdictions outside England and Wales. Nothing in this document or the accompanying documents should be relied on for any other purpose.

The statements contained herein are made as at the date of this document, unless some other time is specified in relation to them, and service of this document will not give rise to any implication that there has been no change in the facts set forth herein since such date. Nothing contained herein will be deemed to be a forecast, projection or estimate of the future financial performance of the Enlarged Group.

No person has been authorised to make representations on behalf of the GAN UK or GAN Bermuda concerning the Scheme which are inconsistent with the statements contained herein and any such representations, if made, may not be relied upon as having been so authorised. The summaries of the principal provisions of the Scheme contained in this document are qualified in their entirety by reference to the Scheme itself, the full text of which is set out in Part 4 of this document. Each Shareholder is advised to read and consider carefully the text of the Scheme itself.

No person should construe the contents of this document as legal, financial or tax advice but should consult their own advisers in connection with the matters contained herein.

This document does not constitute a prospectus or prospectus equivalent document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains certain “forward-looking statements”, including statements about current beliefs and expectations of the Directors. In particular, the words “expect”, “anticipate”, “estimate”, “may”, “should”, “plans”, “intends”, “will”, “believe” and similar expressions (or in each case their negative and other variations or comparable terminology) can be used to identify forward-looking statements. These statements are based on the Directors’ expectations of external conditions and events, current business strategy, plans and the other objectives of management for future operations, and estimates and projections of GAN UK and GAN Bermuda’s financial performance. Although the Directors believe these expectations to be reasonable at the date of this document they may prove to be erroneous. Forward-looking statements involve known and unknown risks and uncertainties and speak only as of the date they are made. You are hereby cautioned that certain important factors could cause actual results, outcomes, performance or achievements of GAN UK or GAN Bermuda or industry results to differ materially from those expressed or implied in forward-looking statements.

These factors include, but are not limited to, those described in the “Risk Factors” at Part 8 of this document.

Except as required by the AIM Rules, SEC and Nasdaq Rules or other applicable law, GAN UK is under no obligation to publicly release the results of any revisions to any forward-looking statements in this document that may occur due to any change in the Directors’ expectations or to reflect events or circumstances after the date of this document.

4

NOTICE TO OVERSEAS SHAREHOLDERS

The implications of the Scheme for Overseas Shareholders may be affected by the laws of the relevant jurisdictions. Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of each Overseas Shareholder to satisfy himself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

Unless otherwise determined by GAN Bermuda, and permitted by applicable laws and regulations, the Scheme will not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Scheme by any means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this document and all other documents relating to the Scheme are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this document and all other documents relating to the Scheme (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction.

This document has been prepared for the purposes of complying with the laws of England and Wales and the information disclosed may be different from that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside England and Wales. Overseas Shareholders should consult their own legal and tax advisers with regard to the potential of any legal and/or tax consequences of the Scheme on their particular circumstances.

If, in respect of any Overseas Shareholders, GAN Bermuda is advised that the issue of GAN Bermuda Shares would or might infringe the laws of any jurisdiction outside the United Kingdom, or would or might require GAN Bermuda to obtain any governmental or other consent or effect any registration, filing or other formality, the Scheme provides that GAN Bermuda may determine that no GAN Bermuda Shares shall be issued to such holder but may instead be issued to a nominee appointed by GAN Bermuda as trustee for such holder, on terms that the nominee shall, as soon as practicable following the Effective Date, sell the GAN Bermuda Shares so issued at the best price which can reasonably be obtained and shall account for the net proceeds of such sale (after deduction of all related expenses and commissions) to the holder of such Scheme Shares. Any remittance of the net proceeds of the sale referred to in this paragraph shall be at the risk of the relevant holder. Alternatively, GAN Bermuda may determine that the GAN Bermuda Shares shall be issued to that Overseas Shareholder and sold, with the net proceeds of sale being remitted to the Overseas Shareholder at the Overseas Shareholder’s risk.

The availability of the Scheme to Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

Information for US Shareholders

The Scheme relates to the shares in a company incorporated in England and is proposed to be made by means of a scheme of arrangement provided for under the company law of the England and Wales. The scheme of arrangement will relate to the shares of an English company that is a ‘foreign private issuer’ as defined under Rule 3b-4 under the US Exchange Act. A transaction effected by means of a scheme of arrangement is not subject to the shareholder vote, proxy and tender offer rules under the US Exchange Act. Accordingly, the Scheme is subject to the disclosure requirements and practices applicable in the England and Wales to schemes of arrangement, which differ from the disclosure requirements and practices of US shareholder vote, proxy and tender offer rules.

Financial information included in the relevant documentation will have been prepared in accordance with International Financial Reporting Standards that may not be comparable to the financial statements of US companies. US generally accepted accounting principles differ in certain respects from International Financial Reporting Standards. None of the financial information in this document has been audited in accordance with auditing standards generally accepted in the United States or the auditing standards of the Public Accounting Oversights Board (United States).

5

Securities may not be offered and sold in the United States unless they are registered under the US Securities Act or are exempt from such registration requirements. The issuance of the GAN Bermuda Shares under the Scheme has not been, and is not required to be, registered under the US Securities Act, in reliance upon the exemption from registration provided by Section 3(a)(10) thereof, based on Court approval of the Scheme. For the purpose of qualifying for the Section 3(a)(10) exemption, GAN UK will advise the Court before it holds a hearing on the Scheme that its sanctioning of the Scheme will be relied upon by GAN Bermuda and GAN UK as an approval of the Scheme following a hearing as to its fairness to holders of GAN UK Shares, at which hearing all such holders are entitled to attend in person or through counsel to support or oppose the sanctioning of the Scheme and with respect to which notification has been given to all such holders.

The GAN Bermuda Shares have not been, and are not required to be, registered or qualified under the securities laws of any state or other jurisdiction of the United States because they are “covered securities” within the meaning of Section 18(b)(1) of the US Securities Act, based on their listing on The Nasdaq Capital Market.

The GAN Bermuda Shares issued pursuant to the Scheme will be freely tradable without restrictions or registration under the US Securities Act, except for any shares held by GAN Bermuda’s affiliates, as such term is defined in Rule 144 under the US Securities Act, which shares will be eligible for resale subject to the volume and manner of sale limitations of Rule 144 of the US Securities Act, or pursuant to any other available exemption from registration under the US Securities Act.

PUBLICATION ON WEBSITE

A copy of this document will be available free of charge, subject to any applicable restrictions relating to persons resident in Restricted Jurisdictions, for inspection on GAN UK’s website at gan.com during the course of the Scheme but should not be forwarded or transmitted in or into or from any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Scheme is sent or made available to Shareholders in that jurisdiction.

For the avoidance of doubt, neither the content of the website referred to above nor the content of any website accessible from hyperlinks on the website (or any other website) is incorporated into, or forms part of, this document.

6

ACTION TO BE TAKEN

VOTING AT THE COURT MEETING AND THE GENERAL MEETING

There will be two separate meetings of Shareholders: the Court Meeting and the General Meeting. Voting Scheme Shareholders will be entitled to vote at the Court Meeting and all Shareholders will be entitled to vote at the General Meeting. The Court Meeting and the General Meeting will be held at the offices of Memery Crystal LLP at 165 Fleet Street, London EC4A 2DY on 31 March 2020 at 10.00 a.m. and 10.15 a.m. respectively (or, in the case of the General Meeting, if later, as soon as the Court Meeting has been concluded or adjourned). To be Effective the Scheme requires approval of the Scheme Resolutions to be tabled at both of these Meetings.

Please check that you have received the following with this document:

●	a BLUE Form of Proxy for use in respect of the Court Meeting;

●	a WHITE Form of Proxy for use in respect of the General Meeting; and

●	a reply-paid envelope for use in the UK for the return of the Forms of Proxy.

If you have not received all of these documents, please contact GAN UK’s Registrars, Link Asset Services, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU.

To vote on the Scheme:

The action to be taken by Shareholders in respect of the Meetings is set out in Part 1 of this document. Whether or not you plan to attend the Meetings, each eligible Shareholder is requested to complete and sign both the BLUE and WHITE Forms of Proxy and return them, in accordance with the instructions printed thereon, by mail or, during normal business hours only, by hand to GAN UK’s Registrars, Link Asset Services, PXS, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, as soon as possible, but in any event so as to be received by no later than:

●	in respect of the BLUE Form of Proxy for the Court Meeting:	10.00 a.m. on 27 March 2020

●	in respect of the WHITE Form of Proxy for the General Meeting:	10.15 a.m. on 27 March 2020

(or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Meeting). A reply-paid envelope is provided for use in the UK only. Forms of Proxy returned by fax or email will not be accepted. The Scheme requires approval at both the Court Meeting and the General Meeting.

If you would like to vote online, please go to www.signalshares.com. Please refer to your share certificate for your investor code. Please ensure you vote on the resolutions in respect of both the Court Meeting and the General Meeting.

Returning the Forms of Proxy will enable your votes to be counted at the Meetings in the event of your absence. If the BLUE Form of Proxy for use at the Court Meeting is not returned by 10.00 a.m. on 27 March 2020, it may be handed to the Chairman of the Court Meeting at the Court Meeting before the start of the Court Meeting. Late proxies will be rejected. However, in the case of the General Meeting, unless the WHITE Form of Proxy is returned by 10.15 a.m. on 27 March 2020, it will be invalid.

The completion and return of a Form of Proxy will not prevent you from attending and voting in person at the relevant Meeting, or any adjournment thereof, should you wish to do so. If you are a registered Shareholder, you have the right to attend the Meetings or vote by proxy and to appoint a person or company other than the person designated in the Forms of Proxy, who need not be a Shareholder, to attend and act for you and on your behalf at the Meetings. You may do so either by inserting the name of that other person in the blank space provided in the Forms of Proxy or by completing and delivering another suitable form of proxy.

Shareholders are encouraged to return their Forms of Proxy as soon as possible, to ensure they arrive before the relevant deadline.

7

To vote at the Meetings using a proxy appointment through CREST

CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so using the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed a service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (a “CREST Proxy Voting Instruction”) must be properly authenticated in accordance with Euroclear’s specifications, and must contain the information required for such instruction, as described in the CREST Manual (available via https://www.euroclear.com/about/en/business/Keylegaldocuments.html). The message, regardless of whether it constitutes the appointment of a proxy or is an amendment to the instruction given to a previously appointed proxy, must, in order to be valid, be transmitted so as to be received by the issuer’s agent by 10.00 a.m. on 27 March 2020 in the case of the Court Meeting and by 10.15 a.m. on 27 March 2020 in the case of the General Meeting (or, if the Meetings are adjourned, no later than 48 hours before the time of the adjourned Meetings). For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Application Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular message. Normal system timings and limitations will, therefore, apply in relation to the input of CREST Proxy Voting Instructions. It is the responsibility of the CREST member concerned to take (or if the CREST member is a CREST personal member, or sponsored member, or has appointed a voting service provider, to procure that his or her CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In connection with this, CREST members and, where applicable, their CREST sponsors or voting system providers are referred, in particular, to those sections of the CREST Manual concerning the practical limitations of the CREST system and timings.

GAN UK may treat as invalid a CREST Proxy Voting Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations.

Appointment of multiple proxies

Shareholders are entitled to appoint a proxy in respect of some or all of their GAN UK Shares. Shareholders are also entitled to appoint more than one proxy. A space has been included in the Forms of Proxy to allow you to specify the number of GAN UK Shares in respect of which that proxy is appointed. If you return a Form of Proxy duly executed but leave this space blank, you will be deemed to have appointed the proxy in respect of all of your GAN UK Shares. If you wish to appoint more than one proxy in respect of your shareholding you should contact GAN UK’s Registrars, Link Asset Services, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, for further Forms of Proxy or photocopy the Form of Proxy as required. You should also read the section included in the Forms of Proxy headed “Notes” and note the principles that will be applied in relation to the appointment of multiple proxies.

Revocation of proxies

Every Form of Proxy may be revoked by an instrument in writing:

(i)	executed by the Shareholder or by his/her attorney authorised in writing or, where the Shareholder is a company, by a duly authorised officer or attorney of the company or under its common seal; and

(ii)	delivered to Link Asset Services, PXS, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, no later than 10.00 a.m. on 27 March 2020 in the case of the Court Meeting and 10.15 a.m. on 27 March 2020 in the case of the General Meeting (or, if the Meetings are adjourned, no later than 48 hours (excluding days that are not business days) before the time of the adjourned Meetings).

8

Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power of authority) must be included with the revocation notice. If you attempt to revoke your proxy appointment but the revocation is received after the time specified, then your proxy appointment will remain valid. However, appointment of a proxy does not preclude you from attending the Meetings and voting in person. If you have appointed a proxy and attend the Meetings in person, your proxy appointment will automatically be terminated.

Exercise of discretion by proxyholder

If you vote by proxy, the person(s) named in the Forms of Proxy will vote or withhold from voting the GAN UK Shares represented thereby in accordance with your instructions. If you specify a choice with respect to any matter to be acted upon, your GAN UK Shares will be voted accordingly. The Forms of Proxy confer discretionary authority on the persons named therein with respect to:

(i)	each matter or group of matters identified therein for which a choice is not specified;

(ii)	any amendment to or variation of any matter identified therein;

(iii)	any other matter that properly comes before the Meetings; and

(iv)	exercise of discretion of the proxyholder.

In respect of a matter for which a choice is not specified in the Forms of Proxy, the persons named in the Forms of Proxy will vote the GAN UK Shares represented by the Forms of Proxy for the approval of such matter. The Directors are not currently aware of any other matters that could come before the Meetings.

IT IS IMPORTANT THAT, FOR THE COURT MEETING, AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS A FAIR SHAREHOLDER REPRESENTATION APPROVING THE SCHEME. VOTING SCHEME SHAREHOLDERS ARE THEREFORE STRONGLY URGED TO COMPLETE, SIGN AND RETURN THEIR FORMS OF PROXY AS SOON AS POSSIBLE.

Shareholders are recommended to seek financial advice from their independent financial adviser duly authorised under the Financial Services and Markets Act 2000, or from another appropriately authorised independent financial adviser if you are in a territory outside the United Kingdom.

Date

This document is dated 13 March 2020.

9

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

The following indicative timetable sets out expected dates for the implementation of the Proposal.

Event	Time (in Greenwich Mean Time) and/or date

Date of circulation of this document	13 March 2020

Last day and time for lodging BLUE Forms of Proxy	10.00 a.m. on 27 March 2020(1)
for the Court Meeting

Last day and time for lodging WHITE Forms of Proxy	10.15 a.m. on 27 March 2020(1)
for the General Meeting

Voting Record Time for the Court Meeting and the	Close of business on 27 March 2020(2)
General Meeting

Court Meeting	10.00 a.m. on 31 March 2020

General Meeting	10.15 a.m. on 31 March 2020(3)

The following dates are subject to change

Scheme Court Hearing	7 April 2020

Scheme Record Time	Close of business on the business day
immediately prior to the Effective Date

Effective Date	The same day as the day on which
the US Fundraise is closed

Latest date for CREST accounts to be credited in respect	14 days after the Effective Date
of cash consideration

Latest date on which evidence of ownership of GAN	14 days after the Effective Date
Bermuda Shares to be mailed to Scheme Shareholders

Commencement of trading of GAN Bermuda Shares on	To be determined
Nasdaq

Cancellation of trading of GAN UK Shares from AIM	To be determined

Long Stop Date	30 April 2020(6)

The Court Meeting and the General Meeting will each be held at the offices of Memery Crystal LLP at 165 Fleet Street, London EC4A 2DY.

Notes:

(1)	It is requested that the BLUE Form of Proxy for the Court Meeting be lodged before 10.00 a.m. on 27 March 2020 (or in the case of any adjournment, 48 hours before the time fixed for the holding of the adjourned Meeting). BLUE Forms of Proxy not so lodged may be handed to the Chairman of the Court Meeting before the taking of the poll at the Court Meeting. Late proxies will be rejected. The WHITE Form of Proxy for the General Meeting must be lodged before 10.15 a.m. on 27 March 2020 in order for it to be valid, or, if the General Meeting is adjourned, not later than 48 hours before the time fixed for the holding of the adjourned Meeting. The WHITE Form of Proxy cannot be handed to the Chairman of the General Meeting at that meeting.

(2)	If either the Court Meeting or the General Meeting is adjourned, the Voting Record Time for the adjourned Meeting will be close of business on the date two working days before the date set for the adjourned Meeting.

(3)	To commence at 10.15 a.m. or, if later, immediately after the conclusion of the Court Meeting or any adjournment thereof.

Unless otherwise stated, all references in this document to times are to times in London, England.

10

Part 1

LETTER FROM THE CHAIRMAN OF GAN PLC

Registered Office: 2nd Floor Axe and Bottle Court Newcomen Street London SE1 1YT Email: investors@gan.com Web: gan.com

13 March 2020

Dear Shareholder

Capitalised terms have the meaning ascribed to them in Part 9 of this document.

It is my pleasure to extend to you, on behalf of the Directors of GAN Plc, an invitation to attend (i) the Court Meeting, which has been convened for 10.00 a.m. on 31 March 2020 and is being held at the direction of the Court to seek the approval (with or without modification) for the introduction of a new parent company by means of a scheme of arrangement under sections 895 to 899 of the Companies Act 2006; and (ii) the General Meeting, which has been convened for 10.15 a.m. on 31 March 2020 (or as soon thereafter as the Court Meeting has been concluded or adjourned), to consider and, if thought fit, pass the Special Resolution to authorise, among other things, the Directors to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect.

The Scheme

On 3 March 2020, GAN UK announced its proposal to change the Group’s corporate structure by putting in place a new company incorporated in Bermuda, as the parent company of the Enlarged Group.

In anticipation of the proposal mentioned above, a new company, GAN Limited, was incorporated as an exempted company limited by shares in Bermuda, on 13 December 2019.

In order to effect the change in parent company, it is proposed that GAN Bermuda will acquire the entire issued share capital of GAN UK from the Shareholders. Each of the Shareholders at the time of the Scheme Record Time will receive 0.25 GAN Bermuda Shares for each GAN UK Share transferred by them under the Scheme, together with a cash amount. Further details of the terms are set out in Part 2 of this document.

If the Scheme becomes Effective, GAN Bermuda will become the new parent company of the Enlarged Group and the existing parent company, GAN UK, will become a wholly owned subsidiary of GAN Bermuda. It is expected that the Effective Date will be the same day as the day on which the US Fundraise is closed. It is also intended that shortly after the Scheme becomes Effective, the admission to trading of the GAN UK Shares on AIM will be cancelled, and GAN UK will be re-registered as a private limited company and be renamed. If the Scheme becomes Effective, it will be binding on all Shareholders irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting. The expected transaction timetable is set out on page 10 of this document.

Upon the Effective Date, certificates for GAN UK Shares held in certificated form will cease to be valid and Shareholders should destroy all existing certificates for their GAN UK Shares.

The GAN Bermuda Shares to be issued as consideration for the transfer of the GAN UK Shares will be ordinary shares, par value of $0.01 per share, in GAN Bermuda, and will be issued free from all liens, charges, encumbrances and other third party rights and/or interests of any nature whatsoever.

To assist in financing the Acquisition, GAN Bermuda (as borrower) has entered into the GAN Bermuda Loan Agreement with the Lender Shareholders (as lender), which provides for a loan facility in the principal amount of £2 million. Further details of the GAN Bermuda Loan Agreement are set out in paragraph 8 of Part 7 of this document.

11

GAN UK has applied to Nasdaq to list the GAN Bermuda Shares for trading on Nasdaq.

The implementation of the Scheme is subject to satisfaction or waiver (if capable of waiver) of the Conditions, including the execution of an underwriting agreement proposed to be entered into between GAN Bermuda and B. Riley, as representative of the several underwriters, in connection with the US Fundraise. The US Fundraise is expected to close on the day that falls three business days after execution of the Underwriting Agreement. The Effective Date is expected to be on the day that the US Fundraise closes. The Directors will not take the necessary steps to implement the Scheme unless the Conditions have been satisfied or waived (if capable of waiver) and, at the relevant time, they consider that it continues to be in GAN UK’s and the Shareholders’ best interests that the Scheme should be implemented. In the event that, following the sanctioning of the Scheme, the US Fundraise is no longer expected to close within three business days of execution of the Underwriting Agreement, the Directors may not be satisfied that it continues to be in GAN UK’s and the Shareholders’ best interests that the Scheme should be implemented, and would not implement the Scheme until such time as the Directors anticipate that the US Fundraise will close. If the Scheme has not become Effective by 30 April 2020 (or such later date as GAN UK and GAN Bermuda may agree and the Court may allow), it will lapse, in which event there will not be a new parent company of GAN UK and the existing GAN UK Shares will continue to be admitted to trading on AIM.

The Scheme will become Effective in accordance with its terms on delivery of a copy of the Court Order to the Registrar of Companies.

All Shareholders (including, without limitation, nominees, trustees or custodians) who would, or otherwise intend to, forward this document and its accompanying documents to any jurisdiction outside the United Kingdom should seek appropriate independent professional advice before taking any action.

Your attention is drawn to Part 5 of this document relating to UK, US and Bermuda taxation. Scheme Shareholders who are in any doubt about their taxation position, or who are resident or otherwise subject to taxation in a jurisdiction outside the United Kingdom, are strongly advised to contact an appropriate independent professional tax adviser immediately.

Background to and Reasons for the Scheme

After undergoing an extensive strategic review process that commenced on 29 March 2019, GAN UK formally announced its intent to pursue a US capital markets strategy on 13 September 2019. The US equity capital markets consist of a large number of publicly-listed SaaS companies and investors that are familiar with enterprise SaaS solutions, providing access to capital at reduced cost. In light of the Group’s natural marketability to the US investor base and the disadvantages encountered by US investors trading on AIM, the Board has concluded that it is in the best interest of shareholders to reorganise into GAN Bermuda pursuant to the Scheme and to list the GAN Bermuda Shares on Nasdaq, in order to make the Enlarged Group’s equity readily available to the retail and institutional US investor community, improve liquidity and maximize shareholder value. Further details of the background to and reasons for the Scheme are set out in paragraph 3 of Part 2 of this document.

Meetings

The Court Meeting

The Court Meeting, which has been convened for 10.00 a.m. on 31 March 2020, is being held at the direction of the Court to seek the approval of Voting Scheme Shareholders for the Scheme (with or without modification). At the Court Meeting, voting will be by way of a poll and each Independent Shareholder present in person or by proxy will be entitled to one vote for each Scheme Share held. The approval required at the Court Meeting is a majority in number of those Voting Scheme Shareholders present and voting, either in person or by proxy, representing 75 per cent. or more in value of all Scheme Shares held by such Voting Scheme Shareholders.

12

The General Meeting

The General Meeting has been convened for 10.15 a.m. on 31 March 2020 (or as soon thereafter as the Court Meeting has been concluded or adjourned), to consider and, if thought fit, pass the Special Resolution to:

(1)	authorise the Directors to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect;

(2)	approve, conditional upon the Scheme becoming Effective, certain amendments to the GAN UK Articles (including as referred to below); and

(3)	approve, conditional upon the Scheme becoming Effective, the cancellation of trading of the GAN UK Shares on AIM.

The Special Resolution will require votes in favour of not less than 75 per cent. of the votes cast by Shareholders voting in person or by proxy at the General Meeting in order to be passed.

Amendments to the GAN UK Articles

It is proposed that the GAN UK Articles be amended so as to ensure that any GAN UK Shares which are issued or transferred after the General Meeting but prior to the Scheme Record Time will be subject to and bound by the Scheme. Accordingly, it is also proposed that the GAN UK Articles be amended so that any GAN UK Shares issued or transferred to any person other than GAN Bermuda on or after the Scheme Record Time will automatically be acquired by GAN Bermuda in consideration for the issue by GAN Bermuda to such person of such number of GAN Bermuda Shares which would have been issued had such GAN UK Shares been Scheme Shares.

The proposed amendments to the GAN UK Articles are set out in full in the notice of the General Meeting in Part 11 of this document.

Registered Shareholders

Each holder of GAN UK Shares who is entered in GAN UK’s register of members at the Voting Record Time will be entitled to attend and, other the Directors, vote at the Court Meeting. Each holder of GAN UK Shares who is entered in GAN UK’s register of members at the Voting Record Time will be entitled to attend and vote and the General Meeting. Each holder of GAN UK Shares who is entered in GAN UK’s register of members at close of business on 11 March 2020 is entitled to notice of the Meetings.

To vote at the Meetings

Whether or not you intend to attend the Court Meeting and/or the General Meeting, you are requested to complete and sign the enclosed BLUE and WHITE Forms of Proxy and return them in accordance with the instructions printed on them. Completed Forms of Proxy should be returned, in accordance with the instructions printed thereon, by post or, during normal business hours only, by hand to GAN UK’s Registrars, Link Asset Services, PXS, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, as soon as possible and, in any event, so as to be received by the times set out below:

(1)	BLUE Forms of Proxy for the Court Meeting	10.00 a.m. on 27 March 2020

(2)	WHITE Forms of Proxy for the General Meeting	10.15 a.m. on 27 March 2020

(or in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned Meeting).

If you would like to vote online, please go to www.signalshares.com. Please refer to your share certificate for your investor code. Please ensure you vote on the resolutions in respect of both the Court Meeting and the General Meeting.

If you hold your GAN UK Shares in uncertificated form, you may vote using the CREST Proxy Voting Service in accordance with the procedures set out in the CREST Manual (please also refer to the notes to the notices of the Court Meeting and the General Meeting set out in Part 10 and Part 11 respectively of this document).

13

It is important that, for the Court Meeting, as many votes as possible are cast so that the Court may be satisfied that there is a fair and reasonable representation of the opinions of the Voting Scheme Shareholders. Therefore, whether or not you intend to attend the Meetings, you are strongly urged to sign and return your Forms of Proxy for both the Court Meeting and the General Meeting as soon as possible.

If you are in any doubt as to the action you should take, you should contact an independent financial adviser authorised under FSMA if you are in the UK or, if you are outside of the UK, an appropriately authorised independent financial adviser and/or legal adviser without delay.

If you have any queries please contact Link Asset Services on 0371 664 0321. Calls are charged at the standard geographic rate and will vary by provider. Calls outside the United Kingdom will be charged at the applicable international rate. The helpline is open between 9.00 a.m. – 5.30 p.m., Monday to Friday excluding public holidays in England and Wales. Different charges may apply to calls from mobile telephones and calls may be recorded and randomly monitored for security and training purposes. The helpline cannot provide advice on the merits of the Proposals nor give any financial, legal or tax advice.

Options

Details of the treatment of the outstanding GAN UK Options under the GAN UK Share Schemes are set out in paragraphs 3.1 to 3.5 of Part 7 of this document.

Cancellation of admission to trading on AIM of the GAN UK Shares and re-registration as a private limited company

On completion of the Scheme, GAN UK will become a wholly owned subsidiary of GAN Bermuda. Prior to the Scheme becoming Effective, an application will be made to the London Stock Exchange for admission of the GAN UK Shares to trading on AIM to be cancelled from or shortly after the Effective Date. The last day of dealings in GAN UK Shares on AIM is expected to be the business day immediately prior to the Effective Date and no transfers shall be registered after close of business on that date.

On the Effective Date, share certificates in respect of the GAN UK Shares will cease to be valid and entitlements to GAN UK Shares held within the CREST system will be cancelled or transferred. It is also intended that shortly after the cancellation of admission to trading on AIM, GAN UK will be re-registered as a private limited company under the relevant provisions of the Companies Act.

Overseas shareholders

The availability of the Scheme or the release, publication or distribution of this document to persons not resident in the United Kingdom may be prohibited or affected by the laws of the relevant jurisdictions. Such persons should inform themselves about, and observe any applicable requirements. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Neither this document nor the accompanying documents are intended to, and do not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval pursuant to the Scheme or otherwise, in any jurisdiction in which such offer, invitation or solicitation is unlawful. Nothing in this document or the accompanying documents should be relied upon for any other purpose.

The implications of the Scheme for Overseas Shareholders may be affected by the laws of the relevant jurisdiction. Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of each Overseas Shareholder to satisfy himself as to the full observance of the laws of the relevant jurisdiction in connection with the Scheme, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

14

All Shareholders (including, without limitation, nominees, trustees or custodians) who would, or otherwise intend to, forward this document and its accompanying documents to any jurisdiction outside the United Kingdom should seek appropriate independent professional advice before taking any action.

Action to be taken

Notices convening the Court Meeting and General Meeting are set out at the end of this document. You will find enclosed with this document a BLUE Form of Proxy for use at the Court Meeting and a WHITE Form of Proxy for use at the General Meeting.

Whether or not you intend to be present at either meeting, you are requested to complete and return both the enclosed Forms of Proxy for the Court Meeting (BLUE) and for the General Meeting (WHITE) in accordance with the instructions printed on the forms, make an electronic appointment of a proxy or submit a proxy via CREST as soon as possible.

Further details in relation to the action to be taken by Shareholders is set out on pages 7 to 9 of this document.

Recommendation

The Directors have unanimously approved the terms of the Scheme as they consider the terms of the Scheme to be fair and reasonable and recommend that you vote in favour of the Scheme as set out in this document. Accordingly, the Directors have unanimously agreed to be bound by the Scheme and to vote or procure votes in favour of the Resolution at the General Meeting in respect of their beneficial holdings of, in aggregate, 9,410,904 GAN UK Shares, representing 10.91 per cent. of the existing ordinary share capital of GAN UK. In addition, irrevocable undertakings for 17,687,594 GAN UK Shares, representing 20.52 per cent. of the existing ordinary share capital of GAN UK, have been received by GAN Bermuda from certain shareholders. Further details of these irrevocable undertakings are contained in paragraph 10 of Part 7 of this document.

Part 4 of this document contains a detailed description of the Scheme. The Directors urge you to carefully consider all of the information contained in this document.

On behalf of GAN UK, I would like to thank you for your ongoing support.

Yours faithfully

Seamus McGill

Non-Executive Chairman

15

Part 2

EXPLANATORY STATEMENT

To: Shareholders and Optionholders

Dear Shareholder/Optionholder

Recommended offer for GAN Bermuda by GAN UK to be effected by means of a

Scheme of Arrangement under Part 26 of the Companies Act 2006

and

Cancellation of shares from admission to trading on AIM

1.	Introduction

On 3 March 2020, GAN UK announced its proposal to change the Group’s corporate structure by putting in place a new company to be incorporated in Bermuda, as the parent company of the Enlarged Group. In anticipation of the proposal mentioned above, a new company, GAN Limited, was incorporated as an exempted company limited by shares in Bermuda on 13 December 2019. It is intended that the proposals will be implemented by means of a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act. The Scheme will not be subject to the Takeover Code.

2.	Summary of the terms of the transaction

In order to effect the change, it is proposed that GAN Bermuda will acquire the entire issued share capital of GAN UK from the Shareholders. Under the terms of the Scheme, for each Ordinary Share held at the Scheme Record Time, Shareholders will be entitled to receive:

0.25 New GAN Bermuda Shares

and

2.32 pence in cash

The aggregate amount of the cash element of the consideration payable to Shareholders for their Scheme Shares is approximately £2 million.

Fractions of pence will not be paid to Scheme Shareholders and cash entitlements will be rounded down to the nearest whole penny. Fractional entitlements to New GAN Bermuda Shares for each Scheme Shareholder will be rounded down to an integral number and will not be allotted or issued to holders of Scheme Shares pursuant to the Scheme. These fractional entitlements will be aggregated and shall, on a reasonable basis, be sold for the benefit of the Scheme Shareholders. The equivalent of the net proceeds of such sale of GAN Bermuda Shares (after deduction of brokerage charges and associated expenses) will be paid to the Scheme Shareholders prorated to their holdings of GAN Bermuda Shares as at the Scheme Record Time as soon as practicable after receipt. Neither GAN Bermuda nor any other person shall be responsible or have any liability whatsoever for any loss or damage (actual or alleged) arising from the terms or the timing of the sales or any failure to sell fractional entitlements to GAN Bermuda Shares.

If the Scheme becomes Effective, GAN Bermuda will become the new parent company of the Enlarged Group and GAN UK will become a wholly-owned subsidiary of GAN Bermuda. It is also intended that shortly after the Scheme becomes Effective, the admission to trading of the GAN UK Shares on AIM will be cancelled, and GAN UK will be re-registered as a private limited company and be renamed. It is expected that, subject to satisfaction or waiver (if capable of waiver) of the Conditions, the Effective Date will the same day as the day on which the US Fundraise is closed. If the Scheme becomes Effective, it will be binding on all Shareholders irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting. The expected transaction timetable is set out on page 10 of this document.

16

Upon the Effective Date, certificates for GAN UK Shares held in certificated form will cease to be valid and Shareholders should destroy all existing certificates for their GAN UK Shares.

The GAN Bermuda Shares to be issued as consideration for the Scheme will be ordinary shares, par value US$0.01 per share, in the capital of GAN Bermuda, and will be issued free from all liens, charges, encumbrances and other third party rights and/or interests of any nature whatsoever.

GAN Bermuda has applied to Nasdaq to list the GAN Bermuda Shares for trading on Nasdaq.

The implementation of the Scheme is subject to satisfaction or waiver (if capable of waiver) of the Conditions. The US Fundraise is expected to close on the day that falls three business days after execution of the Underwriting Agreement. The Effective Date is expected to be on the day that the US Fundraise closes. The Directors will not take the necessary steps to implement the Scheme unless the Conditions have been satisfied or waived (if capable of waiver) and, at the relevant time, they consider that it continues to be in GAN UK’s and the Shareholders’ best interests that the Scheme should be implemented. In the event that, following the sanctioning of the Scheme, the US Fundraise is no longer expected to close within three business days of execution of the Underwriting Agreement, the Directors may not be satisfied that it continues to be in GAN UK’s and the Shareholders’ best interests that the Scheme should be implemented, and would not implement the Scheme until such time as the Directors anticipate that the US Fundraise will close. If the Scheme has not become Effective by 30 April 2020 (or such later date as GAN UK and GAN Bermuda may agree and the Court may allow), it will lapse, in which event there will not be a new parent company of GAN UK, Shareholders will remain shareholders of GAN UK and the existing GAN UK Shares will continue to be admitted to trading on AIM.

The Scheme will become Effective in accordance with its terms on delivery of a copy of the Court Order to the Registrar of Companies.

3.	Background to and reasons for the Scheme

The Group is an award-winning provider of enterprise SaaS solutions for online casino gaming, commonly referred to as iGaming, and online sports betting applications. Its technology platform has been deployed in both Europe and the US. However, it is primarily focussed on enabling the US casino industry’s ongoing digital transformation, which has been galvanised by the 14 May 2018 repeal of a long-standing federal ban on sports betting. On this date, the Supreme Court of the United Sates overturned the Professional and Amateur Sports Protection Act (“PASPA”), which since 1992 had prevented US states, aside from Nevada, Delaware and Oregon, from engaging in the regulation and taxation of sports betting activities at the intrastate level. The ruling paved the way for states to elect individually whether to allow for regulated sports betting and, by extension, real money iGaming within their borders.

Subsequent to the repeal of PASPA, the market has observed a rapid acceleration of US online sports betting, and has recognised the inherent potential of the Group, which realised significant financial gains during this same period. With a customer base in the US spanning more than 53 casino properties, racetracks and online sportsbooks, gross operator revenue generated on the Group’s technology platform increased 171.5 per cent. year-on-year, from $116.3 million in 2018 to $315.8 million in 2019. With a majority of the Group’s customers and revenue now derived in the US, there is natural demand and audience for the Group’s equity, which the Board believes is currently under-valued in the UK market.

Shares of GAN UK commenced trading on AIM in November 2013. More recently and since 2016, the economic landscape in the U.K has been impacted by Brexit and related UK political uncertainty, which appears to be ongoing in 2020 as is volatility in relevant currency markets, principally the value of sterling against the US dollar. The GAN UK Shares traded on AIM are denominated in Sterling, which offers US investors an unattractive currency risk associated with holding sterling-denominated assets. There is also a practical reality that US value and retail investors have logistical and administrative challenges in simply buying UK listed shares, such as those of GAN UK. Finally, the majority of value and retail investors in the US are unable to easily acquire UK-listed shares and even for more sophisticated investors there are frequently additional procedures required, as opposed to acquiring shares in companies listed on US recognized investment exchanges. These risk and administrative factors place GAN UK at a disadvantage compared to non-UK-domiciled SaaS companies when attracting investors to purchase existing shares of GAN UK.

17

After undergoing an extensive strategic review process that commenced on 29 March 2019, GAN UK formally announced its intent to pursue a US capital markets strategy on 13 September 2019. The US equity capital markets consist of a large number of publicly-listed SaaS companies and investors that are familiar with enterprise SaaS solutions, providing access to capital at reduced cost. In light of the Group’s natural marketability to the US investor base and the disadvantages encountered by US investors trading on AIM, the Board has concluded that it is in the best interest of shareholders to redomicile to the Bermuda in order to make the Enlarged Group’s equity readily available to the retail and institutional US investor community, improve liquidity and maximize shareholder value.

The Takeover Panel has confirmed to GAN UK that the Takeover Code will not apply in connection with the Scheme due to the fact that pursuant to the Scheme the GAN UK Shareholders will receive GAN Bermuda Shares in the same proportions as their existing shareholdings in GAN UK and their economic and voting interests in the Enlarged Group will be identical following the Scheme becoming effective. Once the Scheme has become Effective and is implemented, the Takeover Code will not apply to GAN UK, GAN Bermuda or any other member of the Enlarged Group. For further information in relation to the Takeover Code, please refer to paragraph 4 of Part 6 of this document.

4.	Scheme bonus programme

On 30 December 2019, the board of directors of GAN UK adopted a bonus program, providing for compensation to all directors contingent upon the successful completion of the Scheme and the US Fundraise. The bonus program is comprised of an aggregate of up to £454,464.22 to be allocated among the Directors as awards. The awards are payable within fourteen days following the closing of the US Fundraise. The Directors will have the option to elect to receive all or any portion of their awards in GAN Bermuda Shares, valued at the price per share of the GAN Bermuda Shares sold in the US Fundraise. If no election is made, the awards will be paid in cash.

To ensure that the majority achieved at the Court Meeting constitutes a representative majority, the Directors receiving bonuses pursuant to the bonus program will not participate in the vote at the Court Meeting, but have agreed to be bound by the Scheme. For further details of the irrevocable undertakings to be bound by the Scheme received from the Directors, please refer to paragraph 5 of this Part 2 of this document.

5.	Irrevocable undertakings

GAN Bermuda has received irrevocable undertakings to vote or procure votes in favour of the resolution to be proposed at the Court Meeting and the Special Resolution to be proposed at the General Meeting from each of each of Sir Michael Smurfit, Anthony Smurfit, Peter Watts, Kate De Walle and Joshua Horowitz holding an aggregate of 17,687,594 ordinary shares of £0.01 each in the capital of GAN UK in respect of, in aggregate, approximately 20.52 per cent. of the existing ordinary share capital of GAN UK in issue at the close of business on 11 March 2020 (being the latest practicable date prior to the date of this document).

In addition, GAN Bermuda has received irrevocable undertakings consenting to approve and be bound by the Scheme and to vote or procure votes in favour of the Special Resolution to be proposed at the General Meeting from the Directors who are Shareholders in respect of their entire beneficial holdings of GAN UK Shares amounting, in aggregate, to 9,410,904 GAN UK Shares (representing 100 per cent. of the GAN UK Shares held by the Directors and approximately 10.91 per cent. of the existing issued share capital of GAN UK in issue at close of business on 11 March 2020 (being the latest practicable date prior to the date of this document)).

6.	Scheme, Court Meeting and General Meeting

It is intended that the Proposal will be effected by way of the Scheme. The Scheme is an arrangement made between GAN UK and the Scheme Shareholders under Part 26 of the Companies Act.

The Scheme involves an application by GAN UK to the Court to sanction the Scheme pursuant to which the Scheme Shares will be transferred to GAN Bermuda, in consideration for which Shareholders on the register of members of GAN UK as at the Scheme Record Time will be allotted 0.25 GAN Bermuda Shares, and will also receive a cash amount of 2.32 pence from GAN Bermuda, for each GAN UK Share they held in GAN UK. The transfer of the Scheme Shares to GAN Bermuda, provided for in the Scheme, will result in all of the GAN UK Shares being held by GAN Bermuda.

18

Prior to the Scheme Record Time, GAN UK may allot and issue GAN UK Shares pursuant to the exercise of the GAN UK’s Options under the GAN UK Share Schemes. GAN UK will not issue any shares after the Scheme Record Time until the Effective Date. Any GAN UK Shares issued on or before the Scheme Record Time will be subject to the terms of the Scheme.

The Scheme is subject to approval by the Scheme Shareholders at the Court Meeting and General Meeting. You will find Notices of the Court Meeting and the General Meeting set out at the end of this document in Part 10 and Part 11 of this document respectively.

7.	Directors’ interests

Details of the interests of the Directors are contained in paragraph 5 of Part 7 of this document.

8.	Settlement

Subject to the Scheme becoming Effective, settlement of the consideration to which any holder of Scheme Shares is entitled under the Scheme will be effected in the manner set out below.

8.1	Consideration where GAN UK Shares are held in uncertificated form (that is, in CREST) Where, at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares within CREST:

(a) Cash consideration

Settlement of cash consideration will be effected through CREST by the creation of an assured payment obligation in favour of the appropriate CREST account through which the relevant Scheme Shareholder holds such uncertificated shares in respect of the cash consideration due to him in accordance with the terms of the Scheme as soon as practicable and, in any event, no later than 14 days after the Effective Date.

(b) Share consideration

For Scheme Shareholders who hold their Scheme Shares in uncertificated form in CREST, such Scheme Shares will be disabled in CREST on the Effective Date. The Scheme Shares will be removed from CREST on the Effective Date, and as soon as practicable such Scheme Shareholders will be issued the GAN Bermuda Shares to which they are entitled. The GAN Bermuda Shares will be issued in book-entry form. As soon as practicable and, in any event, no later than 14 days after the Effective Date, the Transfer Agent will mail a statement by first class mail to each Scheme Shareholder providing evidence of ownership of the GAN Bermuda Shares such Scheme Shareholder holds. Scheme Shareholders wishing to deposit their GAN Bermuda Shares electronically with DTC will need to contact their brokers to arrange for deposit of those shares following receipt of their statement providing evidence of ownership. Temporary documents of title will not be issued and transfer of GAN Bermuda Shares by Scheme Shareholders will not be permitted until they receive their statement providing evidence of ownership and effect such transfer in accordance with the directions on such statement.

Accordingly, Shareholders holding Scheme Shares in uncertificated form should be aware that there will be a delay in their ability to deal with their GAN Bermuda Shares until after they receive their statement providing evidence of ownership.

8.2	Consideration where GAN UK Shares are held in certificated form (that is, not in CREST) Where at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in certificated form:

(a) Cash consideration

Settlement of cash consideration due to such Scheme Shareholder pursuant to the Scheme will be effected by cheque as soon as practicable and, in any event, no later than 14 days after the Effective Date. All cheques will be in pounds sterling drawn on the branch of a UK clearing bank. Payments made by cheque will be payable to the Scheme Shareholder(s) concerned. Payments will not be sent via CHAPS or BACS.

19

(b) Share consideration

For Scheme Shareholders who hold their Scheme Shares in certificated form, such certificates will be null, void and of no further force and effect on the Effective Date. Such Scheme Shareholders will be issued the GAN Bermuda Shares to which they are entitled in book-entry form. As soon as practicable and, in any event, no later than 14 days after the Effective Date, the Transfer Agent will mail a statement by first class mail to each Scheme Shareholder providing evidence of ownership of the GAN Bermuda Shares such Scheme Shareholder holds. Scheme Shareholders wishing to deposit their GAN Bermuda Shares electronically with DTC will need to contact their brokers to arrange for deposit of those shares following receipt of their statement providing evidence of ownership. Temporary documents of title will not be issued and transfer of GAN Bermuda Shares by Scheme Shareholders will not be permitted until they receive their statement providing evidence of ownership and effect such transfer in accordance with the directions on such statement.

Accordingly, Shareholders holding Scheme Shares in certificated form should be aware that there will be a delay in their ability to deal with their GAN Bermuda Shares until after they receive their statement providing evidence of ownership.

From the Effective Date, each holding of Scheme Shares credited to any stock account in CREST shall be disabled and all Scheme Shares held within CREST will be cancelled on the Effective Date.

As at the close of trading on the last day of dealings in GAN UK Shares prior to the Effective Date, there may be unsettled, open trades for the sale and purchase of GAN UK Shares within CREST. The GAN UK Shares that are the subject of such unsettled trades will be treated under the Scheme in the same way as any other GAN UK Shares registered in the name of the relevant seller under that trade. Consequently, those GAN UK Shares will be transferred under the Scheme and the seller will receive the appropriate cash consideration and GAN Bermuda Shares in accordance with the terms of the Scheme.

GAN UK reserves the right to settle all or any part of the entitlements referred to above to all or any Scheme Shareholders who hold Scheme Shares in uncertificated form at the Scheme Record Time by cheque (in respect of the cash consideration) or in certificated form (in respect of the share consideration) if, for reasons outside its reasonable control, it is not able to effect settlement in uncertificated form.

9.	Options

Details of the treatment of outstanding GAN UK Options under the GAN UK Share Schemes are set out in paragraph 3 of Part 7 of this document.

10.	UK, US and Bermuda taxation

Your attention is drawn to Part 5 of this document, which contains a summary of certain UK and Bermuda tax-related information relevant to certain Shareholders. That summary does not constitute tax advice and does not purport to be a complete analysis of all potential UK tax consequences of the Scheme. If you are in any doubt about your own tax position, and in particular if you are subject to taxation in any jurisdiction other than the UK, you should consult an appropriately qualified independent professional adviser immediately.

20

11.	Action to be taken

Notices convening the Court Meeting and General Meeting are set out at the end of this document. You will find enclosed with this document a BLUE Form of Proxy for use at the Court Meeting and a white Form of Proxy for use at the General Meeting.

Whether or not you intend to be present at either meeting, you are requested to complete and return both the enclosed Forms of Proxy for the Court Meeting (BLUE) and for the General Meeting (WHITE) in accordance with the instructions printed on the forms, make an electronic appointment of a proxy or submit a proxy via CREST as soon as possible.

Further details in relation to the action to be taken by Shareholders is set out on pages 7 to 9 of this document.

21

Part 3

CONDITIONS AND FURTHER TERMS OF THE SCHEME

Section A: Conditions to the Scheme

1.	The implementation of the Scheme is conditional upon the following having occurred:

1.1	approval of the Scheme by Voting Scheme Shareholders holding a majority in number, representing 75 per cent. or more in value of the GAN UK Shares held by the Voting Scheme Shareholders (or the relevant class or classes thereof) who are on the register of members of GAN UK at the Voting Record Time, present and voting, either in person or by proxy, at the Court Meeting (or at any adjournment of such meeting) and such meeting being held on or before 31 March 2020 (or such later date as may be agreed upon by GAN Bermuda and GAN UK, with the consent of the Court, if required);

1.2	all resolutions required to implement the Scheme as set out in the notice of the General Meeting being duly passed by the requisite majority at the General Meeting (or at any adjournment of such meeting) and such meeting being held on or before 31 March 2020 (or such later date as may be agreed upon by GAN Bermuda and GAN UK, with the consent of the Court, if required) and:

(a)	the sanction of the Scheme by the Court (with or without modification);

(b)	the Scheme Court Hearing being held on or before 7 April 2020 (or such later date as may be agreed by GAN Bermuda and GAN UK); and

1.3	execution of the Underwriting Agreement by the parties thereto.

2.	The Scheme shall lapse unless the Scheme has become Effective on or before 5.00 p.m. on the Long Stop Date or such later date (if any) as GAN Bermuda and GAN UK may agree upon and (if required) the Court may approve.

Section B: Further terms of the Scheme

1.	The Scheme will be on the terms and will be subject, amongst other things, to the Conditions which are set out in this document and accompanying Forms of Proxy. In addition, the Scheme will be subject to the applicable requirements of the Companies Act. The Scheme and any dispute or claim arising out of or in connection with the Scheme, whether of a contractual or non-contractual matter, shall be governed by and construed in accordance with the laws of England and Wales and subject to the jurisdiction of the courts of England and Wales.

2.	The Directors will not take the necessary steps to implement the Scheme unless the Conditions have been satisfied or waived (if capable of waiver) by GAN Bermuda and, at the relevant time, they consider that it continues to be in GAN UK’s and the Shareholders’ best interests that the Scheme should be implemented.

3.	The availability of the Scheme to persons not resident in the UK may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the UK should inform themselves about and observe any applicable requirements.

22

Part 4

THE SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE No.	CR-2020-000776

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

INSOLVENCY AND COMPANIES LIST (CHD)

IN THE MATTER OF GAN PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

SCHEME OF ARRANGEMENT

(under Part 26 of the Companies Act 2006)

between

GAN PLC

and

THE HOLDERS OF SCHEME SHARES

(as hereinafter defined)

PRELIMINARY

1.	In this Scheme, the following expressions have the meanings stated, unless they are inconsistent with the subject or context:

“Bermuda Companies Act”	the Companies Act 1981 of Bermuda as amended from time to time;

“business day”	a day on which Nasdaq and the London Stock Exchange are both open for the transaction of business;

“certificated” or “in certificated form”	a share which is not in uncertificated form (that is, not held in CREST);

“Companies Act”	the UK Companies Act 2006, as amended from time to time;

“Court Meeting”	the meeting of the Voting Scheme Shareholders (and any adjournment thereof), to be held at the offices of Memery Crystal LLP at 165 Fleet Street, London EC4A 2DY, convened pursuant to an order of the Court under Part 26 of the Companies Act for the purpose of considering and, if thought fit, approving this Scheme;

“Court”	the High Court of Justice, Business and Property Courts of England and Wales, Insolvency and Companies List (ChD);

“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations) of which Euroclear is the Operator (as defined in the Uncertificated Securities Regulations);

“DTC”	the Depositary Trust Company;

“Effective Date”	the date on which this Scheme becomes Effective in accordance with clause 8 of Part 4 of this Scheme;

“Effective”	the Scheme having become effective pursuant to its terms;

23

“Euroclear”	Euroclear UK & Ireland Limited, the operator of CREST;

“GAN Bermuda”	GAN Limited, an exempted company limited by shares incorporated on 13 December 2019 in Bermuda, with registered number 55183 and having its registered office at Park Place, 55 Par La Ville Road, Third Floor, Hamilton, HM11, Bermuda;

“GAN Bermuda Shares”	the ordinary shares, par value US$0.01 per share, in the capital of GAN Bermuda from time to time;

“GAN UK”	GAN Plc, incorporated in England and Wales with company registration number 03883658 and having its registered office at 2nd Floor Axe And Bottle Court, Newcomen Street, London, England SE11 1YT;

“GAN UK Shares”	together, ordinary shares of £0.01 each in the capital of GAN UK;

“General Meeting”	the general meeting of the Shareholders convened to be held at 10.15 a.m. on 31 March 2020 (or as soon thereafter as the Court Meeting shall have been concluded), notice of which is set out in Part 11 of this document (including any adjournment thereof);

“Holder”	a registered holder of GAN UK Shares including a person entitled by transmission;

“Last Practicable Date”	11 March 2020, being the last practicable date prior to the date of this document;

“Link”	Link Asset Services, a trading name of Link Market Services Ltd;

“Nasdaq”	the Nasdaq Capital Market;

“Overseas Shareholders”	shareholders of GAN UK from time to time who are resident in, or nationals or citizens of, jurisdictions outside the UK or who are nominees of, or custodians or trustees for, residents, citizens or nationals of other countries;

“Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Scheme is sent or made available to Scheme Shareholders in that jurisdiction, or the GAN Bermuda Shares are made available to Scheme Shareholders in the jurisdiction;

“Restricted Overseas Shareholder”	a Scheme Shareholder with a registered address in, or who is a citizen, resident or national of, a Restricted Jurisdiction;

“Scheme”	this scheme of arrangement under Part 26 of the Companies Act between GAN UK and the Scheme Shareholders in its present form or with or subject to any modification, addition or condition which GAN UK and GAN Bermuda may agree and the Court may approve or impose;

“Scheme Court Hearing”	the hearing at which the Scheme Court Order is made;

“Scheme Court Order” or “Court Order”	the order of the Court granted at the Scheme Court Hearing to sanction the Scheme under Part 26 of the Companies Act;

“Scheme Record Time”	close of business on the business day immediately following the execution of the Underwriting Agreement;

“Scheme Shareholders”	holders of Scheme Shares;

24

“Scheme Shares”	the aggregate of:

(a)	the GAN UK Shares in issue at the date of this document;
(b)	the GAN UK Shares (if any) issued after the date of this document and prior to the Voting Record Time; and
(c)	the GAN UK Shares (if any) issued on or after the Voting Record Time and prior to the Scheme Record Time either on terms that the original holder or any subsequent holder thereof shall be bound by this Scheme or in respect of which the holder thereof shall have agreed in writing to be bound by this Scheme;

“subsidiary”	has the meaning ascribed to it in the Companies Act;

“trading day”	any day on which shares are traded on Nasdaq;

“Transfer Agent”	Continental Stock Transfer & Trust Co;

“UK Register”	the register of members of GAN UK Shares maintained by Link;

“Uncertificated Securities Regulations”	the Uncertificated Securities Regulations 2001 (SI 2001 No.3755) (as amended from time to time);

“uncertificated” or “in uncertificated form”	a share or security recorded on the relevant register as being held in uncertificated form in CREST;

“Voting Record Time”	close of business on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, close of business on the day which is two days before the date of such adjourned meeting; and

“Voting Scheme Shareholders”	the Scheme Shareholders other than the Directors.

2.	References to “clauses” are to clauses of this Scheme and, save for the definition of “business day” as defined above, references to time are to London, United Kingdom time. Any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof.

3.	It is proposed that GAN Bermuda will be represented by GAN UK’s counsel at the Scheme Court Hearing, and will consent to the Scheme and undertake to the Court to be bound thereby and to execute and do, or procure to be executed and done, all such documents, acts and things as may be necessary or desirable to be executed or done by it or on its behalf for the purpose of giving effect to this Scheme.

4.	The issued share capital of GAN UK at the Last Practicable Date is 86,203,868 ordinary shares of £0.01 each.

5.	GAN UK was incorporated in England and Wales under the Companies Act 1985 on 25 November 1999.

6.	The issued share capital of GAN Bermuda as at the Last Practicable Date is 10,000 ordinary shares, par value of US$0.01 per share.

7.	GAN Bermuda was incorporated in Bermuda under the Bermuda Companies Act on 13 December 2019.

8.	It is intended that following the Scheme becoming Effective, admission to trading on AIM of the GAN UK Shares will be cancelled and GAN UK will be re-registered as a private limited company under the relevant provisions of the Companies Act and renamed.

8.1	The entire issued share capital of GAN Bermuda, being 10,000 ordinary shares, par value US$0.01 per share, is currently held by Dermot Smurfit. Immediately following the transfer of the GAN UK Shares to GAN Bermuda and the issuance of the GAN Bermuda Shares to the Scheme Shareholders, it is intended that Dermot Smurfit’s initial shareholding of 10,000 ordinary shares, par value of US$0.01 per share in GAN Bermuda shall be repurchased by GAN Bermuda and cancelled.

25

THE SCHEME

1.	Transfer of Scheme Shares

1.1	On the Effective Date, all of the issued Scheme Shares shall be transferred to GAN Bermuda, fully paid, free from all liens, equities, rights, charges, encumbrances and other interests and together with all rights subsisting at the date of their transfer and thereafter attached to each share in GAN UK, including the right to receive and retain all dividends and other distributions declared, made or paid thereon, on or after the Scheme Record Time.

1.2	For the purposes of such acquisition, the Scheme Shares shall be transferred to GAN Bermuda by means of a form of transfer or other instrument or instruction of transfer and, to give effect to such transfer, any person may be appointed by GAN Bermuda as attorney or agent, and is hereby authorised on behalf of the holder or holders concerned, to execute and deliver as transferor an instrument of transfer (whether as a deed or otherwise) of, or give any instructions to transfer, any Scheme Shares and every instrument or instruction of transfer so executed or instruction given shall be effective as if it had been executed or given by the holder or holders thereby transferred. Such instrument, form or instruction of transfer shall be the principal instrument of transfer and the equitable or beneficial interest in the Scheme Shares shall only be transferred to GAN Bermuda, together with the legal interest in such Scheme Shares, pursuant to such instruction, form or instrument of transfer.

1.3	Pending the registration of GAN Bermuda as the holder of the Scheme Shares to be transferred pursuant to this Scheme, GAN Bermuda shall be empowered upon and with effect from the Effective Date, to appoint any person to act as attorney or, failing that, agent on behalf of each Holder in accordance with such directions as GAN Bermuda may give in relation to any dealings with or disposal of such share (or any interest in such share), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof and the Holder shall exercise all rights attaching thereto in accordance with the directions of GAN Bermuda but not otherwise.

2.	Consideration for the transfer of the Scheme Shares

2.1	Under the terms of the Scheme, for each Ordinary Share held at the Scheme Record Time, Scheme Shareholders will be entitled to receive:

0.25 New GAN Bermuda Shares

and

2.32 pence in cash

The aggregate amount of the cash element of the consideration payable to Scheme Shareholders for their Scheme Shares is £2 million.

2.2	The GAN Bermuda Shares to be issued in accordance with clause 2.1 and the remaining provisions of the Scheme shall be issued and credited as fully paid and free from all encumbrances and rights of pre-emption and any other third party rights of any nature whatsoever and shall rank pani passu in all respect with other GAN Bermuda Shares issued and outstanding on the Effective Date, including all rights to receive dividends, distributions and other entitlements made or paid or declared thereon after the Scheme Record Time. The Effective Date is expected to occur on the same day as the day on which the US Fundraise is closed.

2.3	Fractions of pence will not be paid to Scheme Shareholders and cash entitlements will be rounded down to the nearest whole penny. Fractional entitlements to GAN Bermuda Shares for each Scheme Shareholder will be rounded down to an integral number and will not be allotted or issued to holders of Scheme Shares pursuant to the Scheme. These fractional entitlements will be aggregated and shall, on a reasonable basis, be sold for the benefit of the Scheme Shareholders. The equivalent of the net proceeds of such sale of GAN Bermuda Shares (after deduction of brokerage charges and associated expenses) will be paid to the Scheme Shareholders prorated to their holdings of GAN Bermuda Shares as at the Scheme Record Time as soon as practicable after receipt. Neither GAN Bermuda nor any other person shall be responsible or have any liability whatsoever for any loss or damage (actual or alleged) arising from the terms or the timing of the sales or any failure to sell fractional entitlements to GAN Bermuda Shares. Payment of any amounts to which a Scheme Shareholder is entitled under this clause 2.3 shall be made in accordance with clause 3, as appropriate.

26

3.	Settlement

Subject to the Scheme becoming Effective (and except as provided in clause 4 in relation to certain Restricted Overseas Persons), settlement of the consideration to which any holder of Scheme Shares is entitled under the Scheme will be effected in the manner set out below.

3.1	Consideration where GAN UK Shares are held in uncertificated form (that is, in CREST) Where, at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares within CREST:

(a)	Cash consideration

Settlement of cash consideration will be effected through CREST by the creation of an assured payment obligation in favour of the appropriate CREST account through which the relevant Scheme Shareholder holds such uncertificated shares in respect of the cash consideration due to him in accordance with the terms of the Scheme as soon as practicable and, in any event, no later than 14 days after the Effective Date.

(b)	Share consideration

For Scheme Shareholders who hold their Scheme Shares in uncertificated form in CREST, such Scheme Shares will be disabled in CREST on the Effective Date. The Scheme Shares will be removed from CREST on the Effective Date, and as soon as practicable such Scheme Shareholders will be issued the GAN Bermuda Shares to which they are entitled. The GAN Bermuda Shares will be issued in book-entry form. As soon as practicable and, in any event, no later than 14 days after the Effective Date, the Transfer Agent will mail a statement by first class mail to each Scheme Shareholder providing evidence of ownership of the GAN Bermuda Shares such Scheme Shareholder holds. Scheme Shareholders wishing to deposit their GAN Bermuda Shares electronically with DTC will need to contact their brokers to arrange for deposit of those shares following receipt of their statement providing evidence of ownership. Temporary documents of title will not be issued and transfer of GAN Bermuda Shares by Scheme Shareholders will not be permitted until they receive their statement providing evidence of ownership and effect such transfer in accordance with the directions on such statement.

Accordingly, Shareholders holding Scheme Shares in uncertificated form should be aware that there will be a delay in their ability to deal with their GAN Bermuda Shares until after they receive their statement providing evidence of ownership.

3.2	Consideration where GAN UK Shares are held in certificated form (that is, not in CREST) Where at the Scheme Record Time, a Scheme Shareholder holds Scheme Shares in certificated form:

(a)	Cash consideration

Settlement of cash consideration due to such Scheme Shareholder pursuant to the Scheme will be effected by cheque as soon as practicable and, in any event, no later than 14 days after the Effective Date. All cheques will be in pounds sterling drawn on the branch of a UK clearing bank. Payments made by cheque will be payable to the Scheme Shareholder(s) concerned. Payments will not be sent via CHAPS or BACS.

(b)	Share consideration

For Scheme Shareholders who hold their Scheme Shares in certificated form, such certificates will be null, void and of no further force and effect on the Effective Date. Such Scheme Shareholders will be issued the GAN Bermuda Shares to which they are entitled in book-entry form. As soon as practicable and, in any event, no later than 14 days after the Effective Date, the Transfer Agent will mail a statement by first class mail to each Scheme Shareholder providing evidence of ownership of the GAN Bermuda Shares such Scheme Shareholder holds. Scheme Shareholders wishing to deposit their GAN Bermuda Shares electronically with DTC will need to contact their brokers to arrange for deposit of those shares following receipt of their statement providing evidence of ownership. Temporary documents of title will not be issued and transfer of GAN Bermuda Shares by Scheme Shareholders will not be permitted until they receive their statement providing evidence of ownership and effect such transfer in accordance with the directions on such statement.

27

Accordingly, Shareholders holding Scheme Shares in certificated form should be aware that there will be a delay in their ability to deal with their GAN Bermuda Shares until after they receive their statement providing evidence of ownership.

From the Effective Date, each holding of Scheme Shares credited to any stock account in CREST shall be disabled and all Scheme Shares held within CREST will be cancelled on the Effective Date.

As at the close of trading on the last day of dealings in GAN UK Shares prior to the Effective Date, there may be unsettled, open trades for the sale and purchase of GAN UK Shares within CREST. The GAN UK Shares that are the subject of such unsettled trades will be treated under the Scheme in the same way as any other GAN UK Shares registered in the name of the relevant seller under that trade. Consequently, those GAN UK Shares will be transferred under the Scheme and the seller will receive the appropriate cash consideration and GAN Bermuda Shares in accordance with the terms of the Scheme.

GAN UK reserves the right to settle all or any part of the entitlements referred to above to all or any Scheme Shareholders who hold Scheme Shares in uncertificated form at the Scheme Record Time by cheque (in respect of the cash consideration) or in certificated form (in respect of the share consideration) if, for reasons outside its reasonable control, it is not able to effect settlement in uncertificated form.

4.	Overseas Shareholders

The provisions of clauses 1, 2 and 3 of this Scheme shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if in the case of any Scheme Shareholder, GAN Bermuda is advised that the law of a country or territory outside the United Kingdom and Bermuda precludes the allotment, issue or delivery to it of GAN Bermuda Shares under clause 2 of this Scheme except after compliance by GAN UK and GAN Bermuda (as the case may be) with any governmental or other consent or any registration, filing or other formality with which GAN UK and GAN Bermuda (as the case may be) is unable to comply or compliance with which GAN Bermuda regards as unduly onerous, then:

(a)	GAN Bermuda may, in its sole discretion, determine that the GAN Bermuda Shares shall not be allotted and issued to a Scheme Shareholder to whom this clause 4 of this Scheme applies; and

(b)	GAN Bermuda shall be entitled to treat such Scheme Shareholder as a Restricted Overseas Shareholder.

In such case, and in the case of any Scheme Shareholder determined by GAN Bermuda to be a Restricted Overseas Shareholder, the GAN Bermuda Shares which would have been issued to such Scheme Shareholder shall instead be issued to a nominee appointed by GAN Bermuda on behalf of such Scheme Shareholder on terms that the nominee shall, as soon as reasonably practicable following the Effective Date sell those GAN Bermuda Shares so issued with the net proceeds of such sale being remitted to the Restricted Overseas Shareholder.

5.	Certificates representing Scheme Shares

With effect from and including the Effective Date, all certificates representing holdings of Scheme Shares held by Scheme Shareholders shall cease to have effect as documents of title to such Scheme Shares, and shall be null, void and of no further force and effect.

28

6.	Record of transfer of Scheme Shares

6.1	Prior to the Effective Date, Euroclear shall be instructed to cancel the entitlements to Scheme Shares of holders of Scheme Shares in uncertificated form.

6.2	On the Effective Date, as regards certificated Scheme Shares, GAN UK shall be required to make entries in its register of members to record their transfer pursuant to this Scheme.

7.	Mandated payments and other instructions

Each mandate in force on the Effective Date relating to the payment of dividends on Scheme Shares and each instruction then in force as to notices and other communications from GAN UK shall, unless and until varied or revoked, be deemed as from the Effective Date to be a valid and effective mandate or instruction to GAN Bermuda in relation to the corresponding GAN Bermuda Shares to be allotted and issued pursuant to the Scheme.

8.	Effective Date

8.1	The Scheme will become Effective when the Scheme Court Order is delivered to the UK Registrar of Companies.

8.2	Unless this Scheme has become Effective on or before 5.00 p.m. on 30 April 2020 or such later date, if any, as GAN UK and GAN Bermuda may agree and the Court may allow, it shall lapse.

9.	Cancellation of trading on AIM

9.1	On the Effective Date, GAN UK will become a wholly owned subsidiary of GAN Bermuda. Prior to the Scheme becoming Effective, an application will be made to the London Stock Exchange for admission of the GAN UK Shares to trading on AIM to be cancelled from or shortly after the Effective Date. The last day of dealings in GAN UK Shares on AIM is expected to be the business day immediately prior to the Effective Date and no transfers shall be registered after close of business on that date.

9.2	On the Effective Date, share certificates in respect of GAN UK Shares will cease to be valid and entitlements to GAN UK Shares held within the CREST system will be cancelled or transferred.

10.	Modification

Subject always to the Court’s approval, GAN UK and GAN Bermuda may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition approved or imposed by the Court.

11.	Costs

GAN UK is authorised and permitted to pay all the costs and expenses relating to the negotiation, preparation and implementation of the Scheme.

12.	Governing law

This Scheme is governed by the laws of England and Wales and is subject to the jurisdiction of the English Courts.

Dated: 13 March 2020

29

Part 5

TAXATION

Part 5 of this document is not intended to be, and should not be construed to be, legal or taxation advice to any particular Scheme Shareholder. Any Scheme Shareholder who has any doubt about his own taxation position, or who is subject to taxation in any jurisdiction other than the UK should consult his professional taxation advisor immediately.

1. UK taxation

The comments set out below summarise certain limited aspects of the UK tax treatment of GAN UK Shareholders under the Scheme.

They do not constitute legal or tax advice and do not purport to be a complete analysis of all UK tax considerations relating to the Scheme. They are based on current UK law and HMRC published practice, both of which are subject to change, possibly with retroactive effect. The comments are intended as a general guide and apply only to GAN UK Shareholders who are resident and, in the case of individuals, domiciled for tax purposes in (and only in) the UK at all relevant times, who hold GAN UK Shares and, to the extent that they acquire GAN Bermuda Shares pursuant to the Scheme, hold those GAN Bermuda Shares as an investment (other than in an Individual Savings Account) and who are the absolute beneficial owners of their GAN UK Shares.

These comments do not deal with certain types of shareholders, such as charities, persons holding or acquiring shares in the course of trade or as part of a “carried interest”, persons who have or could be treated for tax purposes as having acquired their GAN UK Shares by reason of their employment, collective investment schemes, pension schemes and insurance companies. GAN UK Shareholders who are in any doubt about their tax position, or who are resident, domiciled or otherwise subject to tax in a jurisdiction outside the UK, are advised to consult an appropriate independent professional tax adviser.

Tax consequences of the Scheme

Chargeable gains

The transfer of GAN UK Shares under the Scheme in return for GAN Bermuda Shares should generally be treated as a reorganisation for UK tax purposes and, therefore, to the extent that a Scheme Shareholder exchanges their GAN UK Shares for GAN Bermuda Shares, such Scheme Shareholders should not be treated as disposing of their GAN UK Shares or acquiring the GAN Bermuda Shares as a result of the Scheme. Instead, the GAN Bermuda Shares should be treated as the same asset and as having been acquired at the same time and for the same consideration as the relevant proportion of such Scheme Shareholder’s GAN UK Shares. Scheme Shareholders who, alone or together with connected persons, hold more than 5 per cent. of GAN UK Shares will be eligible for the treatment set out in the above paragraph only if the transfer under the Scheme is effected for bona fide commercial reasons and is not part of a scheme or arrangement of which the main purpose, or one of the main purposes, is the avoidance of a liability to capital gains tax or corporation tax. Scheme Shareholders should be advised that clearance has been sought, but not yet received, from HMRC under section 138 of the Taxation of Chargeable Gains Act 1992 for confirmation that HMRC is satisfied that the transfer under the Scheme will be effected for bona fide commercial reasons and will not form part of any such scheme or arrangement.

UK stamp duty and stamp duty reserve tax (“SDRT”)

No UK stamp duty or SDRT should generally be payable by Scheme Shareholders as a result of the Scheme.

Tax consequences of GAN Bermuda Shares

Direct taxation of dividends paid to individual holders of GAN Bermuda Shares

A UK resident individual holder of GAN Bermuda Shares who receives a dividend from GAN Bermuda shall not pay any UK income tax to the extent that the dividend, when aggregated with any other dividends received from any source in the same tax year, does not exceed the current dividend allowance of £2,000.

30

For UK tax purposes, the gross amount of any dividend must generally be brought into account, before deduction of Bermuda withholding taxes.

To the extent that the dividend is not covered by the dividend allowance (taking account of any other dividends received by the individual shareholder in the same tax year, excluding any dividends paid within an Individual Savings Account and certain pension arrangements), it would be subject to UK income tax at 7.5 per cent. (to the extent within the basic rate band), 32.5 per cent. (to the extent within the higher rate band) and/or 38.1 per cent. (to the extent within the additional rate band), in each case when treated as the top slice of that shareholder’s income for the relevant tax year.

Where an individual has both savings and dividend income, the dividend income is treated as the top slice. Dividends falling within the £2,000 dividend allowance will still count towards the basic or higher rate bands for this purpose and may, therefore, affect the rate of tax payable on dividends received in excess of the dividend allowance.

Direct taxation of dividends paid to corporate holders of GAN Bermuda Shares

It is likely that most dividends paid on the GAN Bermuda Shares to UK resident corporate shareholders would fall within one or more of the classes of dividend qualifying for exemption from corporation tax. However, it should be noted that the exemptions are not comprehensive and their applicability will depend on a shareholder’s own circumstances and they are also subject to anti-avoidance rules. If a dividend paid to a UK resident corporate shareholder does not fall within one of the exempt classes, the shareholder will be subject to corporation tax on the gross amount of the dividend at a rate of 19 per cent., which is due to fall to 17 per cent. from 1 April 2020.

Both individual and corporate shareholders within the charge to UK corporation tax should consult their own professional advisers in respect of their position.

Future disposal of GAN Bermuda Shares

A disposal of GAN Bermuda Shares by a holder who is resident in the UK for tax purposes may, depending upon the holder’s circumstances and subject to any available exemption or relief (such as the annual exempt amount for individuals), give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of capital gains. The first £12,000 of an individual’s net chargeable gains are exempt for the current tax year (2019/20). The balance is taxed at 10 per cent. for gains that fall within the individual’s otherwise unused basic rate income tax band (£37,500 for 2019/20) and 20 per cent. thereafter, with no taper relief or indexation allowance. A UK resident corporate will, subject to the availability of any exemptions, reliefs and/or allowable losses, generally be subject to UK corporation tax on chargeable gains at the standard rate of UK corporation tax (currently 19 per cent., which is due to fall to 17 per cent. from 1 April 2020).

UK stamp duty and SDRT

No UK stamp duty or SDRT should arise in respect of any dealings in the GAN Bermuda Shares, provided that there is no register in the UK in respect of the GAN Bermuda Shares and that the GAN Bermuda Shares are not paired with any shares issued by any company incorporated in the UK.

2. US taxation

The following is a general summary based on present law of certain material US federal income tax considerations relevant to the exchange of GAN UK Shares for GAN Bermuda Shares pursuant to the Scheme and to the ownership of GAN Bermuda Shares. It addresses only US Holders (as defined below) that exchange GAN UK Shares pursuant to the Scheme, hold their GAN UK Shares as “capital assets” (generally, property held for investment) under the US Internal Revenue Code of 1986, as amended (the “Code”) and use the US dollar as their functional currency. This summary is for general information only. It is not a complete description of all the tax considerations that may be relevant to a particular US Holder and does not cover all aspects of US federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the GAN Bermuda Shares by particular investors, or address non-US, state or local tax considerations. The discussion also does not address any aspect of US federal taxation other than US federal income taxation (such as the estate and gift tax or the Medicare tax on net investment income). It does not consider the circumstances of holders subject to special tax treatment under the US federal income tax laws, such as banks, insurance companies, regulated investment companies, dealers, traders in securities that elect mark-to-market treatment, insurance companies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, real estate investment trusts, partnerships or other pass-through entities for US federal income tax purposes, tax-exempt entities or persons holding shares as part of a hedge, constructive sale, straddle, conversion or other integrated financial transaction. It does not address persons resident or ordinarily resident in the United Kingdom and persons holding shares through a permanent establishment or fixed base outside the United States. It does not consider consequences for persons that own (or are deemed to own) 10 per cent. or more (by voting power or value) of the shares of GAN UK or that will own (or be deemed to own) five per cent. or more (by voting power or value) of the shares of GAN Bermuda. This summary is based on the federal tax laws of the United States, including the Code, its legislative history, existing and proposed Treasury regulations thereunder, published rulings and court decisions, all as currently available and all subject to change at any time, possibly with retroactive effect. This summary is not a substitute for tax advice.

31

THE STATEMENTS ABOUT US FEDERAL INCOME TAX MATTERS IN THIS DOCUMENT HAVE BEEN MADE TO SUPPORT THE PROMOTION OR MARKETING OF THE SCHEME. NO TAXPAYER CAN RELY ON THEM TO AVOID US FEDERAL TAX PENALTIES. EACH SHAREHOLDER SHOULD SEEK ADVICE FROM ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES FOR IT OF PARTICIPATING IN THE SCHEME AND HOLDING GAN BERMUDA SHARES UNDER THE LAWS OF THE UNITED KINGDOM, THE UNITED STATES AND THEIR CONSTITUENT JURISDICTIONS AND ANY OTHER JURISDICTION WHERE THE PURCHASER MAY BE SUBJECT TO TAXATION.

As used here, “US Holder” means a beneficial owner of shares that for US federal income tax purposes is (i) an individual citizen or resident of the United States, (ii) a corporation organised in or under the laws of the United States or its political subdivisions, (iii) a trust subject to the control of a US person and the primary supervision of a US court or (iv) an estate the income of which is subject to US federal income taxation regardless of its source.

The US federal tax consequences to a partner in a partnership generally will depend on the status of the partner and the activities of the partnership. US Holders that are partnerships are urged to consult their own tax advisers about the tax consequences to their partners of receiving GAN Bermuda Shares in exchange for GAN UK Shares in connection with the Scheme and owning and disposing of GAN Bermuda Shares.

The discussion below in “Share Exchange in the Scheme,” “Dividends” and “Dispositions” assumes that GAN UK has not been during a US Holder’s holding period for its GAN UK Shares, and that GAN Bermuda is not and will not become, a passive foreign investment company (“PFIC”). US Holders should discuss with their own advisers the PFIC rules, which are summarised below in “Passive Foreign Investment Company Rules”.

Share exchange in the Scheme

GAN UK and GAN Bermuda intend to treat the Scheme generally as a tax-free transaction for US federal income tax purposes under sections 351 and 368(a) of the Code. The proper US federal income treatment of the Scheme is not certain, however, and neither GAN nor GAN Bermuda has sought a ruling from US tax authorities or an opinion from US tax counsel on the proper treatment of the Scheme. Although the summary in this section assumes that the Scheme constitutes a tax-free transaction, each US Holder should consult its own tax adviser about the proper US federal, state and local income tax treatment of the Scheme.

Assuming that the Scheme is a tax-free transaction, a US Holder generally will recognise no gain or loss on exchange of GAN UK Shares for GAN Bermuda Shares. A US Holder’s basis in GAN Bermuda Shares generally will equal its aggregate adjusted tax basis in the GAN UK Shares exchanged, and its holding period in the GAN Bermuda Shares generally will include the period it held the GAN UK Shares. If a US Holder acquired different blocks of GAN UK Shares at different times or at different prices, the US Holder’s basis and holding period in the GAN Bermuda Shares will be determined separately for each block of shares. Further, a Shareholder generally will be taxable to the extent the Shareholder receives cash in the exchange, with any resulting income potentially treated as capital gain (which may be short-term or long-term depending on the Shareholder’s holding period for the GAN UK Shares) or treated as a dividend for US federal income tax purposes. Shareholders in particular are urged to consult their tax advisors regarding the US federal, state and local income tax treatment of the receipt of cash in the exchange.

32

If the Scheme were not a tax-free reorganisation, a US Holder receiving GAN Bermuda Shares and cash in exchange for GAN UK Shares would recognise capital gain or loss equal to the difference between (x) the amount of cash received plus the fair market value of the GAN Bermuda Shares as of the effective date of the exchange and (y) its adjusted tax basis in the GAN UK Shares exchanged. Any gain would be long-term capital gain if the US Holder held the GAN UK Shares for more than one year. Any loss would be long-term capital loss if the US Holder held the GAN UK Shares for more than one year. Deductions for capital losses are subject to limitations. Any gain or loss generally would be treated as arising from US sources. Consequently, if a UK tax was imposed on such gain, the US Holder generally would not be able to use the corresponding foreign tax credit, unless the holder had other foreign-source income of the appropriate type in respect of which the credit could be used. The US foreign tax credit rules are very complex. US Holders should consult their tax advisers with respect to the application of these rules to their particular circumstances. The holder would have a tax basis in the GAN Bermuda Shares equal to their fair market value as of the effective date of the exchange and a holding period for the GAN Bermuda Shares beginning on the day following the exchange date.

Dividends

US Holders generally must include any dividends paid on GAN Bermuda Shares in their gross income as foreign source ordinary dividend income. Dividends generally will not be eligible for the dividends received deduction generally available to corporations. Dividends may be eligible for the reduced rate on qualified dividend income available to non-corporate US Holders who meet certain holding period and other requirements if GAN Bermuda qualifies for benefits under the income tax treaty between the United Kingdom and the United States. As there will be continuity of operations within the Enlarged Group following the Effective Date, GAN Bermuda expects to qualify for benefits under the treaty, however, the Directors cannot guarantee that this will be the case.

US Holders that receive dividends in a currency other than US dollars must include in their gross income a US dollar amount calculated by reference to the exchange rate in effect on the day the dividends are actually or constructively received by the US Holder, regardless of whether the currency is converted into US dollars. US Holders should consult their tax advisers about how to account for payments that are not made in US dollars.

Dispositions

US Holders generally will recognise capital gain or loss on the sale or other disposition of GAN Bermuda Shares in an amount equal to the difference, if any, between the US Holder’s adjusted tax basis in the shares (generally, their cost in US dollars) and the US dollar value of the amount realised on the sale or other disposition. Any capital gain will be long-term capital gain if the US Holder has held the GAN UK Shares and the GAN Bermuda Shares for a combined period of longer than one year. Any capital loss will be longterm capital loss if the US Holder has held the GAN UK Shares and the GAN Bermuda Shares for a combined period of longer than one year. Deductions for capital losses are subject to limitations. Any gain or loss generally will be treated as arising from US sources. Consequently, if a UK tax is imposed on such gain, the US Holder will not be able to use the corresponding foreign tax credit, unless the holder has other foreign-source income of the appropriate type in respect of which the credit may be used. The US foreign tax credit rules are very complex. US Holders should consult their advisers with respect to the application of these rules to their particular circumstances.

A US Holder that receives a currency other than US dollars in exchange for its shares will realise an amount equal to the US dollar value of the currency received at the exchange rate in effect on the date of disposition (or, if the shares are traded on an established securities market and a US Holder is a cash-basis or electing accrual basis taxpayer, at the exchange rate in effect on the settlement date). US Holders should consult their advisers about how to account for sale or other disposition proceeds that are not paid in US dollars.

33

Passive Foreign Investment Company Rules

In general, a non-US corporation will be classified as a PFIC for any taxable year if at least (i) 75 per cent. of its gross income is classified as “passive income” or (ii) 50 per cent. of the average quarterly value of its assets produce or are held for the production of passive income. In making this determination, the non-US corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of any company in which it holds a 25 per cent. or greater interest, by value. Under the PFIC rules, if a non-US corporation is classified as a PFIC at any time while a holder owns shares of such corporation, then such corporation will continue to be treated as a PFIC with respect to such holder’s investment unless such holder makes certain elections under the PFIC rules. A US investor in shares of a PFIC may be subject to adverse US federal income tax consequences compared to an investment in shares of a company that is not considered a PFIC, including being subject to greater amounts of US federal income tax on dividends paid on such shares and on gain recognised upon a disposition of such shares.

GAN Bermuda believes that it is not a PFIC and does not expect to become one in the future. However, no assurance can be given in this regard, because classification as a PFIC depends on the composition and fair market value of GAN Bermuda’s and its subsidiaries’ assets each year, the composition of their income each year, and the application of rules that in certain respects are unclear. Each US Holder should consult its tax advisers regarding whether GAN Bermuda is a PFIC or is likely to become one in the future, as well as whether GAN UK has been a PFIC at any time during the US Holder’s holding period for its GAN UK Shares, and the potential for adverse consequences to such US Holder in respect of its receipt of GAN Bermuda Shares pursuant to the Scheme and ownership of those shares if GAN UK has been or GAN Bermuda is or in the future becomes a PFIC.

Reporting and backup withholding

Assuming that the Scheme qualifies for US federal income tax purposes as a tax-free transaction, each US Holder who is a “significant holder” will be required to file a statement with the US Holder’s US federal income tax return, on which the US Holder sets forth its tax basis in the GAN UK Shares that the US Holder exchanges for GAN Bermuda Shares pursuant to the Scheme, as well as the fair market value of such GAN UK Shares. In general, a US Holder is a “significant holder” if the US Holder owns at least one per cent. (by vote or value) of the shares of GAN UK immediately before the exchange of shares pursuant to the Scheme or at least one per cent. (by vote or value) of the shares of GAN Bermuda immediately after such exchange.

Information returns may be filed with the US Internal Revenue Service in connection with distributions on the GAN Bermuda Shares and the proceeds from the sale or other disposition of GAN Bermuda Ordinary Shares unless a US Holder establishes that it is exempt from the information reporting rules. A US Holder that does not establish this may be subject to backup withholding on these payments if the US Holder fails to provide its taxpayer identification number or otherwise comply with the relevant certification procedures. The amount of any backup withholding from a payment to a US Holder will be allowed as a credit against its US federal income tax liability and may entitle the US Holder to a refund, provided that the required information is timely furnished to the US Internal Revenue Service. US Holders should consult their advisers regarding any additional tax reporting or filing requirements they may have as a result of acquiring, owning, or disposing of the GAN Bermuda Shares. Failure to properly submit certain reports or make certain filings can lead to significant penalties.

FATCA

Sections 1471 to 1474 (inclusive) of the US Internal Revenue Code of 1986, as amended (commonly known as “FATCA”) impose withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-US entities. Under FATCA, a 30 per cent. withholding tax might be imposed on future payments to a holder of GAN Bermuda Shares of dividends on or proceeds from the disposition of such shares, if such holder either (i) is a foreign financial institution for the purposes of FATCA and does not meet certain certification, reporting and due diligence requirements or (ii) fails to provide and permit the disclosure of certain information to the US Internal Revenue Service. US Holders should consult their advisers regarding the application of the withholding rules and the information that may be required to be disclosed to GAN Bermuda and, in certain circumstances, to the US Internal Revenue Service as will be set out in the final FATCA regulations.

THE SUMMARY ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO A PARTICULAR SHAREHOLDER. EACH SHAREHOLDER SHOULD CONSULT HIS OWN TAX ADVISERS ABOUT THE TAX CONSEQUENCES OF PARTICIPATING IN THE PROPOSALS AND HOLDING GAN BERMUDA SHARES UNDER THE HOLDER’S OWN CIRCUMSTANCES.

3. Bermuda taxation

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by GAN Bermuda or by the shareholders of GAN Bermuda in respect of their holdings of shares in GAN Bermuda.

34

Part 6

INFORMATION RELATING TO GAN PLC

1. Summary of the GAN Bermuda Bye-laws

The following is a summary of the GAN Bermuda Bye-laws. This summary is qualified in its entirety by the full text of the GAN Bermuda Bye-laws, a copy of which is available free of charge on GAN UK’s website, gan.com, and is available for inspection upon request during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the offices of Memery Crystal LLP (being 165 Fleet Street, London EC4A 2DY), at GAN UK’s registered office (being 2nd Floor Axe And Bottle Court, Newcomen Street, London SE1 1YT) or at GAN Bermuda’s registered office (being Park Place, 55 Par La Ville Road, Third Floor, Hamilton, HM 11, Bermuda) from the date of this document until the Effective Date.

GAN Bermuda Bye-laws restrict shareholders from bringing legal action against GAN Bermuda’s officers and directors

GAN Bermuda Bye-laws contain a broad waiver by GAN Bermuda’s shareholders of any claim or right of action, both individually and on GAN Bermuda’s behalf, against any of GAN Bermuda’s officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director or any claims of violations of the US Securities Act or the Securities Exchange Act of 1934 (“Exchange Act”), the waiver of which would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act. This waiver limits the right of shareholders to assert claims against GAN Bermuda’s officers and directors unless the act or failure to act involves fraud or dishonesty.

GAN Bermuda Bye-laws may discourage a change of control

GAN Bermuda Bye-laws contain provisions that could make it more difficult for a third party to acquire GAN Bermuda without the consent of GAN Bermuda’s Board of Directors. These provisions include, among others:

●	restrictions on the time period in which directors may be nominated;

●	GAN Bermuda Bye-laws do not permit cumulative voting in the election of directors; and

●	GAN Bermuda Bye-laws require shareholders wishing to propose a person for election as a director (other than persons proposed by GAN Bermuda’s Board of Directors) to give advance written notice of nominations for the election of directors.

These provisions could make it more difficult for a third party to acquire GAN Bermuda, even if the third party’s offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their GAN Bermuda Shares.

Shareholder meetings

Under GAN Bermuda Bye-laws, annual shareholder meetings will be held at a time and place selected by GAN Bermuda’s Board of Directors. The meetings may be held in or outside of Bermuda. The Bermuda Companies Act also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. GAN Bermuda Bye-laws provide that shareholders be given at least twenty-one clear days’ notice in advance of an annual general meeting and fourteen clear days’ notice in advance of a special general meeting. The Bermuda Companies Act provides that a special general meeting of shareholders may be called by the Board of Directors of a company and must be called upon the request of shareholders holding not less than 10 per cent. of such of the paid-up capital of the company as at the date of deposit carries the right to vote at general meetings. GAN Bermuda Bye-laws provide that the Board of Directors may convene a special general meeting whenever in their judgment such meeting is necessary and that the Board of Directors must call a special general meeting upon the request of shareholders holding not less than 10 per cent. of such of the paid-up capital of the company as at the date of deposit carries the right to vote at a general meeting.

35

Anti-takeover provisions

Several provisions of GAN Bermuda Bye-laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen GAN Bermuda’s vulnerability to a hostile change of control and enhance the ability of GAN Bermuda’s Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire GAN Bermuda. However, these anti-takeover provisions, which are summarised below, could also discourage, delay or prevent (1) the recapitalization, amalgamation, merger or acquisition of GAN Bermuda’s company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of GAN Bermuda’s incumbent directors and executive officers. The following is a summary of the provisions of GAN Bermuda Bye-laws that may be deemed to have an anti-takeover effect:

Election and removal of directors

GAN Bermuda Bye-laws do not permit cumulative voting in the election of directors. GAN Bermuda Bye-laws require shareholders wishing to propose a person for election as a director (other than persons proposed by GAN Bermuda’s Board of Directors) to give advance written notice of nominations for the election of directors. GAN Bermuda Bye-laws also provide that GAN Bermuda’s directors may be removed only upon the affirmative vote of the holders of a majority of the ordinary shares voted in person or by proxy at a duly authorised meeting of shareholders called for that purpose, provided that notice of such meeting is served on such director at least 14 days before the meeting and at such meeting the director shall be entitled to be heard on the motion for such removal. These provisions may discourage, delay or prevent the removal of GAN Bermuda’s incumbent directors. GAN Bermuda Bye-laws also provide for the election of directors to be staggered into three classes, of equal number or as close in number as reasonably possible. Each class of directors are elected for a three-year term until their successors are appointed or they are re-elected at the corresponding annual general meeting.

Limited actions by shareholders

Any action required or permitted to be taken by GAN Bermuda shareholders must be affected at an annual or special meeting of shareholders. GAN Bermuda Bye-laws provide that Shareholders may act by written consent in lieu of a meeting. GAN Bermuda Bye-laws provide that GAN Bermuda’s board of directors or the chairman may call special meetings of GAN Bermuda’s shareholders and that the board of directors must call a special general meeting upon the request of shareholders holding not less than 10 per cent. of such of the paid-up capital of the company as at the date of deposit carries the right to vote at a general meeting and the business transacted at a special meeting is limited to the purposes stated in the notice for that meeting.

Subject to certain rights set out in the Bermuda Companies Act, GAN Bermuda Bye-laws provide that shareholders are required to give advance notice to GAN Bermuda of any business to be introduced by a shareholder at any annual general meeting. The advance notice provisions provide that, for business to be properly introduced by a shareholder when such business is not specified in the notice of meeting or brought by or at the direction of GAN Bermuda’s board of directors, the shareholder must have given GAN Bermuda’s secretary notice not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual general meeting of the shareholders. In the event the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, the shareholder must give GAN Bermuda’s secretary notice not later than 10 days following the earlier of the date on which notice of the annual general meeting was given to the shareholders or the date on which public disclosure of the annual general meeting was made. The chairman of the meeting may, if the facts warrant, determine and declare that any business was not properly brought before such meeting and such business will not be transacted.

The above is a summary only of certain provisions of the GAN Bermuda Articles, the full provisions of which are available for inspection as described in paragraph 1 of this Part 6.

2.	Difference between the GAN UK Articles and English law and the GAN Bermuda Bye-laws and Bermuda law

There are a number of differences between the GAN UK Articles and English law and the GAN Bermuda Bye-laws and Bermuda law. These arise by reason of GAN Bermuda being a company incorporated in Bermuda and not in England and Wales (which means that the Bermuda Companies Act will apply to GAN Bermuda). Where appropriate and subject to the Bermuda Companies Act, provisions have been incorporated into the GAN Bermuda Bye-laws to enshrine certain rights that are not conferred by the Bermuda Companies Act but which shareholders in a company incorporated in England and Wales would normally expect.

36

The principal differences between the GAN UK Articles and English law and the GAN Bermuda Bye-laws and Bermuda law are:

Issue of shares

English law

Under the Companies Act, the directors of a company must not exercise any power to allot shares or grant rights to subscribe for, or to convert any security into, shares unless they are authorized to do so by the company’s articles of association or by an ordinary resolution of the shareholders. Any authorization given must state the maximum amount of shares that may be allotted under it and specify the date on which it will expire, which must be not more than five years from the date the authorization was given. The authority can be renewed by a further resolution of the shareholders.

Bermuda law

The directors of GAN Bermuda are authorised under the GAN Bermuda Bye-laws to issue any shares up to the authorised share capital, without shareholder consent.

Pre-emption rights

English law

Under the Companies Act, “equity securities,” being (1) shares in GAN UK other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution, referred to as “ordinary shares,” or (2) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders of GAN UK in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.

Bermuda law

Under Bermuda law, unless provided in a company’s bye-laws or otherwise being a right attaching to shares, shareholders have no automatic pre-emptive rights or other rights to subscribe for additional shares. GAN Bermuda Bye-laws do not include any pre-emption rights in favour of shareholders.

Dividends and distributions

English law

A company may not make a distribution except out of “profits available” to make the distribution. These are often referred to as “distributable reserves”. The distribution must be justified by reference to “relevant accounts”.

In addition to having sufficient distributable reserves the Companies Act requires a public company’s net worth to be at least equal to the amount of its capital. Accordingly, a public company can only make a distribution:

●	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called-up share capital and undistributable reserves; and

●	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

Bermuda law

Under Bermuda law, a company may not declare or pay dividends, or distributions out of contributed surplus, if there are reasonable grounds for believing that:

(i)	the company is, or would after the payment be, unable to pay its liabilities as they become due; or

(ii)	that the realisable value of its assets would thereby be less than its liabilities.

37

The board of a Bermuda company generally has the power to declare a final dividend without the need for shareholder approval, subject to the bye-laws, GAN Bermuda Bye-laws authorises the board to declare dividends without shareholder approval.

Share repurchase

English law

A company may purchase its shares by way of an “off-market” purchase or by a “market purchase”.

A “market purchase” is a purchase made on a recognised investment exchange such as the London Stock Exchange and an “off-market” purchase is a purchase made otherwise than on a recognised investment exchange.

Off-market purchases are available to both private and public limited companies but only certain public companies are able to make market purchases.

A company may make an “off-market” or “market” purchase if the purchase is approved by a resolution of the company.

The authority may be general or limited to the purchase of shares of a particular class or description. The authority must specify the maximum number of shares to be purchased and determine the minimum or maximum prices which may be paid for the shares. The resolution must specify a date on which the authority is to expire which cannot be later than five years after the date on which the resolution is passed.

A share repurchase can be funded either from distributable profits or from the proceeds of a fresh issue of shares made for the purpose of financing the buyback. Public companies are not permitted to purchase their own shares out of capital.

Bermuda law

With the consent of a holder of shares to buy back the shares, a Bermuda company may repurchase its shares pursuant to the provisions of the Bermuda Companies Act. Repurchases may be effected only provided that:

(i)	in the case of a repurchase of shares, appropriate authorisation to do so is provided in the company’s constitutional documents;

(ii)	the funds used for the repurchase are:

(a)	as to the nominal or par value of the shares, met from:

(1)	the company’s share capital account;

(2)	funds of the company otherwise available for payment of dividend or distributions; or

(3)	out of the proceeds of a fresh issue of shares made for the purpose of the share repurchase; and

(b)	as to the premium, if any, payable on repurchase, met from:

(1)	funds of the company otherwise available for payment of dividend or distributions; or

(2)	out of the company’s share premium account before the redemption date;

(iii)	board authorisation for a share repurchase must be given in accordance with the company’s memorandum of association and/or bye-laws; and

(iv)	no repurchase of shares may be made, if on the effective date, there are reasonable grounds for believing that the company is, or after the redemption/repurchase would be, unable to pay its liabilities as they become due.

A repurchase of shares under section 42A of the Bermuda Companies Act will not reduce the amount of the company’s authorised share capital;, only the issued share capital is reduced.

38

Special meetings of shareholders

English law

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5 per cent. of the paid-up capital of the company carrying voting rights at general meetings (excluding any paid up capital held as treasury shares) can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Under the Companies Act, at least 21 days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 days’ notice is required for any other general meeting of a public limited company. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100 per cent. of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95 per cent. in nominal value of the shares giving a right to attend and vote at the meeting.

Bermuda law

Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than one-tenth of such of the paid-up capital of the company as at the date of deposit carries the right to vote at general meetings. GAN Bermuda Bye-laws provide that the chairman of the board of directors or the board of directors may convene a special general meeting and that the board of directors must call a special general meeting upon the request of shareholders holding not less than 10 per cent. of the paid-up capital of the company carrying the right to vote at a general meeting.

Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting.

GAN Bermuda Bye-laws provide that shareholders be given at least 21 clear days’ notice in advance of annual general meetings and 14 clear days’ notice in advance of special general meetings notice requirement for a special general meeting may be shortened by a resolution passed by a majority of not less than three-fourths in nominal value of shares as (being entitled to do so) vote in person or by proxy at a general meeting of the company (of which notice specifying the intention to propose the resolution and a general resolution has been duly given).

Interested director transactions

English law

Under the Companies Act and the GAN UK Articles, where a director has an interest that could give rise to a conflict of interest in an existing or proposed contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors.

The GAN UK Articles allow the board to resolve to authorise a director with a conflict to count as to the quorum of any meeting and vote on any matter being voted on.

Certain transactions may also require shareholder approval, if a director has an interest in:

(i)	a long-term service contract (guaranteeing more than two years of employment); or

(ii)	substantial property transaction; or

(iii)	loans, quasi-loans and credit transactions; or

(iv)	payments for loss of office.

Such approval can be granted by an ordinary resolution of a company’s shareholders.

39

Bermuda law

Bermuda law provides that if a director has an interest in a material contract or proposed material contract with Bermuda GAN or any of its subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. GAN Bermuda Bye-laws provide that, after a director has made such a declaration of interest, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting or disqualified by the vote of a majority in number of the other directors in attendance where such declaration is made by the chairman of the meeting.

Voting and quorum requirements

English law

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders vote on all resolutions on a show of hands.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50 per cent.) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75 per cent. of the votes cast (on a show of hands) or of the total voting rights (on a poll), in each case of shareholders present, in person or by proxy, at the meeting.

The Companies Act and the GAN UK Articles provide that two shareholders present at a meeting (in person or by proxy) shall constitute a quorum.

Bermuda law

Under Bermuda law, the voting rights of the shareholders are regulated by GAN Bermuda Bye-laws and, in certain circumstances, by the Bermuda Companies Act. Under GAN Bermuda Bye-laws, at any general meeting, any two shareholders present and representing in person or by proxy a simple majority of the total issued voting shares in GAN Bermuda throughout the meeting and entitled to vote shall form a quorum for the transaction of business. Generally, except as otherwise provided in the bye-laws, or the Bermuda Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast. GAN Bermuda Bye-laws do not permit cumulative voting.

Any individual who is a shareholder of GAN Bermuda and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorised representative at a meeting of shareholders. GAN Bermuda Bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as the board may determine. Under the GAN Bermuda Bye-laws, each holder of ordinary shares is entitled to one vote per ordinary share held.

Approval of corporate matters by written consent

English law

Under the Companies Act, a public limited company, such as GAN UK, is not permitted to pass shareholder resolutions in writing.

Bermuda law

GAN Bermuda Bye-laws provide that anything which may be done by resolution of the company in a general meeting, may be done by written resolution. A written resolution is passed when it is signed by, or in the case of a shareholder that is a person, on behalf of, the shareholders who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of shareholders at which all shareholders entitled to attend and vote thereat were present and voting.

40

Takeover provisions

English law

The Takeover Code currently applies to GAN UK. Please refer to the summary of the Takeover Code at paragraph 4 of Part 6 of this document.

Bermuda law

GAN Bermuda Bye-laws do not contain any takeover provisions and there is no takeover provisions expressly provided for under the Bermuda Companies Act or separately under Bermuda law.

Limitations on directors’ liability and indemnification of directors and officers

English law

Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company, is void. Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to: (1) purchase and maintain insurance against such liability; (2) provide a “qualifying third party indemnity,” or an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is convicted; and (3) provide a “qualifying pension scheme indemnity,” or an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan.

Bermuda law

Section 98 of the Bermuda Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Bermuda Companies Act. Section 98 of the Bermuda Companies Act further provides that a company may advance moneys to an officer (including a director) or auditor for the costs, charges and expenses incurred by the officer (including a director) or auditor in defending any civil or criminal proceedings against them, on condition that the officer (including a director) or the auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them. GAN Bermuda Bye-laws provide that GAN Bermuda directors shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. GAN Bermuda Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer or any claims of violations of the US Securities Act or the Exchange Act, the waiver of which would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act.

Section 98A of the Bermuda Companies Act permits GAN Bermuda to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not Bermuda GAN may otherwise indemnify such officer or director.

GAN Bermuda Bye-laws provide for the exclusive jurisdiction of the of any federal court (or, in the event of lack of federal jurisdiction, any state court) sitting in the Borough of Manhattan, City of New York, New York, United States for all disputes concerning or in connection with the Bermuda Companies Act and GAN Bermuda Bye-laws.

41

Exclusive jurisdiction

English law

Neither the GAN UK Articles, nor the Companies Act, specify an exclusive jurisdiction for disputes concerning the GAN UK Articles.

Bermuda law

GAN Bermuda Bye-laws provide for the exclusive jurisdiction of any federal court (or, in the event of lack of federal jurisdiction, any state court) sitting in the Borough of Manhattan, City of New York, New York, United States for all disputes concerning or in connection with the Bermuda Companies Act and the GAN Bermuda Bye-laws.

Amendment of bye-laws/articles

English law

Under the Companies Act, the GAN UK Articles can be amended only by a special resolution of shareholders in person or by proxy at a general meeting of GAN UK, of which notice specifying the intention to propose the resolution as a resolution has been duly given.

Bermuda law

GAN Bermuda Bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of Bermuda GAN’s board of directors and by a resolution of its shareholders passed by a simple majority vote by poll in person or by proxy at a general meeting of the company, of which notice specifying the intention to propose the resolution as a resolution has been duly given.

Shareholder proposals

English law

Under the Companies Act and the GAN UK Articles, shareholders: (i) representing at least 5 per cent. of the total voting rights of all shareholders; or (ii) who are at least 100 in number, can require that the company circulate a statement of up to 1,000 words relating to a resolution proposed at a general meeting or any other business to be dealt with at that meeting.

Under the Companies Act and the GAN Articles, shareholders: (i) representing at least 5 per cent. of the total voting rights of all shareholders; or (ii) who are at least 100 in number who can vote on a resolution at an annual general meeting and whose average paid up share capital sum is £100, can require that the company propose a resolution at an annual general meeting. Such a resolution cannot be (i) ineffective if it were passed; or (ii) defamatory; or (iii) frivolous or vexatious.

Bermuda law

Under Bermuda law, shareholder(s) may unless the company otherwise resolves, as set forth below and at their own expense, require the company to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholder(s) may properly move at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in the proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (i) any number of shareholders representing not less than one- twentieth of the total voting rights of all shareholders having at the date of the requisition the right to vote at the meeting to which the requisition relates; or (ii) not less than 100 shareholders.

The above is a summary only of certain differences between the GAN Bermuda Bye-laws and GAN UK Articles, the full provisions of which are available for inspection free of charge on GAN UK’s website, gan.com, and is available for inspection upon request during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the offices of Memery Crystal LLP (being 165 Fleet Street, London, EC4A 2DY), at GAN UK’s registered office (being 2nd Floor Axe And Bottle Court, Newcomen Street, London SE1 1YT) or at GAN Bermuda’s registered office (being Park Place, 55 Par La Ville Road, Third Floor, Hamilton, HM11, Bermuda) from the date of this document until the Effective Date.

42

3. Summary of certain provisions of Bermuda company law and implications of GAN Bermuda being a Bermuda incorporated company

There are a number of differences between the Companies Act and the Bermuda Companies Act which may impact upon the rights of Shareholders when they become shareholders of GAN Bermuda. Certain provisions of the Bermuda Companies Act are discussed in this section.

Corporate governance

Bermuda has not adopted a general corporate governance regime, however the GAN Bermuda directors are subject to common law fiduciary obligations and similar statutory duties (including a duty to exercise certain care, diligence and skill) imposed on them pursuant to the Bermuda Companies Act.

Pre-emption rights

Shareholders of a company incorporated under the Bermuda Companies Act are not entitled to pre-emptive rights.

Amendments to charter

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20 per cent. in par value of a company’s issued share capital shall have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Bermuda Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Inspection of books and records

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association (including its objects and powers), certain alterations to the memorandum of association, any prospectus filed with the Registrar of Companies, the certificate of incorporation, the register of charges of the company and the notice stating the registered office of the company. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented to the annual general meeting unless the requirement is waived. The register of members of a company and the register of directors and officers of a company are also open to inspection by shareholders and members of the general public without charge for not less than two hours in any business day (subject to such reasonable restrictions as a company may impose). A company is required to maintain its register of members in Bermuda but may, subject to the provisions of the Bermuda Companies Act, establish a branch register outside of Bermuda. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Exchange control

GAN Bermuda has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows GAN Bermuda to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on Bermuda GAN’s ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends and/or distributions to United States residents who are holders of Bermuda GAN Shares.

The Bermuda Monetary Authority has given its consent for exchange control purposes for the issue and free transferability of all of the GAN Bermuda Shares that are the subject of the US Fundraise to and between persons resident and non-resident of Bermuda, provided GAN Bermuda Shares remain listed on an appointed stock exchange, which includes The Nasdaq Capital Market. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to GAN Bermuda’s performance or creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of its business or for the correctness of any opinions or statements expressed in this prospectus.

43

Share certificates

In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, with respect to any trust, GAN Bermuda are not bound to investigate or see to the execution of any such trust, and GAN Bermuda will take no notice of any trust applicable to any of its shares, whether or not GAN Bermuda have been notified of such trust

Duties of directors

The Bermuda Companies Act authorises the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Bermuda Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. GAN Bermuda Bye-laws provide that its business is to be managed and conducted by Bermuda GAN’s board of directors. At common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following elements: (i) a duty to act in good faith in the best interests of the company; (ii) a duty not to make a personal profit from opportunities that arise from the office of director; (iii) a duty to avoid conflicts of interest; and (iv) a duty to exercise powers for the purpose for which such powers were intended.

The Bermuda Companies Act also imposes a duty on directors and officers of a Bermuda company to: (i) act honestly and in good faith with a view to the best interests of the company; and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. In addition, the Bermuda Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

Under Bermuda law, directors and officers generally owe a fiduciary duty to the company itself, not to the company’s individual shareholders or members, creditors, or any class of shareholders, members or creditors. Bermuda GAN’s shareholders may not have a direct cause of action against Bermuda GAN’s directors.

Shareholder suits

Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders, or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

GAN Bermuda Bye-laws contain a provision by virtue of which GAN Bermuda shareholders waive any claim or right of action that they have, both individually and on GAN Bermuda’s behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer or any claims of violations of the Securities Act or the Exchange Act the waiver of which would be prohibited by Section 14 of the Securities Act and Section 29(a) of the Exchange Act.

44

GAN Bermuda Bye-laws provide for the exclusive jurisdiction of any federal court (or, in the event of lack of federal jurisdiction, any state court) sitting in the Borough of Manhattan, City of New York, New York, United States for all disputes concerning or in connection with the Bermuda Companies Act and the GAN Bermuda Bye-laws.

Compulsory takeovers

Under Bermuda law, an acquiring party is generally able to acquire compulsorily the ordinary shares of minority holders in the following ways:

●	By a procedure under the Bermuda Companies Act known as a “scheme of arrangement”. A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of ordinary shares, representing in the aggregate a majority in number and at least 75 per cent. in value of the ordinary shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of ordinary shares could be compelled to sell their shares under the terms of the scheme of arrangement.

●	If the acquiring party is a company, it may compulsorily acquire all the shares of the target company by acquiring pursuant to a tender offer 90 per cent. of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90 per cent. or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

●	Where one or more parties hold not less than 95 per cent. of the shares or a class of shares of a company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

This summary is intended to be illustrative only and does not purport to be exhaustive or to constitute legal advice. Any Shareholder wishing to obtain further information regarding their rights as a GAN Bermuda shareholder under Bermuda Companies Act should consult their own Bermuda legal or other professional advisers.

Following and subject to its listing, GAN Bermuda will be required to comply with the rules of Nasdaq and the SEC.

4. Takeover Code

The Takeover Code currently applies to GAN UK. The Code does not apply to private companies (other than in certain limited circumstances) and would not apply in relation to any offer made to acquire GAN Bermuda shares from its shareholders at any time, including following completion of the Scheme.

The Takeover Panel has confirmed to GAN UK that the Takeover Code will not apply in connection with the Scheme due to the nature of the transaction, being a redomiciliation by way of a reorganisation to create the Enlarged Group.

GAN UK shareholders should note that, once the Scheme becomes Effective, they will not receive the protections afforded by the Code in relation to their shares in GAN Bermuda in the event that there is a subsequent offer to acquire their GAN Bermuda Shares.

45

Brief details of the Takeover Panel (the “Panel”), the Code and the protections given by the Code are described below. Before the Scheme becomes Effective, you may want to take independent professional advice from an appropriate independent financial adviser.

The Code

The Code is issued and administered by the Panel. GAN UK is a company to which the Code applies and its shareholders are accordingly entitled to the protections afforded by the Code.

The Code and the Panel operate principally to ensure that shareholders are treated fairly and are not denied an opportunity to decide on the merits of a takeover and that shareholders of the same class are afforded equivalent treatment by an offeror. The Code also provides an orderly framework within which takeovers are conducted. In addition, it is designed to promote, in conjunction with other regulatory regimes, the integrity of the financial markets.

The General Principles and Rules of the Code

The Code is based upon a number of General Principles which are essentially statements of standards of commercial behaviour. For your information, these General Principles are set out below. The General Principles apply to all transactions with which the Code is concerned. They are expressed in broad general terms and the Code does not define the precise extent of, or the limitations on, their application. They are applied by the Panel in accordance with their spirit to achieve their underlying purpose.

In addition to the General Principles, the Code contains a series of Rules, of which some are effectively expansions of the General Principles and examples of their application and others are provisions governing specific aspects of takeover procedure. Although most of the Rules are expressed in more detailed language than the General Principles, they are not framed in technical language and, like the General Principles, are to be interpreted to achieve their underlying purpose. Therefore, their spirit must be observed as well as their letter. The Panel may derogate or grant a waiver to a person from the application of a Rule in certain circumstances.

Giving up the protection of the Code

A summary of key points regarding the application of the Code to takeovers generally follows. You are encouraged to read this information carefully as it outlines certain important protections which you will be giving up if the Scheme becomes Effective. Your attention is drawn in particular to the fact that one of the provisions of the Scheme will not be subject to any of the provisions of the Takeover Code.

The General Principles of the Code

All holders of the securities of an offeree company of the same class must be afforded equivalent treatment; moreover, if a person acquires control of a company, the other holders of securities must be protected.

1.	The holders of the securities of an offeree company must have sufficient time and information to enable them to reach a properly informed decision on the bid; where it advises the holders of securities, the board of the offeree company must give its views on the effects of implementation of the bid on employment, conditions of employment and the locations of the company’s places of business.

2.	The board of an offeree company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the bid.

3.	False markets must not be created in the securities of the offeree company, of the offeror company or of any other company concerned by the bid in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted.

4.	An offeror must announce a bid only after ensuring that he/she can fulfil in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration.

5.	An offeree company must not be hindered in the conduct of its affairs for longer than is reasonable by a bid for its securities.

46

Detailed application of the Code

The following is a summary of key provisions of the Code which apply to transactions to which the Code applies. You should note that, once the Scheme becomes Effective, you will be giving up the protections afforded by the Code.

Equality of treatment

General Principle 1 of the Code states that all holders of securities of an offeree company of the same class must be afforded equivalent treatment. Furthermore, Rule 16.1 requires that, except with the consent of the Panel, special arrangements may not be made with certain shareholders in GAN UK if there are favourable conditions attached which are not being extended to all shareholders.

Information to shareholders

General Principle 2 requires that holders of securities of an offeree company must have sufficient time and information to enable them to reach a properly informed decision on a bid. Consequently, a document setting out full details of an offer must be sent to the offeree company’s shareholders.

The opinion of the offeree board and independent advice

The board of the offeree company is required by Rule 3.1 of the Code to obtain competent independent advice as to whether the financial terms of an offer are fair and reasonable and the substance of such advice must be made known to its shareholders. Rule 25.2 requires that the board of the offeree company must send to the offeree company’s shareholders and persons with information rights its opinion on the offer and its reasons for forming that opinion. That opinion must include the board’s views on: (i) the effects of implementation of the offer on all the company’s interests, including, specifically, employment; and (ii) the offeror’s strategic plans for the offeree company and their likely repercussions on employment and the locations of the offeree company’s places of business.

The circular from the offeree company must also deal with other matters such as interests and recent dealings in the securities of the offeror and the offeree company by relevant parties and whether the directors of the offeree company intend to accept or reject the offer in respect of their own beneficial shareholdings.

Rule 20.1 states that, except with the consent of the Panel or as provided in the Notes on Rule 20.1, information and opinions relating to an offer or a party to an offer must be made equally available to all offeree company shareholders and persons with information rights as nearly as possible at the same time and in the same manner.

Optionholders and holders of convertible securities or subscription rights

Rule 15 of the Code provides that when a Code offer is made for voting equity share capital or other transferable securities carrying voting rights and the offeree company has convertible securities outstanding, the offeror must make an appropriate offer or proposal to the stockholders to ensure their interests are safeguarded. Rule 15 also applies in relation to holders of options and other subscription rights. If the Scheme becomes Effective, these protections will be lost.

47

Part 7

ADDITIONAL INFORMATION

1. Responsibility Statement

The Directors, whose names are set out in paragraph 2.1 below, accept responsibility for the information contained in this document. To the best of the knowledge and belief of the Directors (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2. The Directors

2.1	The Directors of GAN UK, and their respective functions, are as follows:

(1)	Dermot Smurfit (Chief Executive Officer);

(2)	Seamus McGill (Non-Executive Chairman);

(3)	Michael Smurfit (Non-Executive Director); and

(4)	David Goldberg (Non-Executive Director).

2.2	GAN UK is a public limited company incorporated with registered number 03883658 and having its registered office at 2nd Floor Axe And Bottle Court, Newcomen Street, London SE1 1YT. The business address of each Director of GAN UK is that of GAN UK’s registered office.

2.3	The current sole director of GAN Bermuda is Dermot S. Smurfit. GAN Bermuda intends to appoint the following additional directors prior to the Effective Date:

Seamus McGill (Non-Executive Chairman);
Michael Smurfit (Non-Executive Director); and
David Goldberg (Non-Executive Director).

It is further proposed that Dermot S. Smurfit shall be appointed as Chief Executive Officer of GAN Bermuda prior to the Effective Date.

2.4	GAN Bermuda is an exempted company limited by shares incorporated in Bermuda with registered number 55183 and having its registered office at Park Place, 55 Par La Ville Road, Third Floor, Hamilton, HM11, Bermuda. The business address of each director of GAN Bermuda is that of GAN Bermuda’s registered office.

3.	GAN UK Options

3.1	As at close of business on 11 March 2020 (being the Last Practicable Date), there were outstanding GAN UK Options over a total of 11,260,150 GAN UK Shares representing approximately 13.06 per cent. of the existing issued share capital of GAN UK. All outstanding GAN UK Options were granted pursuant to the 2013 Share Option Plan (being GAN UK Options over 60,000 GAN UK Shares) and the 2017 Share Option Plan (being GAN UK Options over 11,200,150 GAN UK Shares). The weighted average exercise price pursuant to the 2013 Share Option Plan is £0.50 per Ordinary Share and the weighted average exercise price pursuant to the 2017 Share Option Plan is £0.55 per Ordinary Share. The Board expects to determine by 18 March 2020 the number of outstanding GAN UK Options granted pursuant to the 2013 Share Option Plan that have been exercised by holders of those options in accordance with the terms of the 2013 Share Option Plan. The GAN UK Options granted pursuant to the 2013 Share Option Plan that have not been exercised accordingly will lapse.

3.2	Conditional upon the Court sanctioning the Scheme at the Court Meeting, in accordance with the rules of the GAN UK Share Schemes, the Board of GAN UK has determined (with the agreement of GAN Bermuda) that all outstanding GAN UK Options will be exchanged for new options over GAN Bermuda Shares (“GAN Bermuda Options”). The exchange will take place on the same basis as Shareholders will receive GAN Bermuda Shares and as such for every four Ordinary Shares subject to a GAN UK Option, the GAN UK Option will be exchanged for a GAN Bermuda Option over one GAN Bermuda Shares. To ensure the aggregate market value of the GAN Bermuda Shares subject to an GAN Bermuda Option immediately following the exchange is materially the same as the aggregate market value of the Ordinary Shares subject to a GAN UK Option immediately prior to the exchange, the exercise price for each GAN Bermuda Share will be four times the exercise price that would otherwise have been payable for each Ordinary Share.

48

3.3	The Board has also agreed to accelerate the vesting of all GAN Bermuda Options so that following the option exchange, all GAN UK Options will be fully vested. However, in relation to GAN UK Options that have been granted under the UK Enterprise Management Incentive regime, in order to preserve the UK specific tax advantages for those options, option holders may choose to retain the current vesting schedule that applies to their GAN UK Options. In all other respects the terms of the exchanged GAN Bermuda Options will be same as the terms of the current GAN UK Options and the rules of the GAN UK Share Schemes will continue to apply.

3.4	GAN UK will write to the holders of all outstanding GAN UK Options on or as soon as reasonably practicable after the date on which this document is posted setting out further details of the impact that the Scheme will have in respect of their GAN UK Options, the terms of the option exchange and in relation to the UK qualifying Enterprise Management Incentive options, the choice they may take.

3.5	Ordinary Shares allotted and issued prior to the Scheme Record Time in respect of any GAN UK Options that are exercised before such time will be subject to the terms of the Scheme and shall be Scheme Shares for the purposes thereof.

4. Major shareholders

4.1	At close of business on 11 March 2020 (being the Last Practicable Date) there were 86,203,868 GAN UK Shares in issue, with each GAN UK Share carrying the right to one vote.

4.2	GAN UK has been notified that the following persons own, directly or indirectly, 10 per cent. or more of the GAN UK Shares as at the Last Practicable Date.

		Percentage
	Number	of issued
	of GAN	GAN UK
Name	UK Shares	Shares (%)
Sir Michael Smurfit Snr.	11,385,554	13.21
Dermot Smurfit	8,113,447	9.41
Ravenswood Mgt Company	5,000,000	5.80
AEB Capital Partners	4,007,351	4.65
Anthony Smurfit	3,423,840	3.97
David Capital Partners	3,275,000	3.80

5.	Interests in securities

5.1	Interests of the Directors in relevant securities of GAN UK

As at the Last Practicable Date the interests of the Directors (within the meaning of Part 22 of the Companies Act) and their immediate families, related trusts and connected persons, all of which are beneficial unless otherwise stated, in relevant securities of GAN UK were as follows:

		Percentage
	Number	of issued
	of GAN	GAN UK
Name	UK Shares	Shares (%)
Dermot Smurfit	8,113,447	9.41
Seamus McGill	89,286	0.10
Michael Smurfit	1,208,171	1.40
David Goldberg	–	–
Total	9,410,904	10.92

49

5.2	Interests of the Directors in relevant securities of GAN Bermuda

The entire issued share capital of GAN Bermuda being 10,000 ordinary shares, par value US$0.01 per share, is currently held by Dermot Smurfit. Immediately following the transfer of the GAN UK Shares to GAN Bermuda and the issuance of the GAN Bermuda Shares to the Scheme Shareholders, Dermot Smurfit’s initial shareholding of 10,000 ordinary shares, par value of US$0.01 per share in GAN Bermuda shall be repurchased by GAN Bermuda and cancelled.

On 30 December 2019, the board of directors of GAN UK adopted a bonus program, providing for compensation to all directors contingent upon the successful completion of the Scheme and the US Fundraise. For further details of the bonus program, please refer to paragraph 4 of Part 2 of this document.

5.3	Interests of the Directors in the GAN UK Options

As at close of business on 11 March 2020, being the Last Practicable Date, the Directors hold an aggregate of 5,246,000 GAN UK Options granted under the 2017 Share Option Plan, exercisable at prices between £0.205 and £0.74.

6.	Interest of informed persons in material transactions

No informed person (a director, officer or holder of 10 per cent. or more of the GAN UK Shares) or any associate or affiliate of any informed person had any interest in any transaction since the commencement of GAN UK’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect GAN UK or any of its subsidiaries.

7.	GAN Bermuda Shares

7.1	GAN Bermuda was incorporated on 13 December 2019. On incorporation, the subscriber to the GAN Bermuda memorandum of association was, and remains, Dermot Smurfit.

7.2	As at the date of this document, GAN Bermuda has no subsidiaries.

7.3	The Bermuda Companies Act comprises the principal legislation under which GAN Bermuda operated and under which the GAN Bermuda Shares will be created.

7.4	The GAN Bermuda Shares have not been marketed, nor are they available in whole or in part, to the public otherwise than pursuant to the Scheme.

7.5	No commissions, discounts, brokerages or other special terms have been granted in respect of the issue of any share capital of GAN Bermuda.

7.6	GAN Bermuda has not traded since incorporation and has undertaken no activities other than those associated with its administration and the Scheme.

7.7	Under the Scheme, as part consideration for the Scheme Shares, GAN Bermuda will issue GAN Bermuda Shares, credited as fully paid, to the Scheme Shareholders on the following basis:

for each Scheme Share	0.25 GAN Bermuda Shares.

7.8	The current shareholder of GAN Bermuda has passed certain resolutions in order to facilitate the Scheme, including:

(a)	adopting the constitutional documents of GAN Bermuda;

(b)	appointing the auditor of GAN Bermuda; and

(c)	appointing the directors of GAN Bermuda.

7.9	The current directors of GAN Bermuda are expected, prior to the Court Meeting, to pass certain resolutions in order facilitate the Scheme, including:

(a)	approving the Scheme and related documentation;

(b)	appointing the directors of GAN Bermuda;

50

(c)	approving the allotment and issuance of the GAN Bermuda Shares pursuant to the Scheme and the payment of the cash consideration element; and

(d)	appointing the officers of GAN Bermuda.

8.	Financing of the cash consideration

8.1	To assist in financing the Scheme, GAN Bermuda (as borrower) has entered into the GAN Bermuda Loan Agreement with Dermot S. Smurfit (being the sole director and shareholder of GAN Bermuda) and Dermot F. Smurfit (as lender), which provides for a loan facility in the principal amount of £2 million (the “Facility”).

8.2	The key terms of the Facility are as follows:

●	the Facility will be available to be drawn down in a maximum of two loans for a period of six months from the date of the GAN Bermuda Loan Agreement;

●	any amount of the Facility that is drawn down will incur interest at a rate of 15 per cent. per annum, such interest payable every three months from the making of a drawdown of the Facility. This is subject to a minimum charge of £300,000 (the “Minimum Charge”), which will be payable on the earlier of: (i) the date that is 6 months after the date of the GAN Bermuda Loan Agreement (in the event that there are no drawdowns of the Facility); (ii) the cancellation of the whole of the Facility by GAN Bermuda; and (iii) the date that is 12 months from the date of the GAN Bermuda Loan Agreement;

●	any amount of the Facility that is drawn down will need to be repaid, together with all unpaid and accrued interest thereon, any amount of the Minimum Charge that has not been paid and any other fees and expenses incurred under the GAN Bermuda Loan Agreement, on the date that is 12 months from the date of the GAN Bermuda Loan Agreement;

●	in the event that any amount due under the GAN Loan Agreement is not paid when due, interest shall accrue on such unpaid amount at a rate that is 2 per cent. higher than the interest rate that would otherwise have applied to that amount;

●	GAN Bermuda makes certain representations and is subject to certain covenants under the GAN Bermuda Loan Agreement, all of which are standard for a loan of this type, and there are minimal conditions precedent to the drawing of the Facility which will need to be satisfied; and

●	the GAN Bermuda Loan Agreement contains standard events of default which, if they occur, trigger the right of the lenders to demand repayment of any outstanding loans under the Facility, together with all accrued but unpaid interest that is due under the GAN Bermuda Loan Agreement, any amount of the Minimum Charge that is unpaid at the date of demand and all other fees and expenses due under the GAN Bermuda Loan Agreement.

9.	Associated risks

The GAN UK Shareholders are advised to read in full Part 8 of this document, which highlights a number of risk factors associated with the Scheme and the Enlarged Group.

10.	Irrevocable undertakings

10.1	GAN Bermuda has received irrevocable undertakings to vote or procure votes in favour of the resolution to be proposed at the Court Meeting and the Special Resolution to be proposed at the General Meeting from each of each of Sir Michael Smurfit, Anthony Smurfit, Peter Watts, Kate De Walle and Joshua Horowitz holding an aggregate of 17,687,594 ordinary shares of £0.01 each in the capital of GAN UK in respect of, in aggregate, approximately 20.52 per cent. of the existing ordinary share capital of GAN UK in issue at the close of business on 11 March 2020 (being the latest practicable date prior to the date of this document).

10.2	In addition, GAN Bermuda has received irrevocable undertakings consenting to approve and be bound by the Scheme and to vote or procure votes in favour of the Special Resolution to be proposed at the General Meeting from the Directors who are Shareholders in respect of their entire beneficial holdings of GAN UK Shares amounting, in aggregate, to 9,410,904 GAN UK Shares (representing 100 per cent of the GAN UK Shares held by the Directors and approximately 10.91 per cent. of the existing issued share capital of GAN UK in issue at the close of business on 11 March 2020 (being the latest practicable date prior to the date of this document)).

51

10.3	Each of these irrevocable undertakings will cease to be binding if the Scheme lapses or is otherwise withdrawn (and no new replacement Scheme is announced by GAN Bermuda).

11.	General

11.1	All references to time in this document and the Forms of Proxy are to London, United Kingdom time unless the context provides otherwise.

11.2	The International Securities Identification Number for GAN UK Shares is GB00BGCC6189.

11.3	Settlement of the consideration to which each Scheme Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme without regard to any lien or right of set-off, counterclaim or other analogous right to which GAN Bermuda may otherwise be or claim to be, entitled against any such Scheme Shareholder.

12.	Documents available for inspection

12.1	A copy of this document and the Forms of Proxy and the documents listed below are available free of charge on GAN UK’s website gan.com until the Effective Date.

12.2	Copies of the following documents are also available for inspection upon request during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) at the offices of Memery Crystal LLP (being 165 Fleet Street, London, EC4A 2DY), at GAN UK’s registered office (being 2nd Floor Axe And Bottle Court, Newcomen Street, London SE1 1YT)) or at GAN Bermuda’s registered office (being Park Place, 55 Par La Ville Road, Third Floor, Hamilton, HM11, Bermuda) from the date of this document until the Effective Date:

(a)	the GAN UK’s Articles;

(b)	a draft of the GAN UK’s Articles as proposed to be amended at the General Meeting;

(c)	the GAN Bermuda Bye-laws;

(d)	the Announcement; and

(e)	this document and the Forms of Proxy.

13.	Additional information

13.1	Additional information relating to GAN UK is available on its website, gan.com.

13.2	Financial information is provided in GAN UK’s comparative annual consolidated financial statements for its most recently completed financial year, and available online on its website, gan.com. Shareholders may request additional copies by email to investors@gan.com.

Dated: 13 March 2020

52

Part 8

RISK FACTORS

Following the Effective Date and subject to the GAN Bermuda Shares being approved for listing on Nasdaq, the GAN Bermuda Shares will be subject to a number of risks. Accordingly, Shareholders and any prospective GAN Bermuda Shareholders should consider carefully all of the information set out in this document, including, in particular, the risks described below, prior to making any decision relating to the GAN Bermuda Shares.

Additional risks and uncertainties that are not currently known to GAN UK or GAN Bermuda, or that GAN UK or GAN Bermuda currently deem immaterial, may also have an adverse effect on the business of the Enlarged Group. Risks stated as being relevant to the Enlarged Group assume that the Scheme will become Effective, but, unless the context otherwise requires, equally apply to the Group if the Scheme does not become Effective.

The risks listed below do not necessarily comprise all those that the Enlarged Group faces, but do comprise those regarded as material or significant in these circumstances. In addition, this document contains forward looking statements which involve unknown risks, uncertainties and other factors which may cause the actual results, financial condition, performance or achievements of the Enlarged Group to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements.

Risks associated with the Scheme

The implementation of the Scheme is subject to a number of conditions, details of which are set out in Parts 1 and 2 of this document and there is no certainty that the Scheme will become Effective and implemented in accordance with its terms.

The implementation of the Scheme is conditional, among other things, on the passing by the requisite majorities of the resolutions to be proposed at the Court Meeting and the General Meeting; the Court sanctioning the Scheme; and the Underwriting Agreement being executed by the parties thereto. In the event that the Scheme is not sanctioned by the Court, the Scheme will not be implemented and the Scheme will not proceed. If the Scheme is not implemented, Shareholders will continue to hold their GAN UK Shares and GAN UK will be responsible for the payment of all costs and fees which will have been incurred in connection with the proposed implementation of the Scheme.

Risks related to the business of the Group

The Group operates in a rapidly evolving industry and if it fails to successfully develop, market or sell new products or adopt new technology platforms, it could materially adversely affect the Group’s results of operations and financial condition.

The Group’s GameSTACK platform and other software products compete in a market characterised by rapid technological advances, evolving standards in software technology and frequent new product introductions and enhancements that may render existing products and services obsolete. Competitors are continuously upgrading their product offerings with new features, functions and gaming content. In addition, the Group continuously refines software and technology platform to address regulatory changes in the markets in which it operates or plans to operate. In order to remain competitive, the Group will need to continuously modify and enhance its technology platform and service offerings.

GAN Bermuda cannot assure GAN Bermuda Shareholders that it will be able to respond to rapid technological changes in the industry in which it operates. In addition, the introduction of new products or updated versions of existing products has inherent risks, including, but not limited to, risks concerning:

●	product quality, including the possibility of software defects, which could result in claims against the Group or the inability to sell software products;

●	the accuracy of estimates of customer demand, and the fit of the new products and features with a customer’s needs;

53

●	the need to educate the sales, marketing and services personnel to work with the new products and features, which may strain resources and lengthen sales cycles;

●	market acceptance of initial product releases; and

●	competitor product introductions or regulatory changes that render new products obsolete.

GAN Bermuda cannot assure GAN Bermuda Shareholders that it will be successful in making the transition to new technology platforms for products in the future. The Group may encounter errors resulting from a significant rewrite of the software code for products or may be unable to complete the transition in a timely manner. In addition, as the Enlarged Group transitions to newer technology platforms for products, its customers may encounter difficulties in the upgrade process, which could cause them to lose revenue or review their alternatives with a competing supplier.

Because the Group commits substantial resources to developing new software products and services, if the markets for these new products or services do not develop as anticipated, or demand for the products and services in these markets does not materialise or materialises later than expected, the Enlarged Group will have expended substantial resources and capital without realising sufficient offsetting or resulting revenue and the business and operating results of the Enlarged Group could be materially adversely affected. Developing, enhancing and localising software is expensive, and the investment in product development may involve a long payback cycle. The Enlarged Group’s future plans include significant additional investments in development of software and other intellectual property. The Group believes that it must continue to dedicate a significant amount of resources to development efforts to maintain a competitive position. However, the Enlarged Group may not receive significant revenue from these investments for several years, if at all. In addition, as the Group or its competitors introduce new or enhanced products, the demand for its products, particularly older versions of products, may decline.

The Group relies on a small number of customers for a substantial portion of its revenues and the loss of one or more of these customers could serious harm its business.

For the year ended 31 December, 2019, the Group’s largest customer accounted for 46 per cent. of our revenue. This customer has deployed a proprietary technology platform in a single state and may continue to deploy its proprietary technology platform in existing or additional US states in lieu of the Group’s technology which, over time, would result in the loss of a proportion of existing revenues from that customer and may negatively impact the current financial opportunity with that customer despite the long-term nature of the existing contract. A reduction in the customer’s reliance on the Group’s technology could happen at any point in the customer relationship and there is no certainty that this, or any customer, will continue to rely on the full range of capabilities provided by the Group or the Enlarged Group and available to the customer as they expand to additional states which permit regulated internet sports gambling. The Group’s business strategy encompasses securing a diverse customer base including attempting to expand the amount of business with its current customers and expand into new customer accounts as it enters new geographic markets, particularly in the US. However, the Group operates in a dynamic industry, in which regulatory restrictions and enabling technologies are changing rapidly. As such, certain of the Enlarged Group’s customers may experience more rapid growth than other customers, resulting in a concentration of revenue in one or a few significant customers. The risk of customer concentration will be more pronounced as the Group looks to expand its revenues from a smaller base.

At any time that the Group experiences significant customer concentration, the loss of a key customer, for any reason, would have a significant impact on its revenues, its ability to fund operating expenses, and its financial position. In addition, the loss of a material customers could significantly decrease the Group’s market share and harm our reputation which could affect our ability to grow and take advantage of new markets, access to the resulting data, and funding to invest into development of new products.

The online gaming industry is highly competitive, and if the Group fails to compete effectively it could experience price reductions, reduced margins or loss of market share.

The online gaming industry is highly competitive. A number of companies offer products that are similar to the Group’s products and target the same markets as it does. Certain of the Group’s current and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition, broader or more integrated product offerings, larger technical staffs and a larger installed customer base than the Group does. These competitors may be able to respond quicker to new or emerging technologies and changes in customer requirements, develop superior products, and devote greater resources to the development, promotion and sale of their products than the Group can.

54

Because of the rapid growth of the industry in which the Group operates, and the relatively low capital barriers to entry in the software industry, additional competition is expected from other established and emerging companies. Some of the Group’s customers are land-based casinos that use the GameSTACK platform for rapid access to the online iGaming and Sports Betting markets. As these customers become more experienced or successful they may look to develop their own internal solutions or may look more aggressively at competing platforms. Additionally, the Group’s competitors could combine or merge to become more formidable competitors or may adapt more quickly than the Group can to new technologies, evolving industry trends and changing customer requirements. If the Enlarged Group fails to compete effectively, (a) it could be compelled to reduce prices in order to be competitive, which could reduce margins and profitability, or (b) it would lose market shares, any of which could materially adversely affect the strategy, the business, results of operations and financial condition of the Enlarged Group.

The Group has historically incurred net losses with negative cash flows and may not be able to generate and sustain profitability.

The Group has incurred an accumulated deficit since its inception which has resulted in accumulated operating cash outflows, with the exception of the year ended 31 December 2018 in which it generated operating cash inflow. In those years with losses, the Group’s expenses incurred in product development, and general and administrative costs such as salaries and marketing costs, have exceeded net gross profit. To become and remain profitable, the Group must increase revenues through the retention and expansion of business with existing customers and extension of products to new markets and customers. This will require the Group to be successful in a range of challenging activities, including successfully deploying its products to current customers and markets, obtaining regulatory and license approval in new markets as required by the laws and regulations enacted, and marketing to new customers to expand our presence and gain larger returns on its products and licenses. The Enlarged Group may never succeed in these activities and, even if it does, it may never generate revenue that is significant enough to achieve and sustain profitability.

The Group’s subscription model is predicated on customers continuing to license its products. If existing customers do not continue, or expand, the use of its products or services, the Group’s results of operations could be materially adversely affected.

The Group generates revenues under contracts with its customers that contemplate ongoing monthly subscription and revenue sharing fees. The success of the Group’s business depends on its ability to retain its existing installed base of customers and to increase the scale of gaming and transactions that it runs on its platform. The Group may experience the loss of a customer if the customer determines to close its operations, elects to develop its own online platform, or elects to contract with one of its competitors.

If the Group’s customers terminate their license agreements, it will incur a reduction in revenues unless the Group is able to secure new customers in amounts sufficient to offset the loss. The sales cycle for the Group’s platform can be long, and there are no assurances that we will be able to rapidly replace the loss of a significant customer. A substantial portion of the expenses are fixed, and a loss of revenue would have a material adverse impact on profitability and the Group’s financial position.

A reduction in discretionary consumer spending, from an economic downturn or disruption of financial markets or other factors, could negatively impact the Enlarged Group’s financial performance.

In addition to fees that the Group charges its customers for services rendered, it generates revenue based on revenue sharing arrangements with the casino operators that license GameSTACK and other iGaming and sports betting products. In addition, the Group earns revenue from commission charged or tournament entry fees where the player has concluded his or her participation in a tournament. This aligns the Group’s interests in helping affiliated casino operators increase their revenues, giving the Group an incentive in converting new customers and retaining existing customers to ensure that total revenue earned through its platform continues to grow for both parties.

55

Gaming and other leisure activities that the Group’s customers offer represent discretionary expenditures and participation in such activities may decline if discretionary consumer spending declines, including during economic downturns, when consumers generally earn less disposable income. Changes in discretionary consumer spending or consumer preferences are driven by factors beyond the Group’s control, such as:

●	perceived or actual general economic conditions;

●	fears of recession and changes in consumer confidence in the economy;

●	high energy, fuel and other commodity costs;

●	the potential for bank failures or other financial crises;

●	a soft job market;

●	an actual or perceived decrease in disposable consumer income and wealth;

●	increases in taxes, including gaming taxes or fees; and

●	terrorist attacks or other global events.

During periods of economic contraction, the Enlarged Group’s revenues may decrease while most of its costs remain fixed and some costs even increase, resulting in decreased earnings.

The Group faces the risk of fraud, theft, and cheating.

The Group faces the risk that gaming customers may attempt or commit fraud or theft or cheat in order to increase winnings. Such risks include stolen credit or charge cards and hacked or stolen customer accounts. Failure to discover such acts or schemes in a timely manner could result in losses in the Group’s operations. Negative publicity related to such acts or schemes could have an adverse effect on its reputation, potentially causing a material adverse effect on business, financial condition, results of operations, and cash flows.

The Group faces cyber security risks that could result in damage to its reputation and/or subject it to fines, payment of damages, lawsuits and restrictions on its use of data.

The Group relies extensively on computer systems to process transactions, maintain information and manage its businesses. In addition, the Group’s business involves the collection, storage, processing, and transmission of end users’ personal data, including financial information and information about how they interact with the Group’s games and platform. The Group has built its reputation, in part, on the sophistication and security of its payment and financial processing.

An increasing number of organisations, including large merchants, businesses, technology companies, and financial institutions, as well as government institutions, have disclosed breaches of their information security systems, including on their websites, mobile applications, and infrastructure. The Group’s information systems and data, including those we maintain with its third-party service providers, may be subject to cyber security breaches in the future. Computer programmers and hackers may be able to penetrate its network security and misappropriate, copy or pirate its confidential information or that of third parties, create system disruptions or cause interruptions or shutdowns of internal systems and services. A number of websites have been subject to denial of service attacks, where a website is bombarded with information requests eventually causing the website to overload, resulting in a delay or disruption of service. Computer programmers and hackers also may be able to develop and deploy viruses, worms and other malicious software programs that attack the Group’s products or otherwise exploit any security vulnerabilities of its products. Also, there is a growing trend of advanced persistent threats being launched by organised and coordinated groups against corporate networks to breach security for malicious purposes.

The techniques used to obtain unauthorised, improper, or illegal access to the Group’s systems, its data or customers’ data, disable or degrade service, or sabotage systems are constantly evolving and have become increasingly complex and sophisticated, may be difficult to detect quickly, and often are not recognised or detected until after they have been launched against a target. Although the Group has developed systems and processes designed to protect its data and customer data and to prevent data loss and other security breaches and expect to continue to expend significant resources to bolster these protections, there can be no assurance that these security measures provide absolute security.

Disruptions in the availability of the Group’s computer systems, through cyber-attacks or otherwise, could damage the Group’s computer or telecommunications systems, impact its ability to service its customers, adversely affect its operations and the results of operations, and have an adverse effect on its reputation. The costs to the Group to eliminate or alleviate security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant, and the efforts to address these problems could result in interruptions, delays, cessation of service and loss of existing or potential customers and may impede the Group’s sales, distribution and other critical functions. The Group may also be subject regulatory penalties and litigation by customers and other parties whose information has been compromised, all of which could have a material adverse effect on its business, results of operations and cash flows.

56

Systems failures and resulting interruptions in the availability of the Group’s websites, applications, products, or services could harm our business.

The Group’s systems may experience service interruptions or degradation because of hardware and software defects or malfunctions, distributed denial-of-service and other cyberattacks, human error, earthquakes, hurricanes, floods, fires, and other natural disasters, power losses, disruptions in telecommunications services, fraud, military or political conflicts, terrorist attacks, computer viruses or other malware, or other events. Some of the Group’s systems are not fully redundant, and its disaster recovery planning may not be sufficient for all eventualities. In addition, as a provider of payments solutions, the Group is subject to heightened scrutiny by regulators that may require specific business continuity, resiliency and disaster recovery plans, and more rigorous testing of such plans, which may be costly and time-consuming and may divert the Group’s resources from other business priorities.

A prolonged interruption in the availability or reduction in the availability, speed, or functionality of the Group’s products and services will result in a loss of revenue and could materially harm its business. Frequent or persistent interruptions in the Group’s services could cause current or potential customers to believe that its systems are unreliable, leading them to switch to competitors or to avoid or reduce the use of the Group’s products and services, and could permanently harm its reputation and brands. Moreover, if any system failure or similar event results in damages to the Group’s customers or their business partners, these customers or partners could seek significant compensation or contractual penalties from the Group for their losses, and those claims, even if unsuccessful, would likely be time-consuming and costly for it to address.

The full-time availability and expeditious delivery of the Group’s products and services is a critical part of its solution offering to its consumers. The Group continually refines the GameSTACK platform, implementing system upgrades and re-platforming efforts designed to improve the reliability and speed. Despite network security, disaster recovery and systems management measures in place, the Group may encounter unexpected general systems outages or failures that may affect its ability to conduct development activities, provide maintenance services for its products, manage contractual arrangements, accurately and efficiently maintain its books and records, record transactions, provide critical information to its management and prepare consolidated financial statements. Additionally, these unexpected systems outages or failures may require additional personnel and financial resources, disrupt business or cause delays in the reporting of financial results. The Group may also be required to modify, enhance, upgrade or implement new systems, procedures and controls to reflect changes in its business or technological advancements, which could cause it to incur additional costs and require additional management attention, placing burdens on internal resources.

The Group also relies on facilities, components, and services supplied by third parties, including data center facilities and cloud storage services. If these third parties cease to provide the facilities or services, experience operational interference or disruptions, breach their agreements with the Group, fail to perform their obligations and meet the Group’s expectations, or experience a cybersecurity incident, the operations of the Group could be disrupted or otherwise negatively affected, which could result in customer dissatisfaction and damage to its reputation and brands, and materially and adversely affect its business. The Group does not carry business interruption insurance sufficient to compensate it for all losses that may result from interruptions in its service as a result of systems failures and similar events.

The Group’s business strategy anticipates substantial growth, and if it fails to adequately scale product offerings and manage its entry into new territories, its business and reputation may be harmed.

A core element of the Group’s business strategy is to grow with its existing client base, attempting to capture a larger share of a dynamic and growing iGaming and sports betting market. The Group will be required to add infrastructure, expand its systems and harden its control processes to accommodate this increased scale. In addition, the Group intends to expand our operations into new markets in the United States as it implements regulations approving iGaming and sports betting. That geographic expansion will require the Group to comply with additional regulatory regimes, secure licenses and permits, build additional equipment and maintain human resources to service customers in those markets.

57

The Group’s growth has placed, and is expected to continue to place, a significant strain on its managerial, administrative, operational and financial resources and its infrastructure. The Enlarged Group’s future success will depend, in part, upon the ability of its senior management to manage growth effectively. This will require the Enlarged Group to, among other things:

●	implement additional management information systems;

●	further develop its operating, administrative, legal, financial and accounting systems and controls;

●	hire additional personnel;

●	develop additional levels of management within GAN Bermuda;

●	locate additional office space in various countries; and

●	maintain close coordination among our engineering, operations, legal, finance, sales and marketing and customer service and support organisations.

Failure to accomplish any of these requirements could adversely affect the Enlarged Group’s ability to deliver its product and service offerings in a timely fashion, fulfill existing customer commitments or attract and retain new customers.

The Enlarged Group’s business plan includes the evaluation and potential integration of acquisitions, which if not done successfully could adversely affect its operating results and result in charges to earnings, impairing its financial condition.

The Enlarged Group may look to acquire additional software technologies, platforms or gaming content through strategic transactions. Acquisitions involve numerous risks, any of which could harm the Enlarged Group’s business, including:

●	difficulties in integrating the operations, technologies, services and personnel of acquired businesses;

●	cultural challenges associated with integrating employees from an acquired company into the Enlarged Group’s organisation;

●	ineffectiveness or incompatibility of acquired technologies or services;

●	additional financing required to make contingent payments;

●	potential loss of key employees of acquired businesses;

●	inability to maintain the key business relationships and the reputations of acquired businesses;

●	diversion of management’s attention from other business concerns;

●	inability to maintain the Enlarged Group’s standards, controls, procedures and policies;

●	litigation for activities of the acquired company, including claims from terminated employees, customers, former shareholders or other third parties;

●	in the case of acquisitions made across multiple geographic areas, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries;

●	failure to successfully further develop the acquired technology; and

●	increased fixed costs.

The Enlarged Group will incur costs in connection with executing any acquisition strategy, including the time of our management and employees as wells as amounts to professional service firms and advisers during the evaluation of possible acquisition targets. All fees relating to the Enlarged Group’s acquisition strategy are expensed as incurred, whether or not the acquisition is completed. The Enlarged Group may also record a significant amount of other charges to its operating results that are directly related to acquisitions, including those acquisitions that are deemed to be operationally or strategically successful, including: the amortization of intangible assets acquired; charges to operating results due to the accounting for contingent payments made in connection with acquisitions; costs incurred to combine the operations of companies that the Enlarged Group acquires, such as employee retention, redeployment or relocation expenses; charges to the Enlarged Group’s operating results to eliminate certain duplicative pre-acquisition activities, to restructure the Enlarged Group’s combined operations or to reduce its cost structure; charges to its operating results due to changes in deferred tax asset valuation allowances and liabilities related to uncertain tax positions after the measurement period of any given acquisition has ended; and charges to the Enlarged Group’s operating results due to the expensing of certain equity awards assumed in an acquisition.

58

The accounting for acquisitions requires consideration paid, assets, and liabilities to be stated at their acquisition date fair value, which generally results in an increase being recorded to the historic value of net assets, including recording the fair value of acquired assets such as identified intangible assets and goodwill, and also including a reduction in the value of acquired deferred revenue. The increased value of net assets generally results in lower post-acquisition earnings when compared to the pre-acquisition earnings of the acquired businesses as a result of the increased amortization costs. These costs, when and if recorded, could be material and could differ substantially from similar costs recorded in prior years. In addition, intangible assets and goodwill periodically required to be evaluated for impairment which can result in charges against earnings.

The Group relies on relationships with third party content partners for a significant portion of its revenue.

The Group currently licenses intellectual property rights from third-party software providers for inclusion in its online games and content offerings. The Group licenses these rights to provide its customers with access to online version of popular casino-based games, reduce its development costs, to expand its content offerings and to shorten the time to market with new products and solutions. The Group’s business model is predicated on sharing revenue with its casino operators. If the Group was to lose access to popular game titles and content, the Group’s affiliated casino operators may experience a decline in wagering, reducing the Group’s revenue as well as theirs. The Enlarged Group could be compelled to pay higher prices for licenses, or increased expenses in an effort to own proprietary content, but there are no guarantee that the Enlarged Group would be successful in either approach. The loss of compelling content could also make the Enlarged Group’s solution and product offering less competitive, and its operator customers may look for alternative vendors with access to different content.

In addition, the Group sells a significant portion of its licenses to customers introduced to the Group by its network of content manufacturer partners. These content manufacturer partners include casino equipment manufacturers and casino gaming content designers that do not manufacture physical gaming equipment. The Enlarged Group may experience difficulty in maintaining or establishing third-party relationships with its content manufacturer partners. If the Enlarged Group is unable to maintain good relations with its content manufacturer partners, its ability to organically grow the business of the Enlarged Group could be harmed, which may materially adversely affect operating results and financial condition. Additionally, the Group is exposed to the risk that the content manufacturer partners through which it indirectly promotes its products and services will not devote sufficient time, attention and resources to learning its products, markets and potential customers and may promote and sell competing products and services.

The Group has business operations located in many countries and a significant level of operations outside of the US, which subjects it to additional costs and risks that could adversely affect its operating results.

A significant portion of the Group’s operations are located outside of the US. In addition to customer bases in Italy and Australia, the Group has software development centres in London and Bulgaria, which account for most of its software development personnel.

Compliance with international and US laws and regulations that apply to the Group’s international operations increases its cost of doing business. As a result of international operations, the Group is subject to a variety of risks and challenges in managing an organisation operating in various countries, including those related to:

●	challenges caused by distance as well as language and cultural differences;

●	general economic conditions in each country or region;

●	regulatory changes;

●	political unrest, terrorism and the potential for other hostilities;

●	public health risks, particularly in areas in which we have significant operations;

59

●	longer payment cycles and difficulties in collecting accounts receivable;

●	overlapping or changes in tax regimes;

●	difficulties in transferring funds from certain countries;

●	laws such as the Bribery Act 2010 and the Foreign Corrupt Practices Act, and local laws which also prohibit corrupt payments to governmental officials; and

●	reduced protection for intellectual property rights in some countries.

If the Enlarged Group is unable to expand or adequately staff and manage its existing development operations located outside of the US, it may not realise, in whole or in part, the anticipated benefits from these initiatives (including lower development expenses), which in turn could materially adversely affect the Enlarged Group’s business, financial condition, and results of operations.

The Enlarged Group’s results of operations may be adversely affected by fluctuations in currency values.

The majority of the Group’s revenue is transacted in the US Dollar and the Euro, and it incurs the majority of costs in Sterling, US Dollar, and the Euro, and to a lesser extent in other currencies. Changes in the relative value of major currencies, particularly the US Dollar as compared to each of the Euro and Sterling, may significantly affect the Group’s operating results. In fiscal 2019, 70 per cent. and 15 per cent. of the Group’s revenue were transacted in US Dollars and Euros, respectively; and in fiscal 2019, 34 per cent., 10 per cent., and 47 per cent. of the Group’s expenses were transacted in Sterling, US Dollars, and Euros, respectively.

As we have a larger amount of our Euro-denominated transactions associated with revenue, a devaluation of the Euro relative to the US Dollar would adversely affect the Enlarged Group’s results of operations reported in US Dollars. As the transactions in Sterling are primarily expenses, a decline of the US Dollar relative to Sterling would negatively impact the Enlarged Group’s results of operations reported in US Dollars. The Enlarged Group also maintains intercompany trade balances and cash balances that are subject to currency remeasurement, and for which a change in currency exchanges rates between US Dollars, Euros, Sterling, Bulgarian Lev, Israeli Shekel and Australian Dollar could result in an adverse charge being recorded to our income statement. The Group’s currency remeasurement gains and losses are charged against earnings in the period incurred.

The Group depends on the services of key personnel to execute its business strategy. If the Group loses the services of its key personnel or are unable to attract and retain other qualified personnel, the Group may be unable to operate its business effectively.

The Board believes that the future success of the Enlarged Group’s business depends on the services of a number of key management and operating personnel. Some of these key employees have strong relationships with the Group’s customers and its business may be harmed if these employees leave the Group. In addition, the Group’s ability to manage its growth depends, in part, on its ability to identify, hire and retain additional qualified employees. The Enlarged Group faces intense competition for qualified individuals from numerous technologies, software and service companies. Competition for qualified personnel is particularly intense in many of the large, international metropolitan markets in which the Group has offices, including for example, London. Several positions require significant training and new hires may, in some cases, take more than a year before they achieve full productivity. Further, given the pace of the Group’s expansion to date, it may be unable to attract and retain suitably qualified individuals who are capable of meeting its growing operational and managerial requirements, or may be required to pay increased compensation in order to do so.

If the Enlarged Group is unsuccessful in attracting and retaining these key management and operating personnel, including as a result of limitations on the size of stock awards that can be granted to such persons under our existing equity compensation plans (unless the availability of stock awards thereunder is approved for increase by its shareholders or its shareholders approve a new equity compensation plan), the Enlarged Group’s ability to operate its business effectively could be negatively impacted and its business, operating results and financial condition would be materially adversely affected.

60

If the Enlarged Group is unable to protect its intellectual property and proprietary rights, its competitive position and its business could be materially adversely affected.

The Board regards the protection of the Group’s developed technologies and intellectual property rights as an important element of its business operations and crucial to its success. In particular, they view its iBridge technology and the ability to allow its customers to link their customers online and casino-based loyalty programs as a competitive differentiation. Unauthorised use of the Group’s intellectual property and proprietary rights may reduce its revenue, devalue its brands and property and harm its reputation.

The Group relies primarily on a combination of patent laws, trademark laws, copyright laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary technology. As of 31 December, 2019, the Group held one issued US patent (patent number 8,821,296 dated September 2, 2014) with multiple claims within that single patent. The failure of Enlarged the Group’s patents, or its reliance upon copyright and trade secret laws to adequately protect its technology, might make it easier for competitors to offer similar products or technologies. In addition, patents may not be issued for any of the Group’s current or any of the Enlarged Group’s future applications.

The Group generally requires its employees, consultants and advisors to enter into confidentiality agreements. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with the Group is to be kept confidential and not disclosed to third parties except under specific circumstances. In the case of the Group’s employees, the agreements provide that all of the technology which is conceived by the individual during the course of employment is the Group’s exclusive property. The development of its technology and many of its processes are dependent upon the knowledge, experience and skills of key technical personnel.

Monitoring unauthorised use of the Group’s intellectual property is difficult and costly. The Group’s efforts to protect its proprietary rights may not be adequate to prevent misappropriation of its intellectual property. Further, the Group may not be able to detect unauthorised use of, or take appropriate steps to enforce, its intellectual property rights. The laws of many countries, including countries where the Group conducts business, do not protect its proprietary rights to as great an extent as do the laws of the United States and European countries. Further, the laws in the United States and elsewhere change rapidly, and any future changes could materially adversely affect the Group and its intellectual property.

The Enlarged Group may in the future need to initiate infringement claims or litigation. Litigation, whether the Enlarged Group is a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of its technical staff and managerial personnel, which could harm the business of the Enlarged Group, whether or not such litigation results in a determination favorable to the Enlarged Group. In addition, litigation is inherently uncertain, and thus the Enlarged Group may not be able to stop its competitors from infringing upon its intellectual property rights.

The Enlarged Group faces the risk that third parties will claim that it infringes on their intellectual property rights, which could result in costly license fees or expensive litigation.

The iGaming and Sports betting industries are subject to rapid technological change and the Group and a number of its competitors are developing technology and intellectual property that it believes is unique and provides the Group with a commercial advantage. While the Group respects third parties’ intellectual property rights and have procedures designed to avoid the inadvertent use of third-party intellectual property, it may face claims in the future that the products or solutions that it has developed, or those provided to it by third parties or its customers, infringe on third parties’ intellectual property rights.

The Enlarged Group may face claims from its competitors that its products infringe upon their intellectual property rights. Some of the Group’s competitors have substantially greater resources than it does and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than the Group could. In addition, patent holding companies that focus solely on extracting royalties and settlements by enforcing patent rights may target the Enlarged Group.

Any such claim may seek to prohibit the Enlarged Group’s use of the third party’s intellectual property rights or may require the Enlarged Group to obtain licenses from the holders of the patents or other intellectual property rights. The Board cannot assure the GAN Bermuda Shareholders that the Enlarged Group will be able to obtain any such licenses on commercially favourable terms, or at all. If the Enlarged Group does not obtain such licenses, it could, for example, be required to cease or materially alter its product offerings and its business, operating results and financial condition could be materially adversely affected.

61

Future litigation may be necessary to defend the Enlarged Group, its customers or its partners by determining the scope, enforceability and validity of third-party proprietary rights or to establish the Enlarged Group’s proprietary rights. Regardless of whether the infringement claims have any merit, defence of intellectual property litigation is time-consuming, costly to evaluate and defend, and could:

●	adversely affect the Enlarged Group’s relationships with its current or future customers or partners;

●	cause delays or stoppages in providing new sales of our products;

●	cause the Enlarged Group to have to cease use of certain technology or products

●	require technology changes that would cause the Enlarged Group to incur substantial cost;

●	require the Enlarged Group to enter into royalty or licensing agreements on unfavourable terms; and

●	divert management’s attention and resources.

In addition, many of the Group’s contracts provide its customers or partners with indemnification with respect to their use of its intellectual property. The Board cannot predict whether any existing or future third-party intellectual property rights would require the Enlarged Group to alter its technologies, obtain licenses or cease certain activities.

The Group’s sales cycles require significant time and effort and are therefore difficult to predict accurately.

The Group’s sales efforts to attract new customers requires substantial time and effort, and the Board cannot assure GAN Bermuda Shareholders that it will be successful in establishing new relationships or maintaining or advancing our current relationships. Many of the Group’s customers typically require one or more internal levels of approval before they can purchase its products and services. As a result, during the Group’s sales efforts, it must identify multiple people involved in the purchasing decision and devote a sufficient amount of time to presenting its products and services to those individuals. The breadth of the Group’s offerings often requires it to spend substantial time and effort assisting potential customers in evaluating its products and services, including providing demonstrations and benchmarking against other available offerings. This process can be costly and time consuming, and the Group often do not know if any given sales efforts will be successful until the latter stages of those efforts. Additionally, if the Group is unable to forecast market demand and conditions, it may not be able to expand its sales efforts at appropriate times and its revenue and related results of operations could be materially adversely affected.

The Group is subject to risks related to corporate social responsibility, responsible gaming, reputation and ethical conduct.

Many factors influence the Group’s reputation and the value of our brands, including the perception held by its customers, business partners, investors, other key stakeholders and the communities in which it operates, such as its social responsibility, corporate governance and responsible gaming practices. The Group has and will likely continue to face increased scrutiny related to social, governance and responsible gaming activities, and its reputation and the value of its brands can be materially adversely harmed if it fails to act responsibly in a number of areas, such as diversity and inclusion, workplace conduct, responsible gaming, human rights, philanthropy and support for local communities. Any harm to the Group’s reputation could impact employee engagement and retention, and the willingness of customers and partners to do business with it, which could have a materially adverse effect on its business, results of operations and cash flows.

The Board believes that the Group’s reputation is critical to its role as a leader in the online and gaming industries and as a publicly traded company. The board of GAN Bermuda has adopted a code of business conduct as well as other related policies and procedures, and management is heavily focused on the integrity of our directors, officers, senior management, employees, other personnel and third-party suppliers and partners. Illegal, unethical or fraudulent activities perpetrated by any of such individuals, suppliers or partners for personal gain could expose the Enlarged Group to potential reputational damage and financial loss.

62

Risks related to regulation

The Group’s offerings are part of new and evolving industries, which presents significant uncertainty and business risks.

The online gaming and interactive entertainment industries are relatively new and continue to evolve. Whether these industries grow and whether the business of the Enlarged Group will ultimately succeed, will be affected by, among other things, developments in social networks, mobile platforms, legal and regulatory developments (such as passing new laws or regulations or extending existing laws or regulations to online gaming and related activities), taxation of gaming activities, data and information privacy and payment processing laws and regulations, and other factors that it is unable to predict and which are beyond the Group’s control.

Given the dynamic evolution of these industries, it can be difficult to plan strategically, including as it relates to product launches in new or existing jurisdictions which may be delayed or denied, and it is possible that competitors will be more successful than the Enlarged Group at adapting to change and pursuing business opportunities. Additionally, as the online gaming industry advances, including with respect to regulation in new and existing jurisdictions, the Enlarged Group may become subject to additional compliance-related costs, including as it relates to licensing and taxes. Consequently, the Enlarged Group cannot provide assurance that its online and interactive offerings will grow at the rates expected or be successful in the long term. If the Enlarged Group’s product offerings do not obtain popularity or maintain popularity, or if they fail to grow in a manner that meets our expectations, or if it cannot offer its product offerings in particular jurisdictions that may be material to its business, then the results of operations and financial condition could be harmed.

The online gaming industry is heavily regulated and the Group’s failure to obtain or maintain applicable licensure or approvals, or otherwise comply with applicable requirements, could be disruptive to our business and could adversely affect our operations.

The Group, its officers, directors, major shareholders, key employees and business partners are generally subject to the laws and regulations relating to online gaming of the jurisdictions in which it conducts business, as well as the general laws and regulations that apply to all e-commerce businesses, such as those related to privacy and personal information, tax and consumer protection. These laws and regulations vary from one jurisdiction to another and future legislative and regulatory action, court decisions or other governmental action, which may be affected by, among other things, political pressures, attitudes and climates, as well as personal biases, may have a material impact on the Group’s operations and financial results. In particular, some jurisdictions have introduced regulations attempting to restrict or prohibit online gaming, while others have taken the position that online gaming should be licensed and regulated and have adopted or are in the process of considering legislation to enable that to happen. Even where a jurisdiction purports to license and regulate online gaming, the licensing and regulatory regimes can vary considerably in terms of their business-friendliness and at times may be intended to provide incumbent operators with advantages over new licensees. As such, some “liberalised” regulatory regimes are considerably more commercially attractive than others.

Regulatory regimes imposed upon gaming providers varies by jurisdiction. Typically, however, most regulatory regimes include the following elements:

●	the opportunity to apply for one or more gaming licenses for one or more categories of products, whether as part of a general round of license issuance (for example, Spain) or as and when the applicant chooses to apply;

●	a requirement for gaming license applicants to make detailed and extensive disclosures as to their beneficial ownership, their source of funds, the probity and integrity of certain persons associated with the applicant, the applicant’s management competence and structure and business plans, the applicant’s proposed geographical territories of operation and the applicant’s ability to operate a gaming business in a socially responsible manner in compliance with regulation;

●	interviews and assessments by the relevant gaming authority intended to inform a regulatory determination of the suitability of applicants for gaming licenses;

●	ongoing reporting and disclosure obligations, both on a periodic and ad hoc basis in response to material issues affecting the business;

63

●	the testing and certification of software and systems, generally designed to confirm such things as the fairness of the gaming products offered by the business, their genuine randomness and ability accurately to generate settlement instructions and recover from outages;

●	the need to account for applicable gaming duties and other taxes and levies, such as fees or contributions to bodies that organise the sports on which bets are offered, as well as contributions to the prevention and treatment of problem gaming; and

●	social responsibility obligations.

Gaming licenses are subject to condition, suspension or revocation by the issuing regulatory authority at any time. The industry has recently experienced significantly more enforcement actions, particularly in United Kingdom, where the UK Gambling Commission (the “Gambling Commission”) has issued fines against numerous operators for regulatory failings.

The Gambling Commission performed compliance assessments on the Group’s online, direct-to-consumer gaming operations in 2018 and 2019. On 21 January, 2020, the Gambling Commission informed the Group that it would be initiating a review of its UK operating license, asserting that certain issues identified in the assessments constituted breaches of the conditions of its operating license. The Gaming Commission review could result in one or more penalties ranging from a warning to additional conditions or limitations on the Group’s license, monetary penalties, or suspension or revocation of its UK gaming license.

The Group has assessed the issues and intends to work with the Gambling Commission and to take other actions available to it to mitigate any potential loss. The Group does not know at this time what the outcome of the review will be, and the financial statements included in this circular do not include any provision for this loss as such amounts cannot be reliably measured.

In December 2019, as related to licensed activities in New Jersey, Pennsylvania and Indiana, the Group discovered incidents of prohibited cross-state betting activity occurring within a two-day period. No wagers were placed in non-regulated states or from users geo-located in non-regulated states. Players were geo-verified to be physically located in primarily Indiana or Pennsylvania, however had navigated to a different state’s version of the website, primarily in New Jersey. All wagers related to the incident were either voided or refunded, and an incident report was voluntarily disclosed to the New Jersey Division of Gaming Enforcement, Pennsylvania Gaming Control Board and Indiana Gaming Commission. The Group has not received any correspondence from any of the three regulatory bodies in response to this incident.

Although, the Group has taken, and will continue to take, steps to strengthen its compliance with its regulatory obligations in the UK and other jurisdictions globally, it cannot predict the outcome of any current or future regulatory review. The loss of a gaming license in one jurisdiction could trigger the loss of, or affect the Group’s eligibility for, a gaming license in another jurisdiction. Any such losses, or the potential for such loss, could cause the Enlarged Group to have to cease offering some or all of its product offerings in the affected jurisdictions.

The Enlarged Group may be unable to obtain or maintain all necessary registrations, licenses, permits or approvals, and could incur fines or experience delays related to the licensing process, which could adversely affect its operations and financial viability. The determination of suitability process may be expensive and time-consuming. The Enlarged Group’s delay or failure to obtain gaming licenses in any jurisdiction may prevent it from distributing its product offerings, increasing its customer base and/or generating revenues. A gaming regulatory body may refuse to issue or renew a gaming license if the Enlarged Group, or one of its directors, officers, employees, major shareholders or business partners:

(i)	is considered to be a detriment to the integrity or lawful conduct or management of gaming; or

(ii)	no longer meets a licensing or registration requirement; or

(iii)	has breached or is in breach of a condition of licensure or registration or an operational agreement with a regulatory authority; or

(iv)	has made a material misrepresentation, omission or misstatement in an application for licensure or registration or in reply to an inquiry by a person conducting an audit, investigation or inspection for a gaming regulatory authority; or

(v)	has been refused a similar gaming license in another jurisdiction; or

64

(vi)	has held a similar gaming license in that province, state or another jurisdiction which has been suspended, revoked or cancelled; or

(vii)	has been convicted of an offence, inside or outside of Canada or the United States that calls into question the honesty or integrity of the Enlarged Group or any of its directors, officers, employees or associates.

Additionally, a gaming regulatory body may refuse to issue or renew a gaming license or restrict or condition the same, based on the historic activities of the Group or our current or former directors, officers, employees, major shareholders or business partners, which could adversely affect its operations or financial condition.

The Group’s product offerings must be approved in most regulated jurisdictions in which they are offered; this process cannot be assured or guaranteed. If the Group fails to obtain the necessary gaming license in a given jurisdiction, it would likely be prohibited from distributing and providing its product offerings in that particular jurisdiction altogether. If the Enlarged Group fails to seek, does not receive, or receives a suspension or revocation of a license in a particular jurisdiction for its product offerings (including any related technology and software) then it cannot offer the same in that jurisdiction and its gaming licenses in other jurisdictions may be impacted. Furthermore, some jurisdictions require license holders to obtain government approval before engaging in some transactions, such as business combinations, reorganisations, stock offerings and repurchases. The Enlarged Group may not be able to obtain all necessary gaming licenses in a timely manner, or at all. Delays in regulatory approvals or failure to obtain such approvals may also serve as a barrier to entry to the market for its product offerings. If the Enlarged Group is unable to overcome the barriers to entry, this will materially affect it results of operations and future prospects.

To the extent new online gaming jurisdictions are established or expanded, the Group cannot guarantee it will be successful in penetrating such new jurisdictions or expanding its business or customer base in line with the growth of existing jurisdictions. As the Group directly or indirectly enter into new markets, it may encounter legal, regulatory and political challenges that are difficult or impossible to foresee and which could result in an unforeseen adverse impact on planned revenues or costs associated with the new market opportunity. If the Group is unable to effectively develop and operate directly or indirectly within these new markets or if its competitors are able to successfully penetrate geographic markets that it cannot access or where we face other restrictions, then its business, operating results and financial condition could be impaired. The Enlarged Group’s failure to obtain or maintain the necessary regulatory approvals in jurisdictions, whether individually or collectively, would have a material adverse effect on the Enlarged Group’s business.

Compliance with evolving data privacy regulations may cause the Enlarged Group to incur additional expenses, and any violation could result in damage to its reputation and/or subject the Enlarged Group to fines, payment of damages, lawsuits and restrictions on its use of data.

The Group collects and process information relating to its employees, customer operators, customers’ gaming clients, and others for various business purposes, including payment processing, marketing and promotional purposes. The collection and use of personal data is governed by privacy laws and regulations enacted by the various states, the United States and other jurisdictions around the world. Privacy laws and regulations continue to evolve and on occasion may be inconsistent between jurisdictions. Various national and foreign legislative or regulatory bodies may enact or adopt new or additional laws and regulations concerning privacy, data retention, data transfer, and data protection. For example, the European Union has adopted a data protection regulation known as the General Data Protection Regulation, which became fully enforceable in May 2018, that includes operational and compliance requirements with significant penalties for non-compliance. In addition, California has enacted a new privacy law, known as the California Consumer Privacy Act of 2018, which takes effect in 2020 and provides some of the strongest privacy requirements in the United States.

Compliance with applicable privacy laws and regulations may increase the Enlarged Group’s operating costs and/or adversely impact its ability to provide and market its products, properties and services. In addition, non-compliance with applicable privacy laws and regulations by the Enlarged Group (or in some circumstances non-compliance by third parties engaged by it), including accidental loss, inadvertent disclosure, unapproved dissemination or a breach of security on systems storing its data may result in damage to its reputation and/or subject it to fines, payment of damages, lawsuits or restrictions on its use or transfer of data. The Group relies on proprietary and commercially available systems, software, and tools to provide security for processing of customer and employee information, such as payment card and other confidential or proprietary information. The Group’s data security measures are reviewed and evaluated regularly; however, they might not protect it against increasingly sophisticated and aggressive threats including, but not limited to, computer malware, viruses, hacking and phishing attacks by third parties.

65

Any violation of the Bank Secrecy Act 1970 or other similar anti-money laundering laws and regulations could have a negative impact on the Enlarged Group.

The Group deals with significant amounts of cash in its operations and are subject to various reporting and anti-money laundering (“AML”) regulations in various jurisdictions. In recent years, governmental authorities have been increasingly focused on AML policies and procedures, with a particular focus on the gaming industry. Any violation of AML or regulations by any of the Group’s resorts could have a negative effect on its results of operations.

The Enlarged Group may have exposure to greater than anticipated tax liabilities which could adversely affect its operating results.

The Enlarged Group’s future income taxes could be adversely affected by earnings being lower than anticipated in jurisdictions where it is subject to lower statutory tax rates and higher than anticipated in jurisdictions where it is subject to higher statutory tax rates, by changes in the valuation of the Enlarged Group’s deferred tax assets and liabilities or changes in tax laws, regulations, accounting principles or interpretations thereof. In addition, there is a risk that amounts paid or received in transactions between the Enlarged Group and its various international subsidiaries in the past and/or the future could be deemed for transfer pricing purposes to be lower or higher than we previously recognised or expected to recognise. The Group’s determination of its tax liability is always subject to review by applicable tax authorities. Any negative outcome of such a review could have an adverse effect on the Enlarged Group’s operating results and financial condition. In addition, the determination of its worldwide provision for income taxes and other tax liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Board believes that the Group’s estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded in our consolidated financial statements and could adversely affect its operating results.

As a “foreign private issuer”, the Group is subject to different US securities laws and rules than a domestic US issuer, which may limit the information publicly available to its US shareholders.

GAN Bermuda will be a foreign private issuer under applicable US federal securities laws, and therefore, it will not be required to comply with all of the periodic disclosure and current reporting requirements of the US Exchange Act applicable to a domestic US issuer. As a result, the Enlarged Group will not file the same reports that a US domestic issuer would file with the SEC. The Enlarged Group’s officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions of Section 16 of the US Exchange Act. As a foreign private issuer, the Enlarged Group will be exempt from the proxy rules under the US Exchange Act. In addition, as a foreign private issuer, the Enlarged Group will be exempt from many of the corporate governance requirements that apply to domestic US issuers under applicable rules of Nasdaq.

The Enlarged Group may lose its foreign private issuer status in the future, which would result in significant additional costs and expenses.

Foreign private issuer status is predicated on a multi-factor analysis that includes an assessment of the location our assets, where the Enlarged Group’s business is principally managed, the residency and citizenship of its directors and management, and the residency of its shareholders. Qualification as a foreign private issuer status is determined on an annual basis on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination with respect to the Enlarged Group’s status will be made on 30 June 2020.

If the Enlarged Group loses its foreign private issuer status in the future, it will have to comply with all US federal securities laws that apply to domestic US companies, including enhanced periodic reporting, proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the US Exchange Act. The Enlarged Group will be required to file periodic reports and registration statements on US domestic issuer forms containing financial statements prepared in accordance with US generally accepted accounting principles (“US GAAP”), with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, if the Enlarged Group loses its status as a foreign private issuer it will become subject to the Nasdaq corporate governance requirements, which are more strenuous than the corporate governance requirements under Bermuda law and those applicable to companies with shares admitted to trading on the London Stock Exchange. As a result, the Enlarged Group’s regulatory and compliance costs may be significantly higher if it ceases to qualify as a foreign private issuer.

66

The Group identified material weaknesses in connection with its internal control over financial reporting. Although the Group is taking steps to remediate these material weaknesses, it may not be successful in doing so in a timely manner, or at all, and it may identify other material weaknesses.

In connection with the audit of our consolidated financial statements for the year ended 31 December 2018, the Group’s management and independent registered public accounting firm identified material weaknesses in the Group’s internal control over financial reporting, including as disclosed in Note 2 to our financial statements in the section entitled “Restatement”. For example, the Group had to restate its financial statements to reflect adjustments relating to (i) the adoption of International Financial Reporting Standards (“IFRS”) 16, (ii) reclassifications between cash and trade and other payables, (iii) an error related to the timing of a recorded write off of withholding tax receivables, and (iv) an error related to the classification of equity issue costs recorded as administrative expense in the consolidated statement of comprehensive income. The Group did not prevent these errors from being recorded, nor did it detect them after they had occurred. These material weaknesses relate to (i) the Group’s lack of a sufficient number of personnel with an appropriate level of knowledge and experience in the application of IFRS and International Accounting Standards and Interpretations as issued by the International Accounting Standards Board (IASB) and as adopted by the European Union (IFRS), commensurate with its financial reporting requirements and (ii) the fact that policies and procedures with respect to the review, supervision and monitoring of its accounting and reporting functions were either not designed and in place or not operating effectively. As a result, numerous adjustments to the Group’s consolidated financial statements were identified and made during the course of the audit.

The Group is currently not required to comply with Section 404 of the Sarbanes-Oxley Act 2002 (“Sarbanes-Oxley Act”), and are therefore not required to make an assessment of the effectiveness of its internal control over financial reporting. Further, the Group’s independent registered public accounting firm has not been engaged to express, nor have they expressed, an opinion on the effectiveness of the Group’s internal control over financial reporting. Had the Group and its independent registered public accounting firm performed an evaluation of our internal control over financial reporting in accordance with the provisions of the Sarbanes-Oxley Act, additional control deficiencies may have been identified by its management or independent registered public accounting firm, and those control deficiencies could have also represented one or more material weaknesses. In an effort to remediate the material weaknesses, the Group has, and continues to plan to, increase the number of our finance and accounting personnel since 31 December 2018.

Assessing the Group’s procedures to improve its internal control over financial reporting is an ongoing process. The Group can provide no assurance that its remediation efforts described herein will be successful and that it will not have material weaknesses in the future. Any material weaknesses that the Group identifies could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of its consolidated financial statements.

GAN Bermuda is an “emerging growth company” which may make its ordinary shares less attractive to investors.

GAN Bermuda is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in GAN Bermuda’s periodic reports and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of extended transition periods for adopting with new or revised accounting standards. The Group currently prepares its consolidated financial statements in accordance with IFRS, which do not have separate provisions for publicly traded and private companies. However, in the event that GAN Bermuda converts to US GAAP while it is still an “emerging growth company”, it may be able to take advantage of the benefits of this extended transition period.

67

Because of the exemptions from various reporting requirements provided to GAN Bermuda as an “emerging growth company” and because, if it converts to US GAAP, it will have an extended transition period for complying with new or revised financial accounting standards, it may be less attractive to investors if they believe that GAN Bermuda’s financial accounting is not as transparent as other companies in the industry in which GAN Bermuda operates. That may result in a decrease on GAN Bermuda’s stock price and it may be difficult for it to raise additional capital as and when needed. If GAN Bermuda is unable to raise additional capital as and when needed, its financial condition and results of operations may be materially and adversely affected.

A change in the Enlarged Group’s tax residence could have a negative effect on its future profitability.

Although GAN Bermuda is organised under the laws of Bermuda, a British overseas territory that is an island located off the coast of the United States, it is a resident in the United Kingdom for tax purposes. It is possible that in the future, whether as a result of a change in law or the practice of any relevant tax authority or as a result of any change in the conduct of GAN Bermuda’s affairs following a review by its directors or for any other reason, GAN Bermuda could become, or be regarded as having become, a resident in a jurisdiction other than the United Kingdom. Should GAN Bermuda cease to be tax resident in the United Kingdom, it may have exposure related to unexpected tax liabilities, such as a charge of United Kingdom capital gains tax on a deemed disposal at market value of its assets and of unexpected tax charges in other jurisdictions on its income.

Similarly, if the tax residency of any of GAN Bermuda’s subsidiaries were to change from their current jurisdiction for any of the reasons listed above, the Enlarged Group may be subject to a charge of local capital gains tax on the assets. Furthermore, while the GAN UK Directors expect that GAN Bermuda and certain of its non-US subsidiaries will qualify for the benefits of the Convention Between the United States and the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation, etc., or the US-UK Treaty, the Enlarged Group has not sought or obtained a ruling from the IRS or an opinion of counsel addressing the issue, and there can be no assurances that the Enlarged Group or its non-US subsidiaries will qualify for the benefits of the US-UK Treaty.

The business of the Enlarged Group could suffer as a result of the uncertainty surrounding the UK withdrawal from the European Union and, if completed, the terms of such withdrawal.

The Group’s principal office is located in the United Kingdom. On June 23, 2016, the UK held a referendum in which a majority of the eligible members of the electorate voted for the UK to leave the European Union (“Brexit”). The UK parliament has now ratified a withdrawal agreement with the European Union. However, substantially uncertainty remains concerning which EU laws and regulations will continue to be implemented in the UK after Brexit (including financial laws and regulations, tax and free trade agreements, intellectual property rights, data protection laws, supply chain logistics, environmental, health and safety laws and regulations, immigration laws and employment laws).

The uncertainty concerning the UK’s legal, political and economic relationship with the EU after Brexit may negatively impact direct foreign investment in the UK, increase costs, depress economic activity and restrict access to capital. It may also be a source of instability in the international markets, create significant currency fluctuations, and/or otherwise adversely affect trading agreements or similar cross-border cooperation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise) beyond the date of Brexit. The Enlarged Group may also face new regulatory costs and challenges that could have an adverse effect on its operations. Depending on the terms of the UK withdrawal from the EU, the UK could lose the benefits of global trade agreements negotiated by the EU on behalf of its members, which may result in increased trade barriers that could make the Enlarged Group’s doing business in the EU and the European Economic Area more difficult.

68

Risks related to the US Fundraise

GAN Bermuda has had no prior public market in the US for its ordinary shares, the trading price of its ordinary shares is likely to be volatile, and GAN Bermuda Shareholders might not be able to sell their shares at or above the initial public offering price of the US Fundraise.

There is currently no public market in the US for GAN Bermuda’s Shares. Since November 2013, the ordinary shares of GAN UK has been listed for trading on AIM. The per share price of the ordinary shares on AIM has been highly volatile. For example, the highest price at which the ordinary shares traded in fiscal 2019 was 187.00 p and the lowest price was 43.50 p. Investors who purchase the GAN Bermuda Shares may not be able to sell their GAN Bermuda Shares at or above the initial public offering price. Market prices for companies similar to GAN Bermuda experience significant price and volume fluctuations.

An active or liquid market for the GAN Bermuda Shares in the US may not develop upon completion of the US Fundraise or, if it does develop, it may not be sustainable given the limited number of GAN Bermuda Shares being issued in the US Fundraise. The initial public offering price under the US Fundraise for the GAN Bermuda Shares will be determined through negotiations with the underwriter, and the negotiated price may not be indicative of the market price of the GAN Bermuda Shares after the US Fundraise. This initial public offering price will vary from the market price of the GAN Bermuda Shares after the US Fundraise. As a result of these and other factors, GAN Bermuda Shareholders may be unable to resell their GAN Bermuda Shares at or above the initial public offering price.

The following factors, in addition to other risks described in Part 8 of this document, may have a significant effect on the market price of the GAN Bermuda Shares:

●	variations in operating results;

●	actual or anticipated changes in the estimates of the Enlarged Group’s operating results;

●	changes in stock market analyst recommendations regarding the GAN Bermuda Shares , other comparable companies or the industry generally;

●	macro-economic conditions in the numerous countries in which the Enlarged Group does business;

●	currency exchange fluctuations and the denominations in which the Enlarged Group conducts business and holds cash reserves;

●	market conditions in the industry in which the Enlarged Group operates, the industries of its customers and the economy as a whole;

●	actual or expected changes in its growth rates or its competitors’ growth rates;

●	changes in the market valuation of similar companies;

●	the trading volume of GAN Bermuda’s Shares on Nasdaq;

●	sales of the GAN Bermuda Shares by GAN Bermuda or GAN Bermuda Shareholders; and

●	the adoption or modification of regulations, policies, procedures or programs applicable to the business of the Enlarged Group.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of the GAN Bermuda Shares could decline for reasons unrelated to its business, financial condition or operating results. The trading price of the GAN Bermuda Shares might also decline in reaction to events that affect other companies in the industry in which the Enlarged Group operates, even if these events do not directly affect it. Each of these factors, among others, could harm the value of GAN Bermuda Shareholders’ investment in the GAN Bermuda Shares. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against the Enlarged Group, could result in substantial costs and diversion of management’s attention and resources, which could materially adversely affect the business of the Enlarged Group, its operating results and financial condition.

69

GAN Bermuda’s management will have broad discretion over the use and investment of the net proceeds we receive in the US Fundraise and might not apply the proceeds in ways that increase the value of GAN Bermuda Shareholders’ investment.

GAN Bermuda’s management will have broad discretion over the use and investment of the net proceeds from the US Fundraise, and they will be relying on the judgment of our management regarding the application of these net proceeds. Management intends to use the net proceeds from the US Fundraise for general corporate purposes. Pending this use, GAN Bermuda intends to invest the net proceeds in short-term bank deposits or interest-bearing, investment-grade securities. Management might not be able to yield a significant return, if any, on any investment of these net proceeds. GAN Bermuda Shareholders will not have the opportunity to influence our decisions on how the net proceeds from the US Fundraise are used. If the banking system or the fixed income, credit or equity markets deteriorate or remain volatile, the Enlarged Group’s investment portfolio may be impacted and the values and liquidity of its investments could be adversely affected.

The Enlarged Group may need to raise additional funds to support its business operations or to finance future acquisitions, including through the issuance of equity or debt securities, which could have a material adverse effect on its ability to grow its business.

If the Enlarged Group does not generate sufficient cash from operations or does not otherwise have sufficient cash and cash equivalents to support our business operations or to finance future acquisitions, it may need raise addition capital through the issuance of debt or equity securities. The Enlarged Group does not have any arrangements for any credit facility, or any other sources of capital. It may not be able to raise cash in future financing on terms acceptable to it, or at all.

Financings, if available, may be on GAN Bermuda Shareholders, and the prices at which new investors would be willing to purchase securities of GAN Bermuda may be lower than the current price of its ordinary shares. The holders of new securities may also receive rights, preferences or privileges that are senior to those of existing holders of GAN Bermuda Shares. If new sources of financing are required but are insufficient or unavailable, the Enlarged Group would be required to modify our plans to the extent of available funding, which could harm its ability to grow our business.

Future equity issuances or sales of GAN Bermuda Shares in the public market could cause the share price GAN Bermuda to decline.

If GAN Bermuda issues equity securities in the future, including as consideration for future acquisitions or investments, the ownership interests of its existing shareholders will be diluted, and the market price of GAN Bermuda Shares could decline. Additionally, if GAN Bermuda Shareholders sell a substantial number of their GAN Bermuda Shares in the public market after the US Fundraise, or if there is a perception that these sales or issuances might occur, the market price of the GAN Bermuda Shares could decline. Upon the closing of the US Fundraise, GAN Bermuda will have GAN Bermuda Shares outstanding. All of the GAN Bermuda Shares sold in the US Fundraise will be freely tradable without restrictions or further registration under the US Securities Act, except for any shares purchased by GAN Bermuda’s affiliates, as such term is defined in Rule 144 under the US Securities Act, which will be eligible for resale subject to the volume and manner of sale limitations of Rule 144 of the US Securities Act.

Immediately following the consummation of the US Fundraise, GAN Bermuda intends to file a registration statement on Form S-8 under the US Securities Act to register GAN Bermuda Shares available for issuance under GAN Bermuda’s share incentive plans. Once GAN Bermuda registers these shares, they can also be freely sold in the public market upon issuance.

GAN Bermuda will incur increased costs as a result of being a public company and its management expects to devote substantial time to public company compliance programs.

As a public company in the United States, GAN Bermuda will incur significant legal, insurance, accounting and other expenses that GAN UK did not incur as an AIM listed company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, Nasdaq Capital Market listing requirements and other applicable securities rules and regulations impose various requirements on US public companies. GAN Bermuda’s management and administrative staff will need to devote a substantial amount of time to compliance with these requirements.

70

GAN Bermuda intends to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention away from product development activities. If for any reason GAN Bermuda’s efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies, regulatory authorities may initiate legal proceedings against the Enlarged Group and its business may be harmed.

In connection with the US Fundraise, GAN Bermuda intends to obtain directors’ and officers’ liability insurance coverage, which will increase its insurance cost. In the future, it may be more expensive for GAN Bermuda to obtain directors’ and officers’ liability insurance, and it may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for GAN Bermuda to attract and retain qualified executive officers and qualified members of its board of directors, particularly to serve on its audit committee and compensation committee.

GAN UK is not currently required to comply with the SEC’s rules that implement Section 404 of the Sarbanes-Oxley Act, and is therefore not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose. Upon becoming a public company, GAN Bermuda will be required to comply with certain of these rules, which will require management to certify financial and other information in GAN Bermuda’s quarterly and annual reports and provide an annual management report on the effectiveness of its internal control over financial reporting commencing with its second annual report. This assessment will need to include the disclosure of any material weaknesses in GAN Bermuda’s internal control over financial reporting identified by its management or its independent registered public accounting firm. To achieve compliance with Section 404 of the Sarbanes-Oxley Act within the prescribed period, GAN Bermuda will be engaged in a costly and challenging process to document and evaluate its internal control over financial reporting. In this regard, the Enlarged Group will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of its internal control over financial reporting. GAN Bermuda will also need to continue to improve its control processes as appropriate, validate through testing that its controls are functioning as documented and implement a continuous reporting and improvement process for its internal control over financial reporting. Despite the Enlarged Group’s efforts, there is a risk that it will not be able to conclude, within the prescribed timeframe or at all, that its internal control over financial reporting is effective as required by Section 404 of the Sarbanes-Oxley Act.

As discussed above, the Group has identified material weaknesses in connection with our 2018 consolidated financial statements. Material weaknesses could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of the Group’s consolidated financial statements. The Enlarged Group’s independent registered public accounting firm will not be required to formally attest to the effectiveness of its internal control over financial reporting until the later of its second annual report or the first annual report required to be filed with the SEC following the date that GAN Bermuda is no longer an “emerging growth company” as defined in the JOBS Act. The GAN UK Directors cannot assure GAN Bermuda Shareholders that there will not be additional material weaknesses or significant deficiencies in its internal controls in the future.

Certain of GAN Bermuda’s executive officers, directors and principal shareholders will continue to have significant influence over matters subject to GAN Bermuda Shareholders’ approval.

The Smurfit family has a substantial ownership stake and management control over the Group and will continue to do so in respect of the Enlarged Group after the US Fundraise. Sir Michael Smurfit Sr. is GAN UK’s largest stockholder. His son, Michael Smurfit Jr. is also a significant stockholder and is a member of the Board. The Chief Executive Officer, Dermot S. Smurfit, is a nephew of Michael Smurfit Sr. and a first cousin of Michael Smurfit Jr. The Smurfit family beneficially owned approximately 22.62 per cent. of GAN UK’s outstanding ordinary shares as of 31 December 2019.

There is no formal arrangement among the members of the Smurfit family with respect to the voting or disposition of their Ordinary Shares. However, they comprise two of the five positions on the Board. In addition, if they act together, they will be able to exercise influence over all matters requiring shareholder approval, including the election of directors and approval of corporate transactions, such as a merger or sale of the Enlarged Group or its assets, for the foreseeable future. This concentration of ownership could have the effect of delaying or preventing a change in GAN Bermuda’s control or otherwise discouraging a potential acquirer from attempting to obtain control of it, which in turn could have a material adverse effect on the market value of the GAN Bermuda Shares.

71

Risks related to the GAN Bermuda Shares

GAN Bermuda does not anticipate paying dividends in the foreseeable future.

GAN UK does not currently pay dividends and following the Scheme, GAN Bermuda does not anticipate paying any dividends for the foreseeable future. Any future determination to pay dividends will be made at the discretion of the Board, subject to compliance with applicable laws and covenants under any future credit facility, which may restrict or limit GAN Bermuda’s ability to pay dividends. Payment of dividends will depend on GAN Bermuda’s financial condition, operating results, capital requirements, general business conditions and other factors that the Board may deem relevant at that time. Unless and until GAN Bermuda declares and pays dividends, any return on GAN Bermuda Shareholders’ investment will only occur if the GAN Bermuda share price appreciates.

GAN Bermuda is a Bermuda company and it may be difficult for GAN Bermuda Shareholders to enforce judgments against the Enlarged Group or certain of its directors or officers.

GAN Bermuda is a Bermuda exempted company. As a result, the rights of holders of our ordinary shares will be governed by Bermuda law and our memorandum of association and bye-laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. Bermuda legislation regarding companies is largely based on English corporate law principles. However, there can be no assurance that Bermuda law will not change in the future or that it will serve to protect investors in a similar fashion afforded under corporate law principles in the US, which could adversely affect the rights of investors. Most of GAN Bermuda’s directors and some of the named experts referred to in this circular are not residents of the US, and a substantial portion of the Enlarged Group’s assets are located outside the US As a result, it may be difficult for investors to effect service of process on those persons in the US or to enforce in the US judgments obtained in US courts against GAN Bermuda or those persons based on the civil liability provisions of the US securities laws. GAN Bermuda has been advised by its special Bermuda counsel that uncertainty exists as to whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the US, or entertain action in Bermuda against the Enlarged Group or its directors or officers.

Furthermore, GAN Bermuda has been advised by its special Bermuda counsel that Bermuda courts will not recognise or give effect to US federal securities laws that such Bermuda courts consider to be procedural in nature, are revenue or penal laws or the application of which would be inconsistent with public policy in Bermuda. Certain remedies available under the laws of US jurisdictions, including certain remedies under US federal securities laws, will not be recognised or given effect to in any action brought before a court of competent jurisdiction in Bermuda where the application of such remedies would be inconsistent with public policy in Bermuda. Further, no claim may be brought in Bermuda against GAN Bermuda, the Enlarged Group or its directors and officers in the first instance for violations of US federal securities laws because those laws do not have the force of law in Bermuda. A Bermuda court may, however, impose civil liability on GAN Bermuda or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Shareholders of a Bermuda company may have a cause of action against GAN Bermuda or its directors for breach of any duty in the bye-laws or any shareholders’ agreement owed personally by GAN Bermuda to the shareholder. Directors of a Bermuda company may be liable to the company for breach of their duties as directors to the company under the Bermuda Companies Act, and under common law. Such actions must, as a general rule, be brought by the company. Where the directors have carried on an act which is ultra vires or illegal, then the shareholder has the right, with leave of the court, to bring a derivative action to sue the directors on behalf of the company with any damages awarded going to the company itself. Shareholders are also able to take action against a company if the affairs of the company are being conducted in a manner which is oppressive or unfairly prejudicial to the shareholders or some number of them, and to seek either a winding-up order or an alternative remedy if a winding-up order would be unfairly prejudicial to them.

72

The GAN Bermuda Bye-Laws restrict shareholders from bringing legal action against its officers and directors.

The GAN Bermuda Bye-Laws that are to be effective upon completion of the Scheme contain a broad waiver by its shareholders of any claim or right of action, both individually and on its behalf, against any of its officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director or any claims of violations of the US Securities Act of 1933 or the US Exchange Act the waiver of which would be prohibited by Section 14 of the US Securities Act and Section 29(a) of the US Exchange Act. This waiver limits the right of shareholders to assert claims against GAN Bermuda’s officers and directors unless the act or failure to act involves fraud or dishonesty.

GAN Bermuda has provisions in its bye-laws that may discourage a change of control.

The GAN Bermuda Bye-Laws that are to be effective upon completion of the share exchange contain provisions that could make it more difficult for a third party to acquire GAN Bermuda without the consent of the board of directors. These provisions include, among others:

●	restrictions on the time period in which directors may be nominated;

●	restrictions on cumulative voting in the election of directors; and

●	requiring shareholders wishing to propose a person for election as a director (other than persons proposed by the board of directors) to give advance written notice of nominations for the election of directors.

These provisions could make it more difficult for a third party to acquire GAN Bermuda, even if the third party’s offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.

US Holders of GAN Bermuda Shares could be subject to material adverse tax consequences if GAN Bermuda is considered to be a Passive Foreign Investment Company for US federal income tax purposes.

There is a risk that GAN Bermuda will be classified as a Passive Foreign Investment Company, (“PFIC”), for US federal income tax purposes. GAN Bermuda’s status as a PFIC could result in a reduction in the after-tax return to US Holders of GAN Bermuda Shares and may cause a reduction in the value of the GAN Bermuda Shares. A corporation is classified as a PFIC for any taxable year in which either (i) at least 75 per cent. of its gross income is “passive income” or (ii) at least 50 per cent. of the average quarterly value of all its assets consists of assets that produce, or are held for the production of, passive income. For this purpose, passive income generally includes among other things, dividends, interest, certain rents and royalties, annuities, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Based on the projected composition of our income and valuation of our assets, the Board does not believe that the Group was a PFIC in any previous taxable year, and it does not expect to become a PFIC in the foreseeable future, although there can be no assurance in this regard. The US Internal Revenue Service or a US court could determine that it is or was a PFIC in any past, current, or future taxable years. The determination of whether GAN Bermuda is a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies which in some circumstances are unclear and subject to varying interpretation. If GAN Bermuda is classified as a PFIC, US Holders of its ordinary shares could be subject to greater US income tax liability than might otherwise apply, imposition of US income tax in advance of when tax would otherwise apply and detailed tax filing requirements that would not otherwise apply. The PFIC rules are complex and a US holder of GAN Bermuda Shares is urged to consult its own tax advisors regarding the possible application of the PFIC rules to it in its particular circumstances.

Bermuda tax considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by GAN Bermuda or by its current or future shareholders in respect of GAN Bermuda Shares. It is possible that changes to Bermuda tax legislation could be implemented which could result in such taxes being imposed. However, GAN Bermuda has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until 31 March 2035, be applicable to GAN Bermuda or to any of its operations or to GAN Bermuda Shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by GAN Bermuda in respect of real property owned or leased in Bermuda.

Bermuda regulatory considerations

Under the Bermuda Companies Act, GAN Bermuda is not permitted to carry on a ‘prohibited business activity’ as set out in the Fifth Schedule thereto, which includes the operation of gambling facilities (including the operation thereof through the internet). The current activities of GAN Bermuda do not involve the operation of gambling facilities and GAN Bermuda will not be permitted to participate in such activities in the future except as authorised under Bermuda law.

73

Part 9

DEFINITIONS

In this document (with the exception of Part 4, Part 10 and Part 11 of this document), the following words and expressions have the following meanings unless the context requires otherwise:

“£”, “Sterling”, “pence” or “p”	the lawful currency of the UK;

“2013 Share Option Plan”	the Game Account Share Option Plan 2013 adopted by the Board on 8 November 2013;

“2017 Share Option Plan”	the GAN Plc Share Option Plan 2017 adopted by the Board on 26 June 2017;

“2019 Equity Incentive Plan”	the GAN Plc 2019 Equity Incentive Plan for US Employees adopted by the GAN UK Board on 1 October 2019, being a sub-plan of the 2019 Share Option Plan;

“2019 Share Option Plan”	the GAN Plc Share Option Plan 2019 adopted by the Board on 1 October 2019;

“AIM”	AIM, a market operated by the London Stock Exchange;

“AIM Rules”	the AIM Rules for Companies issued by the London Stock Exchange from time to time and those other rules of the London Stock Exchange which govern the admission of securities to trading on, and the regulation of, AIM;

“Announcement”	the announcement made by GAN UK on 3 March 2020 relating to the Scheme;

“B Riley”	B. Riley FBR, Inc.;

“Bermuda Companies Act”	the Companies Act 1981 of Bermuda as amended from time to time;

“Board”	the directors of GAN UK from time to time;

“Bribery Act 2010”	the UK Bribery Act 2010 (as amended from time to time);

“certificated” or “in certificated form”	a share which is not in uncertificated form (that is, not held in CREST);

“Companies Act”	the UK Companies Act 2006 (as amended from time to time);

“Conditions”	the conditions of the Scheme set out in Section A of Part 3 of this document, and “Condition” shall mean any of them;

“Court Meeting”	the meeting of the Scheme Shareholders convened by order of the Court pursuant to Part 26 of the Companies Act to be held at 10.00 a.m. on 31 March 2020 to consider and, if thought fit, approve the Scheme, notice of which is set out in Part 10 of this document (including any adjournment thereof);

“Court”	the High Court of Justice, Business and Property Courts of England and Wales, Insolvency and Companies List (ChD);

74

“CREST Manual”	the compendium of documents entitled CREST Manual issued by Euroclear from time to time and comprising the CREST Reference Manual, the CREST Central Counterparty Service Manual, the CREST International Manual and the CREST Glossary of Terms;

“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations) of which Euroclear is the Operator (as defined in the Uncertificated Securities Regulations);

“Davy”	means J&E Davy (UK) Limited, nominated adviser to GAN UK;

“Directors”	the directors of GAN UK, at the date of this document, whose names are set out in paragraph 2.1 of Part 7 of this document, including a duly constituted committee thereof;

“DTC”	the Depositary Trust Company;

“Effective”	the Scheme having become effective pursuant to its terms;

“Effective Date”	the day on which the Scheme becomes Effective in accordance with clause 8 of the Scheme;

“Enlarged Group”	following the Effective Date, GAN Bermuda and its subsidiaries and subsidiary undertakings from time to time;

“Euro”	the lawful currency of the member states of the Eurozone area;

“Euroclear”	Euroclear UK & Ireland Limited, the operator of CREST;

“Excluded Shares”	any GAN UK Shares beneficially owned by GAN Bermuda at the Scheme Voting Record Time;

“Financial Conduct Authority”	the Financial Conduct Authority in its capacity as a regulator under FSMA;

“Foreign Corrupt Practices Act”	the US Foreign Corrupt Practices Act (as amended from time to time);

“Form(s) of Proxy”	as the context may require, either or both of (i) the BLUE Form of Proxy for use at the Court Meeting and (ii) the WHITE Form of Proxy for use at the General Meeting, each of which accompanies this document;

“FSMA”	the Financial Services and Markets Act 2000 (as amended);

“GAN Bermuda”	GAN Limited, an exempted company limited by shares incorporated on 13 December 2019 in Bermuda, with registered number 55183 and having its registered office at Park Place, 55 Par La Ville Road, Third Floor, Hamilton, HM11, Bermuda;

“GAN Bermuda Bye-laws”	the bye-laws of GAN Bermuda to be adopted effective as at the Effective Date;

“GAN Bermuda Shares”	the ordinary shares, par value US$0.01 per share, in the capital of GAN Bermuda from time to time;

“GAN Bermuda Loan Agreement”	the loan agreement entered into between the Lenders and GAN Bermuda dated 6 March 2020 pursuant to which the Lenders made a £2 million facility available to GAN Bermuda;

75

“GAN UK”	GAN Plc, a public limited company incorporated and registered in England and Wales, with company number 03883658;

“GAN UK Articles”	the articles of association of GAN UK at the date of this document;

“GAN UK Options”	the options over GAN UK Shares granted under or pursuant to the GAN UK Share Schemes which have not lapsed, or been exercised, in accordance with their terms at the date of this document;

“GAN UK Share Schemes”	the 2013 Share Option Plan, the 2017 Share Option Plan, the 2019 Equity Incentive Plan and the 2019 Share Option Plan;

“GAN UK Shares”	ordinary shares of £0.01 each in the capital of GAN UK and “GAN UK Share” shall be construed accordingly;

“General Meeting”	the general meeting of the Shareholders to be held at 10.15 a.m. on 31 March 2020 (or as soon thereafter as the Court Meeting shall have been concluded), notice of which is set out in Part 11 of this document (including any adjournment thereof);

“Group”	GAN UK, its subsidiaries and subsidiary undertakings as at the date of this document;

“HMRC”	HM Revenue & Customs, a non-ministerial department of the United Kingdom government;

“Last Practicable Date”	11 March, being the last practicable date prior to the date of this document;

“Lenders”	Dermot Francis Smurfit and Dermot Stopford Smurfit;

“Link”	Link Asset Services, a trading name of Link Market Services Ltd;

“London Stock Exchange”	London Stock Exchange plc;

“Long Stop Date”	30 April 2020 or such earlier or later date as GAN Bermuda and GAN UK may agree and/or the Court may allow;

“Meetings”	the Court Meeting and the General Meeting (and “Meeting” means either of them);

“Nasdaq”	the Nasdaq Capital Market;

“Nasdaq Admission”	the proposed listing of GAN Bermuda Shares on Nasdaq;

“Notice of General Meeting”	the notice of General Meeting set out in Part 11 of this document;

“Ordinary Shares”	the ordinary shares of £0.01 each in the capital of GAN UK;

“Overseas Shareholders”	Shareholders who are resident in, or nationals or citizens of, jurisdictions outside the UK or who are nominees of, or custodians or trustees for, residents, citizens or nationals of other countries;

“Panel”	the Panel on Takeovers and Mergers;

“Pounds” or “£” or “sterling” or	UK pounds or pence (as applicable) sterling, the lawful currency of

“pence”	the UK;

76

“Proposal”	the recommended acquisition by GAN Bermuda of the entire issued share capital of GAN UK to be effected by way of the Scheme and subject to the Conditions and on the terms of this document including, where the context so requires, any subsequent revision, variation, extension or renewal of such proposal;

“Registrar of Companies”	the Registrar of Companies in England and Wales;

“Regulatory Information Service”	any information services authorised from time to time by the Financial Conduct Authority for the purpose of disseminating regulatory announcements;

“Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Proposal is sent or made available to Shareholders in that jurisdiction;

“SaaS”	software-as-a-service;

“Scheme” or “Scheme of Arrangement”	the scheme of arrangement proposed to be made under Part 26 of the Companies Act between GAN UK and the holders of Scheme Shares as set out in Part 4 of this document, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by GAN UK and GAN Bermuda;

“Scheme Court Hearing”	the hearing at which the Scheme Court Order is presented;

“Scheme Court Order” or “Court	the order of the Court granted at the Scheme Court Hearing to

Order”	approve the Scheme under Part 26 of the Companies Act;

“Scheme Record Time”	close of business (GMT) on the business day immediately following the execution of the Underwriting Agreement ;

“Scheme Resolutions”	the resolution to be proposed at the Court Meeting and the special resolution number 1 (being the Special Resolution) to be proposed at the General Meeting, in both cases to approve and give effect to the Scheme;

“Scheme Shareholders”	the holders of Scheme Shares;

“Scheme Shares”	the aggregate of:

(a) the GAN UK Shares in issue at the date of this document;

(b) the GAN UK Shares (if any) issued after the date of this document and prior to the Voting Record Time; and

(c) the GAN UK Shares (if any) issued on or after the Voting Record Time and prior to the Scheme Record Time either on terms that the original holder or any subsequent holder thereof shall be bound by this Scheme or in respect of which the holder thereof shall have agreed in writing to be bound by this Scheme;

“SEC”	the US Securities and Exchange Commission;

“Shareholders” or “GAN UK	the holders of GAN UK Shares from time to time; Shareholders”

“Special Resolution”	the special resolution set out in the Notice of General Meeting to be proposed at the General Meeting to approve the Scheme;

77

“subsidiary” or “subsidiary	have the meanings given by the Companies Act;
undertaking” or “undertakings”
or “associated undertakings”

“Takeover Code”	The City Code on Takeovers and Mergers;

“trading day”	any day on which shares are traded on both Nasdaq and the London Stock Exchange;

“Transfer Agent”	Continental Stock Transfer & Trust Co;

“UK Register”	the register of holders of GAN UK Shares maintained by Link;

“Uncertificated Securities	the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755

Regulations”	(as amended);

“uncertificated” or “in uncertificated form”	a share or other security recorded on the relevant register as being held in uncertificated form in CREST;

“Underwriting Agreement”	the underwriting agreement proposed to be entered into between GAN Bermuda and B. Riley, as representative of several underwriters, in connection with the US Fundraise;

“United Kingdom” or “UK”	the United Kingdom of Great Britain and Northern Ireland;

“United States” or “US”	the United States of America, its territories and possessions, any State of the United States of America and the District of Columbia;

“US Dollar”	the lawful currency of the US;

“US Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and rules and regulations thereunder;

“US Fundraise”	the public offering by GAN Bermuda of GAN Bermuda Shares in the US pursuant to a registration statement on Form F-1 and the Underwriting Agreement, anticipated to complete three business days following the execution of the Underwriting Agreement;

“US Securities Act”	the United States Securities Act 1933 (as amended) and the rules and regulations promulgated thereunder;

“Voting Record Time”	close of business on the day which is two days before the date of the Court Meeting or, if such Court Meeting is adjourned, close of business on the day which is two days before the day of such adjourned meeting; and

“Voting Scheme Shareholders”	the Scheme Shareholders other than the Directors.

In this document and the Forms of Proxy, references to the singular includes the plural and vice versa, unless the context otherwise requires.

78

Part 10

NOTICE OF COURT MEETING

IN THE HIGH COURT OF JUSTICE

BUSINESS AND PROPERTY COURTS OF ENGLAND AND WALES

INSOLVENCY AND COMPANIES LIST (ChD)

No. CR-2020-000776

IN THE MATTER OF GAN PLC

and

IN THE MATTER OF THE COMPANIES ACT 2006

NOTICE IS HEREBY GIVEN that, by an order dated 10 March 2020 made in the above matter, the Court has directed a meeting (the “Court Meeting”) to be convened of the Voting Scheme Shareholders (as defined in the Scheme of Arrangement referred to below) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the “Scheme of Arrangement”) proposed to be made between GAN Plc (the “Company”) and the Scheme Shareholders (as defined in the Scheme of Arrangement) and that such meeting will be held at the offices of Memery Crystal LLP at 165 Fleet Street, London EC4A 2DY on 31 March 2020 at 10.00 a.m., at which place and time all holders of the Scheme Shares (as defined in the Scheme of Arrangement) are requested to attend either in person or by proxy.

At the Court Meeting, the following resolution will be proposed:

“That the scheme of arrangement dated 13 March 2020 (the “Scheme”) between the Company and the Scheme Shareholders (as defined in the Scheme), a print of which has been produced to this meeting and, for the purposes of identification, signed by the chairman hereof in its original form or with or subject to any modification, addition or condition approved or imposed by the Court, be approved.”

A copy of the Scheme and a copy of the explanatory statement required to be furnished pursuant to section 897 of the Companies Act 2006 are incorporated in the document of which this notice forms part.

Voting Scheme Shareholders entitled to attend and vote at the meeting may vote in person at the Court Meeting or they may appoint another person, whether a member of the Company or not, as their proxy to attend and vote in their stead. A BLUE Form of Proxy for use at the Court Meeting is enclosed with this notice. Further details with respect to the BLUE Form of Proxy are set out below. Completion of the BLUE Form of Proxy will not prevent a Scheme Shareholder from attending and voting at the Court Meeting, or any adjournment thereof, in person if he wishes to do so. Voting Scheme Shareholders entitled to attend and vote at the meeting who hold their shares through CREST may appoint a proxy or proxies using CREST by following the instructions in note (3) below.

Voting Scheme Shareholders are entitled to appoint a proxy to attend and vote at the Court Meeting in respect of some or all of their Scheme Shares. Voting Scheme Shareholders are also entitled to appoint more than one proxy, provided that each proxy is appointed to exercise rights attached to a different share or shares held by such holder. A space has been included in the BLUE Form of Proxy to allow Voting Scheme Shareholders to specify the number of Scheme Shares in respect of which that proxy is appointed. Voting Scheme Shareholders who return the BLUE Form of Proxy duly executed but leave this space blank will be deemed to have appointed the proxy in respect of all their Scheme Shares.

Voting Scheme Shareholders who wish to appoint more than one proxy in respect of their shareholding should contact the Company’s registrar, Link, for further BLUE Forms of Proxy or photocopy the BLUE Form of Proxy as required. Such Voting Scheme Shareholders should also read note 4 set out on the BLUE Form of Proxy and the principles that will be applied in relation to multiple proxies.

79

In the case of joint holders of Scheme Shares, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and for this purpose, seniority will be determined by the order in which the names stand in the register of members of the Company in respect of the joint holding.

Entitlement to attend and vote at the Court Meeting or any adjournment thereof and the number of votes which may be cast thereat will be determined by reference to the register of members of the Company at close of business on the day which is two days before the date of the Court Meeting or adjourned meeting (as the case may be). In each case, changes to the register of members of the Company after such time shall be disregarded.

It is requested that the BLUE Form of Proxy (together with any power of attorney or other authority under which it is signed, or a notarially certified copy of such power of authority) be lodged by post with the Company’s registrar, Link Asset Services, PXS, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU or by hand (during normal business hours) at the same address not less than 48 hours before the time appointed for the said meeting but if forms are not so lodged, they may be handed to the Chairman before the start of the meeting.

Voting Scheme Shareholders should note that if they wish to appoint more than one proxy they should request additional BLUE Forms of Proxy from the Company’s registrars, Link, and submit them in accordance with the instructions set out in the preceding paragraphs.

By the said order, the Court has appointed Michael Smurfit Jnr., being a statutory director of the Company; or failing him, Giuseppe Gardali, being the UK Managing Director of the Company; or failing him, Michael Endres, being the Director of Software Development of the Company, to act as chairman of the Court Meeting and has directed the chairman to report the result thereof to the Court.

The Scheme will be subject to the subsequent sanction of the Court.

Dated: 13 March 2020

Memery Crystal LLP

165 Fleet Street

London EC4A 2DY

Solicitors for the Company

Notes:

1.	A BLUE Form of Proxy is enclosed with this notice. Instructions for use are shown on the form. Completing and returning a BLUE Form of Proxy will not prevent the shareholder from attending and voting at the meeting (or any adjournment of the meeting) in person, should he subsequently decide to do so.

2.	It is requested that a BLUE Form of Proxy, together with any power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power or authority, must be received at the offices of Link Asset Services, PXS, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU not less than 48 hours (excluding days that are not business days) before the time of the meeting (in other words, by 10.00 a.m. on 27 March 2020) or, as the case may be, the adjourned meeting. A reply-paid envelope has been provided for this purpose for use in the United Kingdom only. BLUE Forms of Proxy returned by fax or email will not be accepted. BLUE Form of Proxy not returned by that time may be handed to the chairman of the meeting before the poll is taken and will still be valid.

3.	Shareholders who hold their shares through CREST and who wish to appoint a proxy or proxies for the meeting or any adjournment(s) by using the CREST electronic proxy appointment service may do so by using the procedures described in the CREST Manual. CREST Personal Members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service providers, who will be able to take the appropriate action on their behalf. In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST message (“CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear specifications and must contain the information required for such instructions as described in the CREST Manual. The message, regardless of whether it constitutes the appointment of a proxy or to an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the issuer’s agent (ID RA10) by the latest time(s) for receipt of proxy appointments specified in the notice of meeting. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means. CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings. The CREST Manual can be reviewed at www.euroclear.com/CREST. The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in regulation 35(5)(a) of the Uncertificated Securities Regulations 2001.

80

4.	You may appoint more than one proxy provided that each proxy is appointed to exercise rights attaching to different shares.

5.	If you wish to appoint multiple proxies, you may: (a) photocopy a BLUE Form of Proxy, fill in each copy in respect of different shares and send the multiple forms together to Link Asset Services, PXS, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU or (b) alternatively contact Link, Link Asset Services, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU who will then issue you with multiple BLUE Forms of Proxy. In each case, please ensure that all of the multiple BLUE Forms of Proxy in respect of one registered holding are sent in the same envelope if possible.

6.	Subject to the following principles where more than one proxy is appointed, where a BLUE Form of Proxy does not state the number of shares to which it applies (“blank proxy”) then that proxy is deemed to have been appointed in relation to the total number of shares registered in your name (“your entire holding”). In the event of a conflict between a blank proxy and a proxy which does state the number of shares to which it applies (“specific proxy”), the specific proxy shall be counted first, regardless of the time it was sent or received (on the basis that as far as possible, the conflicting forms of proxy should be judged to be in respect of different shares) and remaining shares will be apportioned to the blank proxy (pro rata if there is more than one).

7.	Where there is more than one proxy appointed and the total number of shares in respect of which proxies are appointed is no greater than your entire holding, it is assumed that proxies are appointed in relation to different shares, rather than that conflicting appointments have been made in relation to the same shares.

8.	If two or more valid but different BLUE Forms of Proxy are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was the last received, none of them shall be treated as valid in respect of that share.

9.	If conflicting BLUE Forms of Proxy are sent or received at the same time in respect of (or deemed to be in respect of) your entire holding, none of them shall be treated as valid.

10.	Where the aggregate number of shares in respect of which proxies are appointed exceeds your entire holding and it is not possible to determine the order in which they were sent or received (or they were all sent or received at the same time), the number of votes attributed to each proxy will be reduced pro rata (on the basis that as far as possible, conflicting BLUE Forms of Proxy should be judged to be in respect of different shares).

11.	Where the application of note (10) above gives rise to fractions of shares, such fractions will be rounded down to the nearest whole number of shares.

12.	If you appoint a proxy or proxies and then decide to attend the meeting in person and vote using your poll card, then your vote in person will override the proxy vote(s). If your vote in person is in respect of your entire holding then all proxy votes will be disregarded. If, however, you vote at the meeting in respect of less than your entire holding, if you indicate on your polling card that all proxies are to be disregarded, that shall be the case, but if you do not specifically revoke proxies, then your vote in person will be treated in the same way as if it were the last received proxy and earlier proxies will only be disregarded to the extent that to count them would result in the number of votes being cast exceeding your entire holding.

13.	In relation to note (12) above, in the event that you do not specifically revoke proxies, it will not be possible for the Company to determine your intentions in this regard. However, in light of the aim to include votes wherever and to the fullest extent possible, it will be assumed that earlier proxies should continue to apply to the fullest extent possible.

14.	A shareholder which is a company (a corporation) and which wishes to be represented at the meeting by a person with authority to speak, vote on a show of hands and vote on a poll (i.e. a corporate representative) must appoint such a person by resolution of its directors. A corporate representative has the same powers on behalf of the corporation he/she represents as that corporation could exercise if it were an individual member of the Company.

15.	If you are in any doubt about completing the BLUE Form of Proxy, please contact Link Asset Services, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU.

16.	Any question relevant to the business of the meeting may be asked at the meeting by anyone permitted to speak at the meeting. You may alternatively submit your question in advance by way of a letter addressed to the chairman of the meeting.

17.	Voting on the resolution at the meeting will be conducted on a poll rather than a show of hands.

18.	To cast your vote online please go to www.signalshares.com. Please refer to your share certificate for your investor code.

81

Part 11

NOTICE OF GENERAL MEETING

GAN PLC

(the “Company”)

(Registered in England and Wales with company registration number 03883658)

NOTICE IS HEREBY GIVEN that a GENERAL MEETING of the Company will be held at the offices of Memery Crystal LLP at 165 Fleet Street, London EC4A 2DY at 10.15 a.m. on 31 March 2020 (or as soon thereafter as the Court Meeting (as defined in the document of which this notice forms part) convened for 10.00 a.m. on the same day and at the same place, by an order of the High Court of Justice in England & Wales (the “Court”), shall have concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as special resolution:

SPECIAL RESOLUTION

1.	THAT:

1.1	the scheme of arrangement dated 13 March 2020 (in its original form or with or subject to any modification, addition or condition approved or imposed by the Court) (the “Scheme”) proposed to be made between the Company and the Scheme Shareholders (as defined in the Scheme), a print of which has been produced to the meeting and for the purpose of identification signed by the chairman of this meeting, be approved and the directors of the Company be authorised to take all such actions as they may consider necessary or appropriate for carrying the Scheme into effect;

1.2	for the purpose of giving effect to the Scheme:

(a)	the directors of the Company be generally and unconditionally authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect; and

(b)	with effect from the passing of this resolution, the articles of association of the Company be amended by the adoption and inclusion of the following new article 221:

“SCHEME OF ARRANGEMENT

221.	Scheme of Arrangement

(A)	In this article, the “Scheme” means the scheme of arrangement dated 13 March 2020, between the Company and the holders of its Scheme Shares (as defined in the Scheme) under Part 26 of the Companies Act 2006 in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and (save as defined in this article) expressions defined in the Scheme shall have the same meanings in this Article 221.

(B)	Notwithstanding any other provision of these articles, if the Company issues any ordinary shares (other than to GAN Bermuda or its nominee(s)) after the adoption of this article and before the Scheme Record Time (as defined in the Scheme), such ordinary shares shall be issued subject to the terms of the Scheme and shall be Scheme Shares for the purposes thereof and the holders of such ordinary shares, and any subsequent holder of such ordinary shares (other than GAN Bermuda and/or its nominee or nominees) shall be bound by the Scheme accordingly.

(C)	Subject to the Scheme becoming Effective (as defined in the Scheme), if any ordinary shares in the Company are issued to any person (a “New Member”) (or transferred to any subsequent holder or any nominee of such New Member or any subsequent holder) (other than under the Scheme or to GAN Bermuda or its nominee(s)) after the Scheme Record Time (the “Transfer Shares”), they shall (on the Effective Date (as defined in the Scheme) or, if later, on issue) be immediately transferred to GAN Bermuda (or as it may direct) in consideration of the issue by GAN Bermuda to the New Member (or to any transferee if such shares have been so transferred to any subsequent holder or any nominee of such New Member or any subsequent holder) of such number of new ordinary shares in GAN Bermuda as the New Member would have been entitled to receive in aggregate if the Transfer Shares transferred hereunder had been Scheme Shares and the New Member had been the holder thereof at the Scheme Record Time.

82

(D)	To give effect to any transfer required by Article 221(C) above, the Company may appoint any person as agent and attorney for the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) to transfer the Transfer Shares to GAN Bermuda and/or its nominee(s) and do all such other things and execute and deliver all such documents as may in the opinion of the agent be necessary or desirable to vest the Transfer Shares in GAN Bermuda and/or its nominee(s) and pending such vesting, to exercise all such rights attaching to the Transfer Shares as GAN Bermuda may direct. If any agent is so appointed, the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) shall not thereafter (except to the extent that the agent fails to act in accordance with the directions of GAN Bermuda) be entitled to exercise any rights attaching to the Transfer Shares unless so agreed by GAN Bermuda. The agent shall be empowered to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) in favour of GAN Bermuda and/or its nominee(s) and the Company may give good receipt for the consideration for the Transfer Shares and may register GAN Bermuda and/or its nominee(s) as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Member (or any subsequent holder or any nominee of such New Member or any such subsequent holder) for the Transfer Shares. GAN Bermuda shall issue new ordinary shares in GAN Bermuda by such date as GAN Bermuda will agree with the Company and in any event within 10 business days of the issue of the Transfer Shares to the New Member.

(E)	If the Scheme shall not have become Effective by the date referred to in clause 8.2 of the Scheme, this Article 221 shall be of no effect.

(F)	Notwithstanding any other provision of these articles, neither the Company nor the Directors shall issue or allot any ordinary shares between the Scheme Record Time and the Effective Date, or register the transfer of any Scheme Shares effected between the Scheme Record Time and the Effective Date.

(G)	For the avoidance of doubt, the provisions of this Article 221 shall not apply to any other classes of shares allotted and issued by the Company (if any).”; and

1.3	conditional on the Scheme becoming Effective, in accordance with Rule 41 of the AIM Rules for Companies, the cancellation of the admission to trading on AIM (the market of that name operated by the London Stock Exchange plc) of the ordinary shares of £0.01 each in the capital of the Company be and is hereby approved and the directors of the Company be authorised to take all action reasonable or necessary to effect such cancellation.

Dated: 13 March 2020

Registered Office	BY ORDER OF THE BOARD
2nd Floor Axe And Bottle Court
Newcomen Street	Sherry Dino
London	Company Secretary
SE1 1YT

83

Notes

1.	Only those members registered on the Company’s register of members at:

1.1	close of business on 27 March 2020; or

1.2	if this General Meeting is adjourned, at close of business on the day two days (excluding days that are not business days) prior to the adjourned General Meeting, shall be entitled to attend and vote at the General Meeting.

2.	Information regarding the General Meeting is available on the Company’s website gan.com.

3.	If you wish to attend the General Meeting in person, you may be asked for your name and address to confirm your identity.

4.	If you are a member of the Company at the time set out in Note 1 above, you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak and vote at the General Meeting and you should have received a WHITE Form of Proxy. You can only appoint a proxy using the procedures set out in these Notes and the notes to the WHITE Form of Proxy.

5.	A proxy does not need to be a member of the Company but must attend the General Meeting to represent you. Details of how to appoint the Chairman of the General Meeting or another person as your proxy using the WHITE Form of Proxy are set out in the notes to the WHITE Form of Proxy. If you wish your proxy to speak on your behalf at the General Meeting you will need to appoint your own choice of proxy (not the Chairman) and give your instructions directly to them.

6.	You may appoint more than one proxy provided each proxy is appointed to exercise rights attached to different shares. You may not appoint more than one proxy to exercise rights attached to any one share. To appoint more than one proxy, one or more additional WHITE Forms of Proxy may be obtained by contacting the Company’s registrar, Link Asset Services, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU for one or more additional WHITE Forms of Proxy or you may photocopy your WHITE Form of Proxy. Please follow the instructions in the explanatory notes to the Form of Proxy in relation to the appointment of more than one proxy.

7.	If no voting indication is given, your proxy will vote or abstain from voting at his or her discretion. Your proxy will vote (or abstain from voting) as he or she thinks fit in relation to any other matter which is put before the General Meeting.

8.	The notes to the WHITE Form of Proxy explain how to direct your proxy to vote on the Resolution or withhold their vote.

To appoint a proxy using the WHITE Form of Proxy, the form must be:

(1)	completed and signed;

(2)	sent or delivered to Link Asset Services, PXS, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU; and

(3)	received by Link no later than 10.15 a.m. on 27 March 2020 (or, if the General Meeting is adjourned, no later than 48 hours (excluding days that are not business days) before the time of the adjourned General Meeting).

9.	In the case of a member which is a company, the WHITE Form of Proxy must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. Any power of attorney or any other authority under which the WHITE Form of Proxy is signed (or a duly certified copy of such power or authority) must accompany the WHITE Form of Proxy.

A pre-addressed envelope has been included for use in returning your proxy form. Please note that postage has not been paid for non-UK shareholders.

10.	CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so by using the procedures described in the CREST Manual, which can be viewed electronically at www.euroclear.com/CREST. CREST Personal Members or other CREST sponsored members, and those CREST members who have appointed a service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

11.	To appoint a proxy or to give or amend an instruction to a previously appointed proxy via the CREST system, the CREST message (“CREST Proxy Voting Instruction”) must be properly authenticated with CRESTCo’s specifications, and must contain the information required for such instruction, as described in the CREST Manual. This message, regardless of whether it constitutes the appointment of a proxy or is an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the issuer’s agent (CREST Participant ID RA10) by 10.15 a.m. on 27 March 2020. For this purpose the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the issuer’s agent is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means. For further information on CREST procedures, limitations and system timings please refer to the CREST Manual.

12.	CREST members and, where applicable, their CREST sponsor or voting service provider, should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Voting Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider, to procure that his or her CREST sponsor or voting service provider takes) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In connection with this, CREST members and, where applicable, their CREST sponsor or voting service provider are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

13.	The Company may treat as invalid a CREST Proxy Instruction in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations. In any case a proxy form must be received by the Company’s Registrars no later than 10.15 a.m. on 27 March 2020.

84

14.	In the case of joint holders, where more than one of the joint holders purports to appoint a proxy, only the appointment submitted by the most senior holder will be accepted. Seniority is determined by the order in which the names of the joint holders appear in the Company’s register of members in respect of the joint holding (the first-named being the most senior).

15.	To change your proxy instructions simply submit a new proxy appointment using the methods set out above. Note that the cut off time for receipt of proxy appointments (see above) also applies in relation to amended instructions; any amended proxy appointment received after the relevant cut-off time will be disregarded. Where you have appointed a proxy using the hard-copy WHITE Form of Proxy and would like to change the instructions using another hard-copy WHITE Form of Proxy, please contact Link Asset Services, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU. If you submit more than one valid proxy appointment, the appointment received last before the latest time for the receipt of proxies will take precedence.

16.	In order to revoke a proxy instruction you will need to inform the Company by sending a signed hard copy notice clearly stating your intention to revoke your proxy appointment to Link Asset Services, PXS, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU. In the case of a member which is a company, the revocation notice must be executed under its common seal or signed on its behalf by an officer of the company or an attorney for the company. Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power of authority) must be included with the revocation notice. The revocation notice must be received by Link no later than 10.15 a.m. on 27 March 2020 (or, if the General Meeting is adjourned, no later than 48 hours (excluding days that are not business days) before the time of the adjourned General Meeting). If you attempt to revoke your proxy appointment but the revocation is received after the time specified, then, subject to the paragraph directly below, your proxy appointment will remain valid.

Appointment of a proxy does not preclude you from attending the General Meeting and voting in person. If you have appointed a proxy and attend the General Meeting in person, your proxy appointment will automatically be terminated.

17.	A shareholder which is a company (a corporation) and which wishes to be represented at the meeting by a person with authority to speak, vote on a show of hands and vote on a poll (i.e. a corporate representative) must appoint such a person by resolution of its directors. A corporate representative has the same powers on behalf of the corporation he/she represents as that corporation could exercise if it were an individual member of the Company.

18.	As at close of business on 11 March 2020 (being the latest practicable date prior to the publication of this document), the Company’s issued ordinary share capital comprised 86,203,868 ordinary shares of £0.01 each. Each ordinary share carries the right to one vote at a general meeting of the Company and, therefore, the total number of voting rights in the Company as at close of business on 11 March 2020 is 86,203,868.

19.	If you are in any doubt about completing the WHITE Form of Proxy, please contact Link Asset Services, Corporate Actions, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU.

20.	To cast your vote online please go to www.signalshares.com. Please refer your share certificate for your investor code.

85